    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 15, 2004
                                                    REGISTRATION NO. 333-110159
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------

                                 AMENDMENT NO. 3
                                       TO

                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                ----------------

                                  ENTROPIN, INC.
           (Name of Small Business Issuer as Specified in its Charter)

          DELAWARE                                              68-0150827
(State or Other Jurisdiction of                              (I.R.S. Employer
Incorporation or Organization)                            Identification Number)

                                      2833
                          (Primary Standard Industrial
                          Classification Code Number)
                                ----------------
                               45926 OASIS STREET
                             INDIO, CALIFORNIA 92201
                                 (760) 775-8333
        (Address and Telephone Number of Principal Executive Offices and
                          Principal Place of Business)
                                ----------------
                           THOMAS G. TACHOVSKY, PH.D.
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 ENTROPIN, INC.
                               45926 OASIS STREET
                             INDIO, CALIFORNIA 92201
                                 (760) 775-8333
            (Name, Address and Telephone Number of Agent for Service)
                                ----------------
                                   COPIES TO:
                             CRAIG S. ANDREWS, ESQ.
                               RYAN A. MURR, ESQ.
                      HELLER EHRMAN WHITE & MCAULIFFE, LLP
                     4350 LA JOLLA VILLAGE DRIVE, 7TH FLOOR
                               SAN DIEGO, CA 92122
                                 (858) 450-8400

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
--------------------------------------------------------------------------------

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_______

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_______

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_______

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

        ---------------------------------------------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

PRELIMINARY PROSPECTUS          SUBJECT TO COMPLETION           JANUARY 15, 2004

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL NOR DOES IT SEEK AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THIS OFFERING IS BEING MADE ONLY TO INVESTORS IN COLORADO, CONNECTICUT, ILLINOIS, MARYLAND, NEVADA, NEW JERSEY, PENNSYLVANIA AND VIRGINIA AND ACCREDITED INVESTORS IN ARIZONA, CALIFORNIA, INDIANA, IOWA, MICHIGAN, MISSISSIPPI AND OKLAHOMA AND TEXAS. SEE "INVESTOR SUITABILITY REQUIREMENTS" BEGINNING ON PAGE 38.

                                 ENTROPIN, INC.

                                   $3,500,000
                                  COMMON STOCK

This is a "best efforts" offering to raise between $750,000 and $3,500,000 through the sale of up to 20,000,000 shares of Entropin, Inc. common stock. The offering is expected to continue until February 13, 2004, although the offering may be extended. Funds will be placed in escrow until the first purchase of at least $750,000 is completed through this offering. If we do not sell $750,000 in shares of our common stock by February 13, 2004, we will promptly refund all proceeds in the escrow account unless all prospective investors agree in writing to waive this financing condition. We will deliver stock certificates representing shares purchased as soon as practicable, but in no event later than 30 days after the initial close or any subsequent close of the offering. The minimum investment will be $1,000, although we may accept a smaller investment as described on Page 38. InvestLinc Securities, LLC, a registered broker-dealer, is serving as our placement agent for this offering. Broker fees and commissions, in addition to the expenses of this offering, will be deducted directly from the proceeds of the offering.

                                                         PER SHARE   TOTAL MINIMUM      TOTAL MAXIMUM
                                                         ---------   -------------      -------------
Offering price...................................     $               $ 750,000          $ 3,500,000
Placement agent discounts and commissions........     $               $  60,000          $   280,000
Proceeds to us before expenses...................     $               $ 690,000          $ 3,220,000

We may also sell up to $350,000 of common stock, or ten percent of the maximum offering, at the public offering price to cover over-allotments, if any. See "Plan of Distribution" beginning on page 39. We currently expect the public offering price of our common stock to be between $0.20 and $0.30 per share. Our common stock and warrants are traded on the Over-The-Counter Bulletin Board under the symbols "ETOP" and "ETOPW," respectively.


INVESTING IN OUR COMMON STOCK INVOLVES SIGNIFICANT RISKS AND IS HIGHLY SPECULATIVE. YOU SHOULD PURCHASE THESE SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 5 TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING THESE SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  STATE NOTICES

ARIZONA: THESE SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT OF ARIZONA, BUT THE FACT OF THE REGISTRATION IS NOT TO BE DEEMED A FINDING BY THE ARIZONA CORPORATION COMMISSION OR THE DIRECTOR OF THE SECURITIES DIVISION THAT THIS PROSPECTUS IS TRUE OR ACCURATE, NOR DOES THE REGISTRATION MEAN THAT THE COMMISSION OR THE DIRECTOR HAS PASSED ON THE MERITS OF OR OTHERWISE APPROVED THE SECURITIES DESCRIBED IN THIS PROSPECTUS.

MARYLAND:         A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN
                  FILED WITH THE DIVISION OF SECURITIES OF THE DEPARTMENT OF LAW
                  OF MARYLAND, BUT HAS NOT YET BECOME EFFECTIVE. INFORMATION
                  CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. THESE
                  SECURITIES MAY NOT BE SOLD, NOR MAY OFFERS TO BUY BE ACCEPTED
                  PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES
                  EFFECTIVE.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY.............................................................1
RISK FACTORS...................................................................5
USE OF PROCEEDS...............................................................10
MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS.......................11
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS...................................................12
BUSINESS......................................................................16
LEGAL PROCEEDINGS.............................................................27
FACILITIES....................................................................27
EMPLOYEES.....................................................................27
MANAGEMENT....................................................................27
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................34
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES................................35
DESCRIPTION OF SECURITIES.....................................................35
INVESTOR SUITABILITY REQUIREMENTS.............................................38
PLAN OF DISTRIBUTION..........................................................39
LEGAL MATTERS.................................................................41
EXPERTS.......................................................................41
WHERE YOU CAN FIND MORE INFORMATION...........................................41
INDEX TO FINANCIAL STATEMENTS................................................F-1

                               PROSPECTUS SUMMARY


YOU SHOULD READ THE FOLLOWING SUMMARY TOGETHER WITH THE MORE DETAILED INFORMATION REGARDING US, THE SALE OF OUR COMMON STOCK IN THIS OFFERING, OUR FINANCIAL STATEMENTS AND THE NOTES TO THOSE FINANCIAL STATEMENTS THAT APPEAR ELSEWHERE IN THIS PROSPECTUS. SEE "RISK FACTORS" BEGINNING ON PAGE 5 TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING THESE SECURITIES.


BUSINESS OVERVIEW

     We are a pharmaceutical research and development company focused on the development of proprietary compounds for pain therapy. Our primary activities since inception have been research and development, including preclinical studies, and tests focused on securing U.S. Food and Drug Administration, or FDA, approval for our proprietary compounds. We have previously completed preclinical animal studies, Phase I, Phase II and Phase II/III human clinical trials for our first pain-relief product candidate, known as Esterom(R) solution. Despite promising preclinical and early-stage clinical trial results with Esterom solution, our later-state clinical trials did not fully support our earlier results and we elected to abandon further commercial development of Esterom solution. However, in January 2002, one of our researchers at Harvard Medical School identified the active ingredient in Esterom solution, which we named ENT-102. Results of initial preclinical studies revealed that ENT-102 may effectively block nerve impulse conduction and, when injected into animals, may have long-lasting properties to reduce and manage pain.

     Based on these findings we decided to pursue development of ENT-102. In January 2003, we announced the discovery of a new chemical entity, ENT-103, a simplified derivative of ENT-102. Due to the perceived demonstrated pain reduction equivalency of ENT-103 and ENT-102 in preclinical studies, and the perceived advantages of pursuing regulatory approval with a simpler molecular structure, we decided to focus on the development of ENT-103 as a therapy for treatment of acute pain.

     We believe that ENT-103 has the potential to effectively treat a number of medical conditions using various delivery systems. At present, we are actively pursuing injectable and topical delivery systems for ENT-103. A third delivery system, inhalation therapy, is also being evaluated. Although we believe that ENT-103 and related compounds could have a significant impact on the pain market, the compound may not prove effective in the necessary clinical trials.

     We have not yet sought approval from the FDA to commence human clinical trials with ENT-103. The total cost of the clinical trials needed for approval of ENT-103 are expected to cost approximately $10 million and we anticipate an additional $35 million will be required to complete development and approval of ENT-103 (topical and injectable formulations), resulting in total additional expenditures of approximately $45 million. We currently do not have sufficient funds to initiate or complete these clinical trials. We are seeking to raise funds in this offering to initiate clinical trials and start the regulatory approval process. We have never had any revenue and we will not be able to pursue generating revenues from sales of ENT-103 unless it is approved by the FDA for marketing. FDA approval will take several years, if ENT-103 is approved at all, and we may never achieve profitable operations. If this offering is successful and we commence human clinical trials for ENT-103, we will need to raise additional money to complete the clinical trials necessary for commercialization of the compound. We may seek to raise this additional capital through the sale of additional securities or, if and when we have positive clinical trial results, through licensing or partnering arrangements.


     The market for prescription pain drugs is quite large, and although it is well developed with many successful products, there are often significant side effects associated with their use. We believe that a new product for the treatment of pain that does not have the associated side effects could capture a significant segment of this market. Based on preclinical studies, ENT-103 appears to be highly effective and without many of the side effects caused by existing pain medications. However, our clinical data are only preliminary and although ENT-103 appears to be a promising drug candidate, this market is characterized by intense competition and our competitors are generally large pharmaceutical companies with significantly greater resources and experience. If ENT-103 is approved for marketing, we intend to license the compound to a third party for commercialization rather than market the product directly through our own sales force. By licensing the product out for commercialization, we would not be required to undertake the expense and effort of marketing the product directly, but would be required to share some portion of the sales revenue with our marketing partners.

THE COMPANY

     We were incorporated in California in 1984 as Entropin, Inc., or old Entropin, and in 1998, completed a merger with and into Vanden Capital Group, Inc., after which Vanden changed its name to Entropin, Inc. For accounting purposes, the acquisition was treated as a recapitalization of old Entropin based upon historical cost, with old Entropin as the acquirer.

     In conjunction with the merger, Entropin, Inc. became a Colorado corporation. In June 2002, we changed our state of incorporation from Colorado to Delaware. Our principal executive offices are located at 45926 Oasis Street, Indio, California 92201. Our telephone number is (760) 775-8333. Our website is located at www.entropin.com. We do not consider information contained in our website to be part of this prospectus. Entropin and Esterom are registered trademarks of Entropin, Inc. This prospectus also refers to trademarks and trade names of other companies and organizations.

THE OFFERING


     With this offering, we are seeking to raise between $750,000 (the "Minimum Offering") and $3.5 million (the "Maximum Offering") through the sale and issuance of up to 20 million shares of common stock to accredited investors. Investments will be held by an escrow agent until we have at least $750,000 in total investments in this offering or until February 13, 2004, the offering termination date. If we have not reached the Minimum Offering by February 13, 2004, the escrow agent will promptly return all escrowed funds, without interest, and the offering will terminate unless all prospective investors agree in writing to waive this financing condition. If we have reached the Minimum Offering by February 13, 2004, but have not reached the Maximum Offering, we may extend the offering for up to 60 days. See "Plan of Distribution" on page 39. Set forth below is certain additional information regarding the terms of this offering.


     This information and all other disclosure regarding the offering in this prospectus assumes that the over-allotment option is not exercised, unless indicated to the contrary.

Common stock we are offering.............................  Up to 20,000,000 shares.

Common stock to be outstanding after this offering.......  Up to 31,545,341 shares, depending on offering subscription.(1)

Over-The-Counter Bulletin Board symbol...................  ETOP

Use of proceeds..........................................  The net proceeds of this offering will be used to support the further development of ENT-103 and for other general corporate purposes, including working capital. See "Use of Proceeds."
_____________

(1) We had 11,545,341 shares of common stock and 3,210,487 shares of Series A' Preferred Stock outstanding as of September 30, 2003, excluding:

     o Options to purchase up to 2,766,619 shares of common stock at a weighted-average exercise price of $2.44 per share;

     o Warrants to purchase up to 3,283,500 shares of common stock at a weighted-average exercise price of $8.63 per share; and

     o Warrants to be issued to the placement agent following completion of the offering for 7% of the total shares sold in the offering with an exercise price equal to the price per share in this offering. See "Plan of Distribution."

SELECTED FINANCIAL DATA

     The following selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements and notes thereto. The selected financial data as of December 31, 2001 and 2002, and for the years then ended are derived from audited financial statements included in this prospectus. The selected balance sheet data as of September 30, 2003, and for the nine months then ended and the cumulative amounts from inception through September 30, 2003 are derived from unaudited financial statements included in this prospectus.


                                                                                                Cumulative
                                                         Years ended            Nine months     amounts from
Statement of Operations Data:                            December 31,              ended     inception through
                                                -----------------------------   September 30,   September 30,
                                                    2001             2002           2003             2003
                                                -------------   -------------   -------------   -------------
Revenue                                         $         --    $         --    $         --    $         --
Costs and expenses:
Research and development                           2,315,076       3,048,063         548,066      15,241,644
General and administrative                         1,973,401       2,403,835       2,033,255      16,925,621
                                                -------------   -------------   -------------   -------------
Operating loss                                    (4,288,477)     (5,451,898)     (2,581,321)    (32,167,265)
Other income (expense), net                          497,462         190,102        (105,768)      1,117,549
                                                -------------   -------------   -------------   -------------
Net loss                                          (3,791,015)     (5,261,796)     (2,687,089)    (31,049,716)
Dividends applicable to Series B
     preferred stockholders                          (96,384)        (91,033)        (35,039)     (1,103,184)
                                                -------------   -------------   -------------   -------------

Net loss applicable to common stockholders      $ (3,887,399)   $ (5,352,829)   $ (2,722,128)   $(32,152,900)
                                                =============   =============   =============   =============

Basic and diluted net loss per common share     $      (0.40)   $      (0.54)   $      (0.26)   $      (5.16)
                                                =============   =============   =============   =============

Weighted average number of shares outstanding      9,739,000       9,874,000      10,410,000       6,227,000
                                                =============   =============   =============   =============


BALANCE SHEET DATA:                               December 31,
                                     -------------------------------------
                                            2001                  2002
                                            ----                  ----
Cash and short-term investments          $8,708,254            $3,896,853

Working capital                           8,598,595             3,840,357

Total assets                              9,122,767             4,328,784

Total liabilities                           142,986                62,450

Redeemable preferred stock                4,035,536             3,923,034

Stockholders' equity                      4,944,245               343,300

                                                  September 30, 2003
                                     -------------------------------------------
                                       Actual      Pro forma (1)   Pro forma (2)
                                       ------      -------------   -------------

Cash and cash equivalents            $1,547,051     $2,237,051      $4,767,051

Working capital                       1,493,220      2,183,220       4,713,220

Total assets                          1,999,341      2,689,341       5,219,341

Total liabilities                        53,831         53,831          53,831

Redeemable preferred stock            3,210,487      3,210,487       3,210,487


Net tangible assets                   1,500,771      2,190,771       4,720,771

Stockholders' equity                  1,945,510      2,635,510       5,165,510

(1) This pro forma balance sheet data reflects net proceeds of $690,000 from the minimum offering.

(2) This pro forma balance sheet data reflects net proceeds of $3,220,000 from the maximum offering.

CAPITALIZATION


     Set forth below is the selected unaudited pro forma capitalization of Entropin at September 30, 2003, after giving effect to (A) the hypothetical sale of $750,000 of shares of common stock, which represents the Minimum Offering, and (B) the hypothetical sale of $3,500,000 of shares of common stock, which represents the Maximum Offering (excluding the over-allotment), in each case the hypothetical proceeds shown are net of Placement Agent's 8% commission. Other expenses of this offering will be deducted from the proceeds.


         MINIMUM OFFERING                                      SEPTEMBER 30, 2003
                                                    -------------------------------------
                                                                  PRO FORMA    PRO FORMA,
                                                      ACTUAL     ADJUSTMENTS  AS ADJUSTED
                                                    -----------  -----------  -----------
Balance Sheet Data:

Cash, cash equivalents and short-term investments   $1,547,051   $  690,000   $2,237,051
Working capital                                      1,493,220      690,000    2,183,220
Total assets                                         1,999,341      690,000    2,689,341
Total stockholders' equity                           1,945,510      690,000    2,635,510

         MAXIMUM OFFERING                                      SEPTEMBER 30, 2003
                                                    -------------------------------------
                                                                  PRO FORMA    PRO FORMA,
                                                      ACTUAL     ADJUSTMENTS  AS ADJUSTED
                                                    -----------  -----------  -----------
Balance Sheet Data:

Cash, cash equivalents and short-term investments   $1,547,051   $3,220,000   $4,767,051
Working capital                                      1,493,220    3,220,000    4,713,220
Total assets                                         1,999,341    3,220,000    5,219,341
Total stockholders' equity                           1,945,510    3,220,000    5,165,510

                                  RISK FACTORS

     THE SHARES WE ARE OFFERING ARE HIGHLY SPECULATIVE IN NATURE AND INVOLVE A HIGH DEGREE OF RISK. THEY SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. THEREFORE, EACH PROSPECTIVE INVESTOR SHOULD, PRIOR TO PURCHASE, CONSIDER CAREFULLY THE FOLLOWING INFORMATION ABOUT THESE RISKS, TOGETHER WITH OTHER INFORMATION CONTAINED IN THIS PROSPECTUS AND OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION AND PROSPECTS WOULD LIKELY SUFFER.

RISKS RELATED TO OUR COMPANY

     OUR INDEPENDENT AUDITORS HAVE EXPRESSED SUBSTANTIAL DOUBT REGARDING OUR ABILITY TO CONTINUE AS A GOING CONCERN DUE TO OUR LIMITED FINANCIAL RESOURCES. EVEN IF THIS OFFERING IS SUCCESSFUL, WE WILL NEED TO RAISE ADDITIONAL FUNDS TO SUPPORT OUR OPERATIONS. IF WE ARE UNABLE TO RAISE THESE FUNDS, WE WILL BE UNABLE TO COMPLETE OUR PRODUCT DEVELOPMENT AND WILL NEED TO REDUCE OR CEASE OUR OPERATIONS.

     Our independent auditors' opinion on our 2002 financial statements, which are included in this prospectus, includes an explanatory paragraph indicating substantial doubt about our ability to continue as a going concern. We currently are able to pay our debts and meet our obligations as they become due, and we believe that our existing capital resources will be sufficient to satisfy our current and projected funding requirements for the next few months, which should carry us well into the first quarter of 2004. If the Minimum Offering of $750,000 is raised, we estimate that the net proceeds will be sufficient to permit us to operate into the third quarter of 2004 while we continue the preclinical research and toxicology studies for ENT-103. If the Maximum Offering of $3,500,000 is raised, we estimate that the net proceeds of this offering will be sufficient to permit us to operate into the second quarter of 2005, complete our preclinical studies, file an IND and complete our Phase I human trials for ENT-103. Although these estimates reflect our current expectations, it is possible that our actual expenditures could exceed these estimates, which would shorten the time during which we could fund our operations.

     Even if this offering is successful, we will need to raise additional funds to continue the development of ENT-103 (topical and injectable formulations) and complete the FDA approval process, which we expect will cost approximately $45 million beyond our total expenditures to date and will take at least an additional four to five years. This offering will raise only a portion of the needed $45 million, and our future funding requirements will depend on many factors, including:

     o    progress with preclinical and toxicology studies of ENT-103;

     o the costs of clinical tests and obtaining regulatory approval for ENT-103;

     o the costs and expenses associated with defending against the securities lawsuit recently filed against us and certain of our executive officers;

     o    the magnitude of our research and development programs;

     o the costs involved in obtaining and maintaining patent and other intellectual property rights; and

     o    the cost of commercial manufacturing.

     We intend to seek additional funding to support our future operations through public or private sales of our equity or debt securities. Any negative results or delay in our clinical and preclinical studies will adversely affect our ability to raise additional funds through the issuance of securities or consummation of corporate partnering relationships. Any additional equity or debt financings that we may complete will be dilutive to our stockholders. We also intend to seek additional funding through potential corporate partnerships, licensing arrangements and/or merger/acquisition transactions. Any such collaborative arrangements, if necessary to raise additional funds, may require us to relinquish rights to some of our technologies or products, and may be dilutive to our stockholders. We cannot guarantee that we will be able to secure additional funds on reasonable terms, or at all. If we are unable to obtain additional funds to support our operations, we will be unable to complete our product development, we may need to reduce or cease our operations, and you may lose your entire investment in our company.

     WE HAVE A HISTORY OF LOSSES AND WE MAY NEVER ACHIEVE OR MAINTAIN PROFITABILITY.


     To date we have experienced significant operating losses in funding the research, development and testing of our previous drug candidate, Esterom solution, and our subsequent and current drug candidates, ENT-102 and ENT-103. We expect to continue to incur substantial operating losses during our research, development and preclinical testing of ENT-103 and during the regulatory approval process for ENT-103, including filing a New Drug Application and conducting clinical trials. From our inception through September 30, 2003, we have incurred cumulative net operating losses of $32.1 million. We will not be able to pursue generating revenues from sales of ENT-103 unless it is approved by the FDA for marketing. FDA approval will take several years, if ENT-103 is approved at all, and we may never achieve profitable operations.

     IF WE FAIL TO OBTAIN REGULATORY APPROVAL TO COMMERCIALIZE ENT-103, OR IF APPROVAL IS DELAYED, IT WILL INCREASE THE COST OF DEVELOPMENT, AND WILL LIKELY PREVENT OR DELAY OUR ABILITY TO SELL ENT-103 AND GENERATE REVENUE.

     Our sole current drug candidate, ENT-103, has undergone only limited preclinical development and we do not anticipate beginning human clinical trials with ENT-103 until early 2005, although we can give no assurances as to the results of or the time to complete these preclinical studies. We have not yet filed an application to commence human clinical trials, known as an Investigational New Drug, or IND, application, nor have we requested or received regulatory approval from the FDA for marketing products containing ENT-103. Neither ENT-103 nor any other products that may result from our research and development programs are expected to be commercially available for several years, if at all. Any delay in the timing of the preclinical studies will adversely affect our ability to complete the necessary clinical trials, which could significantly harm our prospects given our limited remaining funds.

     The development of new pharmaceutical products is highly uncertain and subject to a number of risks. The FDA approval process generally takes years and consumes substantial capital resources with no assurance of ultimate success. We cannot apply for FDA approval to market ENT-103 until the product successfully completes all of the required clinical trials. Several factors may prevent our successful completion of the clinical trials, including negative or inconclusive preclinical results, failure or delays in the FDA approval process, insufficient capital resources, inability to properly design and complete clinical trials or insufficient proof that ENT-103 is safe and effective. In addition, interim results do not necessarily predict final results, as was the case with our Esterom clinical trials. Negative or inconclusive results generated during preclinical or toxicology studies, or any future clinical studies, will have an immediate negative impact on our operations and future prospects.

     There can be no assurance that development of ENT-103 will be completed successfully, that we will not encounter problems in preclinical studies or clinical trials that will cause the delay or suspension of such trials, that current or future testing will show ENT-103 to be effective or that ENT-103 will receive regulatory approval. Moreover, even if ENT-103 does receive regulatory approval, there can be no assurance that ENT-103 will be commercially successful, or have all of the patent and other regulatory protections necessary to prevent competitors from producing similar products. The failure of ENT-103 to receive timely regulatory approval and achieve commercial success will negatively impact our business and results of operations.

     In addition, as a controlled substance, ENT-103 will be subject to expensive and burdensome administrative requirements that will increase our costs.

     WE RELY ON THIRD PARTIES TO TEST, RESEARCH, DEVELOP AND MANUFACTURE ENT-103 AND THOSE THIRD PARTIES MAY NOT PERFORM SUCCESSFULLY, WHICH COULD HARM OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

     We depend on contractual arrangements with third parties for the provision of services and expertise in selected areas. Under these contractual arrangements, third parties are responsible for:

     o    conducting preclinical research and toxicology studies;

     o    conducting clinical trials and obtaining regulatory approvals;

     o    process and analytical methods development;

     o    clinical supply and commercial manufacturing;

     o    product packaging;

     o    research; and

     o    enhanced drug formulation(s).

     Our existing contractual relationships place substantial responsibility on these third parties, which could result in delays or termination if they fail to perform as predicted. Although we believe that we could replace these contractual relationships if necessary, we may not be able to do so on favorable terms, if at all. If these third parties fail to perform their contractual obligations, it could have a negative impact on our business and results of operations.

     WE ARE DEPENDENT ON CONTRACT MANUFACTURERS FOR THE PRODUCTION OF ENT-103 AND OUR FAILURE TO OBTAIN OR RETAIN THESE CONTRACT MANUFACTURERS WOULD NEGATIVELY IMPACT OUR BUSINESS AND RESULTS OF OPERATIONS.

     We have utilized, and intend to continue utilizing, third party manufacturers to produce the supplies of ENT-103 needed for our preclinical studies. We have no experience in manufacturing and do not have any manufacturing facilities. Consequently, we are solely dependent on Macfarlan Smith, our contract manufacturer, for all production of ENT-103 for development and commercialization purposes. Although there are several other contract manufacturers with whom we could contract for the supply of ENT-103, any disruption of our supply through Macfarlan Smith could result in delays and additional costs that could harm our operations.

     WE DEPEND ON KEY PERSONNEL WHO WOULD BE DIFFICULT TO REPLACE AND OUR BUSINESS WILL LIKELY BE HARMED IF WE LOSE THEIR SERVICES.

     We have only two full-time executive employees, Thomas Tachovsky and Patricia Kriss, our Chief Executive Officer and Chief Financial Officer, respectively. Although we have an employment agreement with Mr. Tachovsky, his employment relationship is at-will, which means that either party can terminate the employment relationship at any time and for any reason. We do not have an employment contract with Mr. Kriss and her employment relationship is also at-will. Although we maintain key person life insurance for both of our executive employees, the loss of either person would materially harm our operations. In addition, we rely on the members of the Scientific Committee of the Board of Directors (described below), our Scientific and Medical Advisory Board and a number of other specialty consultants to assist in formulating our research and development strategy. The loss of either of our key executives or primary consultants could impede the achievement of our objectives and our business would likely be harmed.

     WE ARE A DEFENDANT IN A LAWSUIT, WHICH IF DETERMINED ADVERSELY, COULD HARM OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

     In February 2003, a complaint was filed in the Superior Court of the State of California against us and certain of our executive officers seeking unspecified damages and alleging that the defendants violated federal and state securities laws. Although we believe the claims are without merit and have filed a motion for summary judgment, we can provide no assurances that we will succeed in defending or settling this action. In addition, we expect to incur up to $500,000 in legal and other fees, which represents the deductible under our insurance policy, to defend against this action. We have incurred legal fees and expenses in this action of approximately $385,000 through October 31, 2003. In addition to the costs related to this lawsuit, defending ourselves in this action may distract our management team by requiring significant time attending to this matter. As a result, it is possible that this lawsuit will harm our business or financial condition.

RISKS RELATED TO OUR INDUSTRY

     THE SCOPE AND VALIDITY OF PATENTS AND PROPRIETARY RIGHTS IS PARTICULARLY IMPORTANT IN OUR INDUSTRY AND THE LOSS OF ANY SUCH RIGHTS COULD HARM OUR BUSINESS AND PROSPECTS.

     Patents, trademarks and other intellectual property rights are important in our industry and important to our success. Others may challenge, seek to invalidate, infringe or circumvent any patents we own, and the rights we have under those patents may not provide competitive advantages to us. If we are unable to successfully prosecute our patent applications, defend our existing patents or if others develop similar products beyond the protection of our existing patents, our business could be impaired.

     In addition, the manufacture, use or sale of our products may infringe on the patent rights of others. Competitors and other third parties may initiate patent litigation against us in the United States or in foreign countries based on existing patents or patents that may be granted in the future. Many of our competitors have obtained patents covering competing products and processes and they may assert these patents against us. Patent litigation can be extremely expensive and time consuming.

     We may also need to initiate litigation, which could be time-consuming and expensive, to enforce our proprietary rights or to determine the scope and validity of others' rights. Any such litigation could result in substantial costs and diversion of resources, regardless of the outcome. In addition, a court may find our patents invalid or may find that we have infringed on a competitor's rights. If any claims or actions are asserted against us, we may be required to participate in expensive interference proceedings to determine who has the right to a patent for the technology.

     PHARMACEUTICAL COMPANIES MAY BE EXPOSED TO SIGNIFICANT PRODUCT LIABILITY CLAIMS THAT CAN BE VERY COSTLY. GIVEN OUR LIMITED FINANCIAL RESOURCES, ANY SUCH CLAIMS COULD HARM OUR BUSINESS.

     The clinical testing of products containing ENT-103 entails risk of product liability claims. Medical testing has historically been litigious and we face financial exposure to product liability claims in the event that use of our products results in personal injury. We also face the possibility that defects in the manufacture of ENT-103 based products might necessitate a product recall. There can be no assurance that we will not experience losses due to product liability claims or recalls in the future. We currently have no product liability insurance and very limited financial resources that could be used to satisfy any such claims, although we anticipate purchasing product liability insurance in reasonable and customary amounts prior to our sale of ENT-103 based products. Such insurance can be expensive, difficult to obtain and may not be available in the future at reasonable cost or in sufficient amounts to protect us against losses. An inability to maintain insurance or to otherwise protect against potential product liability could prevent or inhibit the commercialization of ENT-103 products. Moreover, a product liability claim in excess of our insurance coverage limits or product recall could significantly diminish our limited financial resources and harm our business and results of operations.

     THE PHARMACEUTICAL INDUSTRY IS HIGHLY COMPETITIVE AND MOST OF OUR COMPETITORS ARE LARGER AND HAVE MORE EXPERIENCE, AS WELL AS GREATER TECHNICAL AND FINANCIAL RESOURCES. AS A RESULT, WE FACE SIGNIFICANT COMPETITIVE HURDLES.

     The pharmaceutical industry is characterized by intense competition and is subject to rapid and significant technological change. There are currently many successful products marketed for the treatment of pain and our competitors have new products and product candidates in all stages of development that will complete with ENT-103 if it is commercialized. Our competitors include major pharmaceutical companies, biotechnology firms, universities and other research institutions, both in the United States and abroad. Most of our competitors have substantially greater financial, technical, manufacturing, marketing and human resource capabilities than us. In addition, many of our competitors have significantly greater experience in testing new or improved therapeutic products and obtaining regulatory approval of products. Accordingly, our competitors may obtain regulatory approval for their products more rapidly than we are able to. If we commence commercial sales of our products, we will also be competing with respect to manufacturing efficiencies and marketing capabilities, areas in which we have no prior experience.

     RAPID TECHNOLOGICAL CHANGE COULD MAKE OUR PRODUCTS OBSOLETE.

     Pharmaceutical technologies have undergone rapid and significant change. We expect that pharmaceutical technologies will continue to develop rapidly. Our future will depend in large part on our ability to maintain a competitive position with respect to these technologies. Even if ENT-103 is approved for marketing, rapid technological development in our industry may render it obsolete before we can recoup all or any portion of our development expenses. If this were to happen, we may be forced to write off development costs, abandon ENT-103 or other drug candidates and seek new drug candidates for regulatory approval and commercialization, all of which could materially adversely affect our business, financial condition and results of operations.

RISKS RELATED TO THE OFFERING

     THE EXISTING TRADING MARKET FOR OUR SECURITIES IS LIMITED, WHICH AFFECTS THE PRICE AND LIQUIDITY OF OUR SECURITIES.

     Our common stock was recently delisted from the Nasdaq SmallCap Market and now trades on the NASD OTC Bulletin Board. Securities trading on the OTC Bulletin Board typically suffer from lower liquidity, which may lead to depressed trading prices, greater price volatility and difficultly in buying or selling shares, particularly in large quantities. Currently, there is a limited trading market for our common stock and we cannot predict when, if ever, a fully developed public market for the common stock will occur. If a developed public trading market for the common stock does develop at a future time, there are no assurances that it will be sustained for any period of time. Any sales of shares by stockholders in substantial amounts in the public market could adversely affect the prevailing market price and could impair our future ability to raise capital through the sale of equity securities.

     In addition, the SEC has adopted regulations which generally define "penny stock" to be any listed, trading equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect the ability of purchasers in this offering to sell our securities in the secondary market.

     WE MAY SELL ADDITIONAL SHARES OF CAPITAL STOCK IN THE FUTURE, WHICH COULD DILUTE YOUR INVESTMENT.

     Our Certificate of Incorporation authorizes the issuance of up to 50,000,000 shares of common stock and up to 20,000,000 shares of preferred stock. Upon the sale of shares offered pursuant to this prospectus (assuming the Maximum Offering is completed), there will be 31,545,341 shares of common stock issued and outstanding and 3,210,487 shares of Series A' Preferred stock. We will seek to raise additional capital to meet our financial needs through the sale of equity or other securities. Our Board of Directors has the power to issue substantial additional shares of common stock and preferred stock without stockholder approval. Potential investors should be aware that any such stock issuance may result in reduction of the book value or market price, if any, of the outstanding shares of common stock. If we issue any additional shares of common stock or preferred stock, such issuance will reduce the proportionate ownership and voting power of each other stockholder. Further, any new issuance of shares may result in a change in control of our company.

     THE PRICE OF COMMON STOCK HAS FLUCTUATED GREATLY OVER THE PAST SEVERAL YEARS AND WE EXPECT THIS VOLATILITY TO CONTINUE.

     The market prices and trading volumes for the securities of development stage companies in general, and for our securities in particular, have historically been highly volatile and have experienced significant price and volume fluctuations. These fluctuations may or may not be related to our operating performance, and the announcement of developments regarding our products, regulatory approval status, competition, government regulation or other matters that are material to our business or prospects may cause significant swings in our stock prices.

     From January 1, 2002 through the date of this prospectus, our closing stock price has reached a high of $3.85 per share and a low of $0.20 per share. See, "Market for Common Stock and Related Stockholder Matters - Price Range for Common Stock." Because of this volatility, you may not be able to sell your shares at or above the offering price and may lose part or all of your investment.

                                USE OF PROCEEDS

     We estimate the proceeds from the sale of the shares we are offering to be $3,220,000 if the Maximum Offering of $3,500,000 in shares are sold in this offering, and $690,000 if the Minimum Offering of $750,000 in shares are sold in this offering, in each case after deducting expenses payable by us in connection with this offering and assuming that the over-allotment option is not exercised. These offering expenses include, but are not limited to, an 8% commission to be paid to our placement agent for all shares sold in this offering. See "Plan of Distribution."

     We believe our current cash and short-term investments will be sufficient to fund our operations well into the first quarter of 2004. If the Minimum Offering of $750,000 is raised, we estimate that the net proceeds will be sufficient to permit us to operate into the third quarter of 2004 while we continue the preclinical research and toxicology studies for ENT-103. If the Maximum Offering of $3,500,000 is raised, we estimate that the net proceeds of this offering will be sufficient to permit us to operate into the second quarter of 2005, complete our preclinical studies, file an IND and complete our Phase I human trials for ENT-103. We expect to use the net proceeds of this offering as follows:

                                                                       AMOUNT OF PROCEEDS
                                                                       ------------------
                                                          MINIMUM OFFERING             MAXIMUM OFFERING
                                                     -------------------------   ---------------------------
     USE(S)                                             AMOUNT       PERCENT        AMOUNT         PERCENT
     ---------------------------------------------   ------------  -----------   -------------   -----------
     Preclinical development of ENT-103 ..........   $*  450,000           65%   $* 1,445,000            45%
     Preparation and filing of IND for ENT-103 ...            --           --         125,000             4%
     Phase I Clinical Trial for ENT-103 ..........            --           --         250,000             8%
     General office and administrative
     expenses (includes salaries, insurance,
     rent, travel and professional fees) .........   *   240,000           35%    * 1,400,000            43%
                                                     ------------  -----------   -------------   -----------
                                                     $   690,000          100%   $  3,220,000           100%
                                                     ============  ===========   =============   ===========

     _____________

     * Additional expenditure after using currently available cash and cash equivalents.

     Pending utilization of the net proceeds of this offering as set forth above, we intend to make deposits in interest bearing accounts, purchase certificates of deposit, United States government obligations or other short term, investment-grade, interest-bearing investments.

     THESE ESTIMATES ARE SUBJECT TO MATERIAL CHANGE IF, IN THE OPINION OF MANAGEMENT, OUR ACTUAL OPERATIONS JUSTIFY DIFFERENT EXPENDITURES OR A DIFFERENT ALLOCATION OF PRIORITIES. See, "Risk Factors - Our independent auditors have expressed substantial doubt about our ability to continue as a going concern."

             MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

PRICE RANGE OF COMMON STOCK

     From February 25, 1998 until March 13, 2000, our common stock traded on the OTC Bulletin Board under the trading symbol "ETOP." From March 14, 2000 to June 25, 2003, our common stock was traded on the Nasdaq SmallCap Market under the trading symbol "ETOP." Since June 26, 2003, our common stock has been traded on the OTC Bulletin Board under the trading symbol "ETOP." Although quotations for shares of our common stock may be obtained through the OTC Bulletin Board, because secondary market activity for shares of our common stock has been limited and sporadic, such quotations may not accurately reflect the price or prices at which purchasers or sellers would currently be willing to purchase or sell such shares. The quotations on the OTC Bulletin Board reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not necessarily represent actual transactions. The following table sets forth the high and low closing prices per share for our common stock for the quarters indicated.

     Year ended December 31, 2001                          High          Low
     ----------------------------                          ----          ---
     First Quarter....................................    $ 3.59       $ 1.63
     Second Quarter...................................    $ 2.60       $ 1.56
     Third Quarter....................................    $ 2.13       $ 1.63
     Fourth Quarter...................................    $ 2.30       $ 1.87

     Year ended December 31, 2002                          High          Low
     ----------------------------                          ----          ---
     First Quarter....................................    $ 3.80       $ 2.05
     Second Quarter...................................    $ 3.85       $ 2.36
     Third Quarter....................................    $ 3.73       $ 0.38
     Fourth Quarter...................................    $ 0.44       $ 0.27

     Year ending December 31, 2003                         High          Low
     -----------------------------                         ----          ---
     First Quarter....................................    $ 0.92       $ 0.25
     Second Quarter...................................    $ 1.10       $ 0.33
     Third Quarter....................................    $ 0.80       $ 0.45
     Fourth Quarter...................................    $ 0.45       $ 0.20

     On January 7, 2004, the closing price of our common stock on the OTC Bulletin Board was $0.27 per share.

STOCKHOLDERS

     As of October 30, 2003, approximately 360 holders of record owned approximately 5,270,770 shares of our common stock with the remaining shares held in street name through registered brokers. As of October 30, 2003, approximately 24 holders of record owned warrants to purchase a total of 983,500 shares of our common stock, with the remaining warrants held in street name through registered brokers.

DIVIDENDS

     We have never declared or paid dividends on our common stock and do not intend to pay dividends on our common stock in the foreseeable future. Instead, we intend to retain any earnings to finance the expansion of our business and for general corporate purposes. Any payment of dividends on the common stock is subject to the prior dividend rights of the outstanding Series A' Preferred stock.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

FORWARD-LOOKING INFORMATION

     The following Management's Discussion and Analysis of Financial Condition and Results of Operations and other portions of this prospectus contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the Safe Harbor provisions created by that statute. In some cases, you can identify the forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other comparable terminology. Our business and results of operations are subject to various risks and uncertainties as disclosed under the caption "Risk Factors," starting on Page 4 of this prospectus, and in the risk factors contained in our periodic reports filed with the Securities and Exchange Commission. These risks and uncertainties include our need and ability to raise significant additional capital; our history of significant operating losses; the ability to successfully complete formulation, development and preclinical studies for our sole drug candidate, ENT-103; the time, cost and uncertainty of obtaining regulatory approvals; and the ability to successfully commercialize products. The actual results that we achieve may differ materially from any forward-looking statements due to these risks and uncertainties and we undertake no obligation to update any such forward-looking statements.

OVERVIEW

     THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ IN CONJUNCTION WITH THE AUDITED AND UNAUDITED FINANCIAL STATEMENTS AND NOTES THERETO INCLUDED IN THIS PROSPECTUS.

     We were incorporated in California in 1984 as Entropin, Inc., or old Entropin, and in 1998 completed a merger with and into Vanden Capital Group, Inc. pursuant to which all of the issued and outstanding common shares of old Entropin were converted into a majority of Vanden's common stock. Vanden subsequently changed its name to Entropin, Inc. For accounting purposes, the acquisition was treated as a recapitalization of old Entropin based upon historical cost, with old Entropin as the acquirer. In conjunction with the merger, Entropin, Inc. became a Colorado corporation. In June 2002, we changed our state of incorporation from Colorado to Delaware.

     From our inception in August 1984, we have devoted our resources primarily to funding our research and development efforts and conducting clinical trials on our products. We have been unprofitable since inception and have had no revenue from the sale of products, and do not expect revenue for the foreseeable future until we have received FDA approval for one of the proprietary compounds we are attempting to develop. We expect to continue to incur losses for the foreseeable future through the completion of our preclinical and clinical trials and the FDA approval process. As of September 30, 2003, our accumulated deficit was approximately $32.1 million.

RESEARCH AND DEVELOPMENT

     Prior to our current focus on ENT-103, we completed four preclinical animal studies, Phase I, Phase II and Phase II/III human clinical trials for our first product, known as Esterom solution. In January 2002, we reported that our researchers at Harvard Medical School had identified the active ingredient in Esterom solution, which we named ENT-102. Results of our initial preclinical studies revealed that ENT-102 effectively blocks nerve impulse conduction and when injected into animals may have long-lasting properties to reduce and manage pain.

     Based on these findings and the results of our Phase II/III clinical study with Esterom solution, we decided to forego further development of Esterom solution and pursue development of ENT-102. In January 2003, we announced the discovery of a new chemical entity, ENT-103, a simplified derivative of ENT-102. ENT-103 is a single chemical compound that exists as a single molecular species. In contrast, ENT-102 is a single chemical compound comprised of a mixture of four chemical species. Due to the demonstrated pain reduction equivalency of ENT-103 and ENT-102 in preclinical studies, and the advantages of pursuing regulatory approval with a single molecule versus a mixture of four molecules, we decided to focus on the development of ENT-103 as a therapy for treatment of acute pain.

     As of September 30, 2003, we have spent a total of approximately $32.1 million developing ENT-103 and its predecessor products, ENT-102 and Esterom solution.

     The following table provides certain information regarding our research and development expenditures for ENT-103 and its predecessor compounds (ENT-102 and Esterom solution) during fiscal years 2001 and 2002 and the nine months ended September 30, 2002 and 2003.

                                                Fiscal years                         Nine months ended
                                           2001            2002          September 30, 2002     September 30, 2003
                                           ----            ----          ------------------     ------------------
    Research and Development
    Expenditures...................    $  2,315,076   $  3,048,063          $ 2,650,072             $ 548,066

     Assuming that our clinical trials are successful, we estimate that it will take between four and five years to complete the clinical development of ENT-103 so that it can be commercialized. Any significant delays in our clinical trials or commercialization will affect our ability to generate revenue and may harm our ability to continue to raise capital needed to complete the commercialization of ENT-103. The earliest time at which we expect to generate revenue from ENT-103 under a licensing or similar arrangement is following announcement of Phase I clinical trial results, which may be in early 2005, assuming the clinical trial results are positive and that we are able to find a licensing partner at that time.

     We estimate that an additional $45 million will be required to complete development and FDA approval of ENT-103. These expenditures primarily represent research, clinical trials and general and administrative costs. To date, we have spent approximately $32.1 million to develop ENT-103 and its predecessor compounds.

PLAN OF OPERATION


     Based on our current operating budget, we believe that our existing capital resources will be sufficient to satisfy our current and projected funding requirements for the next few months, which should carry us well into the first quarter of 2004. If the Minimum Offering of $750,000 is raised, we estimate that the net proceeds will be sufficient to permit us to operate into the third quarter of 2004 while we continue the preclinical research and toxicology studies for ENT-103. If the Maximum Offering of $3,500,000 is raised, we estimate that the net proceeds of this offering will be sufficient to permit us to operate into the second quarter of 2005, complete our preclinical studies, file an IND and complete our Phase I human trials for ENT-103. Although these estimates reflect our current expectations, it is possible that our actual expenditures could exceed these estimates, which would shorten the time during which we could fund our operations.


     We recognize our need to obtain additional funds to support our operations. With this in mind, we have retained the investment banking firm, InvestLinc Capital Services LLC. We believe that InvestLinc will be able to assist us in identifying potential strategic relationships and sources of additional capital to finance our growth and further development of our proprietary compound, ENT-103. We also believe that InvestLinc will help us identify potential investors and/or strategic partners, including merger and acquisition candidates. We cannot guarantee that we will be able to accomplish our financing goals, establish suitable strategic relationships or identify suitable merger or acquisition candidates. Moreover, our actual expenses, obligations and liabilities may exceed those estimated in our budget, which would significantly shorten the time in which we could maintain our operations without obtaining additional funds.

RESULTS OF OPERATIONS

         YEAR ENDED DECEMBER 31, 2002, COMPARED TO YEAR ENDED DECEMBER 31, 2001.

     The net loss for the year 2002 was approximately $5.4 million, or $0.54 per basic and diluted share on approximately 9.9 million weighted average shares outstanding. In comparison, the net loss for the year 2001 was approximately $3.9 million, or $0.40 per share on approximately 9.7 million weighted average shares outstanding. The net loss incurred during 2002 exceeds the net loss incurred during 2001, primarily because of the costs associated with conducting and closing our clinical trial for Esterom(R) solution during 2002.

     Total research and development expenses were approximately $3.0 million for 2002, as compared to approximately $2.3 million for 2001. These expenses include non-cash compensation expense associated with stock issued and stock options granted in exchange for services of approximately $3,000 in 2002 and approximately $18,000 in 2001.

     Total general and administrative expenses were approximately $2.4 million for 2002, as compared to approximately $2.0 million for 2001. These expenses include non-cash compensation expense associated with stock issued and stock options granted in exchange for services of approximately $545,000 in 2002 and approximately $580,000 in 2001.

     The decrease in non-cash compensation from 2001 to 2002 reflects the declining value of stock options granted in exchange for services as the underlying stock price declined and the options vested and were fully expensed.

     Our interest income was approximately $190,000 in 2002, as compared to approximately $497,000 in 2001. This decrease reflects lower balances and declining interest rates for cash, cash equivalents and short-term investments during 2002.

         NINE MONTHS ENDED SEPTEMBER 30, 2003, COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 2002.

     The net loss applicable to common stockholders for the first nine months of 2003 was approximately $2,722,000, or $0.26 per basic and diluted share on approximately 10.4 million weighted average shares outstanding. In comparison, the net loss applicable to common stockholders for the first nine months of 2002 was approximately $4,418,000, or $0.45 per basic and diluted share on approximately 9.9 million weighted average shares outstanding. The net loss incurred during the first nine months of 2002 exceeded the net loss incurred during the first nine months of 2003, primarily because of the costs associated with conducting our clinical trial for Esterom solution during 2002.

     Total research and development expenses were approximately $548,000 for the first nine months of 2003, as compared to approximately $2,650,000 for the first nine months of 2002. Research and development expenses during the first nine months of 2002 exceeded expenses during the first nine months of 2003, primarily because of clinical trial expenses incurred during 2002.

     Total general and administrative expenses were approximately $2,033,000 for the first nine months of 2003, as compared to approximately $1,881,000 for the first nine months of 2002. These expenses include non-cash compensation expense associated with stock issued and stock options granted in exchange for services of approximately $240,000 for the first nine months of 2003 and approximately $406,000 for the first nine months of 2002. General and administrative expenses during the first nine months of 2003 exceeded expense during the first nine months of 2002, primarily due to increases in legal expense and directors and officers liability insurance premiums.

     Other income and expense includes interest income of approximately $20,500 during the first nine months of 2003, as compared to approximately $175,600 during the first nine months of 2002. This decrease reflects lower balances and declining interest rates for cash, cash equivalents and short-term investments during 2003. Other income and expense for the first nine months of 2003 also includes a non-cash charge of approximately $126,300 reflecting a redemption conversion incentive provided in connection with the exchange of our Series B preferred stock for common stock.

LIQUIDITY AND CAPITAL RESOURCES

     We have financed our operations since inception primarily through the net proceeds generated from the sale of our common and preferred stock, and through loans and advances from stockholders that were subsequently converted into equity securities. From inception through September 30, 2003, we have received net cash proceeds from financing activities aggregating approximately $20.3 million. As of September 30, 2003, our working capital was approximately $1.5 million.

     Our liquidity and capital needs relate primarily to working capital, research and development of ENT-103, and other general corporate requirements. We have not received any cash from operations since inception. Based on our current plans, we believe that our available resources will provide sufficient capital resources to fund our operations through the first quarter of 2004. Expectations about our liquidity may prove inaccurate if development progress for our proprietary compounds is delayed, or if our expenses are greater than currently anticipated. We will not generate revenue from sales of any products in the foreseeable future.

     On August 11, 2003, the holders of all outstanding shares of Series B preferred stock exchanged each share of Series B preferred stock for 9.4967 shares of common stock pursuant to a recapitalization agreement with the Company. As a result, there are no shares of Series B preferred stock outstanding subsequent to August 11, 2003.

     Net cash used in operating activities was approximately $4.7 million and $2.3 million during fiscal 2002 and the first nine months of 2003, respectively, compared with approximately $3.1 million and $3.9 million during fiscal 2001 and the first nine months of 2002, respectively. The cash used in operations was primarily related to funding clinical trials, expanding research and development activities and maintaining our administrative infrastructure. As of September 30, 2003, our principal source of liquidity was approximately $1.5 million in cash and cash equivalents.

     We believe that our operating expenses will remain relatively low until we complete our preclinical research and will increase as we proceed with clinical trials, the new drug application, or NDA, process and other activities related to the FDA approval process. The estimated period for which we expect available sources of cash to be sufficient to meet our funding needs is a forward-looking statement that involves risks and uncertainties. We will need to raise additional capital to fund future clinical trials and continue other research and development activities. Our future liquidity and capital funding requirements will depend on numerous factors, including the success or failure of our preclinical research and studies on ENT-103, the timing of future clinical trials and other activities related to the FDA approval process, the cost and timing of sales, marketing and manufacturing activities, the extent to which our products, if any, gain market acceptance, and the impact of competitors' products. There can be no assurance that such additional capital will be available on terms acceptable to us, if at all. If adequate funds are not available, we may be forced to significantly curtail our operations or to obtain funds through entering into collaborative agreements or other arrangements that may be on unfavorable terms. Our failure to raise sufficient additional funds on favorable terms, or at all, would harm our business, results of operations and financial position.

     As of June 26, 2003, our common stock and warrants were delisted from the Nasdaq SmallCap Market for failure to comply with the $1.00 minimum bid price requirement. Our common stock and warrants now trade on the OTC Bulletin Board under the symbols "ETOP" and "ETOPW," respectively. Trading on the OTC Bulletin Board could result in a less liquid market available for existing and potential investors to trade shares of our common stock and warrants and could ultimately further depress the trading price of our common stock and warrants. In addition, we may have more difficulty in raising necessary additional funds as a result of not trading on the Nasdaq SmallCap Market.

     To meet future capital needs, we may pursue one or more of the following financing options:

          o    stock offerings, such as this offering,

          o licensing agreements with established pharmaceutical companies, and

          o investment from, and partnership(s) with, established pharmaceutical companies.

     We are currently open to licensing discussions with established pharmaceutical companies that have drugs or research and development efforts in areas complementary to those in which we have a focus. We believe that ENT-103 can be a complementary co-therapeutic agent for drugs targeting the pain market. Our management is also pursuing direct investments by strategic partners. The desired strategic partner would be expected to participate in the development process from a scientific advisory board standpoint and in any other manner that is deemed mutually beneficial. To date, we have not entered into any such arrangements and none are currently pending. Additionally, there can be no assurance that we will be able to successfully negotiate and complete any of these arrangements or that we will be able to do so on terms we deem acceptable.

CRITICAL ACCOUNTING POLICIES

     We routinely grant stock options to compensate officers, directors and employees for their services. This practice allows us to conserve our cash resources for our drug development program. We have adopted the fair value accounting provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation". Under these provisions, stock based compensation is measured based on the fair value of the options granted using the Black-Scholes option-pricing model. Amounts recorded for options granted to non-employees are determined in accordance with Statement of Financial Accounting Standards No. 123 and EITF 96-18 based on the fair value of the consideration or the fair value of the equity instruments issued, whichever is more reliably measured. Deferred charges related to options granted to non-employees are periodically remeasured as the underlying options vest and are included as unearned stock compensation in the stockholders' equity section of the balance sheet.

RECENT ACCOUNTING PRONOUNCEMENTS

     In November 2002, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" ("FIN 45"). FIN 45 requires that a liability be recorded in the guarantor's balance sheet upon issuance of a guarantee. In addition, FIN 45 requires certain disclosures about each of the entity's guarantees. The disclosure provisions of FIN 45 are effective for annual and interim periods that end after December 15, 2002. The recognition provisions of FIN 45 are applicable prospectively to guarantees entered after December 31, 2002. The adoption of FIN 45 effective January 1, 2003 did not have a material effect on our results of operations or financial position.

     In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation, Transition and Disclosure." SFAS No. 148 provides alternative methods of transition for those entities that elect to voluntarily adopt the fair value accounting provisions of SFAS 123, "Accounting for Stock-Based Compensation." SFAS No. 148 also requires more prominent disclosures of the pro forma effect of using the fair value method of accounting for stock-based employee compensation as well as pro forma disclosure of the effect in interim financial statements. The transition and annual disclosure provisions of SFAS No. 148 are effective for fiscal years ending after December 15, 2002. The interim disclosure requirements are effective for the first interim period ending after December 15, 2002. Entropin has previously adopted the fair value accounting provisions of SFAS No. 123 and therefore the adoption of SFAS No. 148 did not have a material effect on the Company's results of operations or financial position.

     In May 2003, the FASB issued Statement of Financial Accounting Standards No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity" ("SFAS No. 150"). This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective for the first interim period beginning after June 15, 2003, with certain exceptions. The adoption of SFAS No. 150 effective July 1, 2003 did not have a material effect on our results of operations or financial position.

                                    BUSINESS

BUSINESS OVERVIEW

     Entropin is a pharmaceutical research and development company focused on the development of proprietary compounds for pain therapy. Our primary activities since inception have been research and development, including preclinical studies, and tests focused on securing U.S. Food and Drug Administration (FDA) approval for our proprietary compounds. We believe that our current compound, ENT-103, has the potential to effectively treat a number of medical conditions using various delivery systems. At present, we are actively pursuing two delivery systems, injectable and topical, for ENT-103. A third delivery system, inhalation therapy, is being evaluated.

     The discovery of ENT-103 began in Northern California in August of 1984. Lowell M. Somers, M.D., a general practitioner, had identical twin brothers as patients. The genetically identical twins were 35 years old and appeared to be in good physical health until one developed severe rheumatoid arthritis. Dr. Somers began to research how one twin could be symptom-free and the other incapacitated and struggling to survive as a result of the disease. Dr. Somer's investigation led to the discovery that the symptom-free twin was addicted to cocaine (chemically known as benzoylmethylecgonine or BME). Based on this knowledge, Dr. Somers began to look beyond the abusive characteristics of cocaine to research the drug's potential medicinal characteristics. He began to explore the potential of

     BME in his laboratory and developed a rudimentary mixture of a drug later called Esterom. Dr. Somers administered the mixture to the dying twin over a two-week period with remarkable results. Signs of active arthritis began to disappear and the previously bed-ridden twin became more mobile. Subsequent testing revealed that the previously debilitating rheumatoid arthritis was in remission. Following this discovery, three more rheumatoid arthritis patients were treated with the Esterom solution for two weeks each to validate the initial results. The disease went into remission in all three patients.

     Cocaine (BME) has been used for over a century as a potent pain reliever. Its use, however, was limited because of the potential for addiction following repeated use of the drug. Although the Esterom solution is derived from cocaine, we believe the results of Entropin's clinical studies indicate that the Esterom solution does not demonstrate any of the adverse clinical effects of cocaine, such as euphoria, rapid heart beat, or elevated blood pressure and is non-addictive. We believe that our proprietary development process allows us to isolate the positive medical benefits of cocaine and avoid the negative side effects, potentially representing a major breakthrough in the treatment of pain.

     In the late 1980s Entropin filed an Investigational New Drug, or IND, application with the FDA seeking approval of Esterom solution as a topical application. Based on our successful completion of four preclinical animal studies with no material adverse events, the FDA approved the application. In 1991, Entropin began a Phase I clinical study of Esterom as a topically applied solution to determine the drug's safety profile. We believe the results of the study returned the following positive findings:

          o    No significant changes in diastolic or systolic blood pressure;

          o No significant differences in blood pressure between active and placebo;

          o No significant differences in pulse rate between active and placebo;

          o    No cardiovascular effects;

          o    No irritation attributed to Esterom;

          o    No central nervous system effects (including euphoria); and

          o    No change in blood chemistry.

     A small number of patients reported mild pruritus (itching) and redness (skin irritation) after the fifth day of application in both the drug and placebo groups. A post study patch test performed on all subjects revealed no evidence of allergic sensitization and suggested that this side effect was likely related to the irritant effect of propylene glycol which was in both Esterom and the placebo.

     Phase I results were submitted to the FDA and Entropin was allowed to proceed with a Phase II clinical study to continue testing for any toxic effects and to begin determining the efficacy of Esterom. Improvement in range of motion was measured in two separate patient groups (acute back sprain and painful shoulders) to determine the drug's efficacy. Entropin reported in January 1996 that the Phase II clinical trials showed statistically significant improvement in range of motion was achieved in both groups within ten minutes of application which was sustained for the length of the study (seven days). No significant toxicity was observed.

     Following the submission of the Phase II results, the FDA permitted Entropin to proceed with a Phase III clinical study with primary endpoints measuring shoulder range of motion and, at the FDA's request, quality of life improvement, as measured by a subjective questionnaire. The results of this Phase III study, released in October of 2000, indicated that Esterom showed some degree of efficacy, although not at the statistically significant levels required by the FDA, which meant that we would need to conduct one or more additional clinical studies to be able to obtain the needed regulatory approval. No significant adverse events (side effects) were observed.

     Based on the positive dose trending and lack of toxicity observed in our Phase III trials, we designed, and received FDA approval for, a Phase II/III clinical study using a different subjective questionnaire to measure quality of life improvement, as required by the FDA. Results of this trial were released in September of 2002 and were similar to our earlier Phase III trial; Esterom demonstrated safety and efficacy, but did not demonstrate the levels of efficacy required by the FDA for approval, thereby requiring additional clinical trial data if the Company wished to continue the development of the solution.

DISCOVERY OF ENT-102 AND ENT-103

     In an effort to understand Esterom's mechanism of action, or MOA, and to identify and quantify each component of our Esterom solution, Entropin contracted for the synthesis of each of the chemical entities in the Esterom solution and began MOA studies with researchers from Brigham & Women's Hospital at Harvard Medical School and the University of Arizona Medical Center.

     From these studies, we discovered that Esterom works by effectively blocking nerve impulse conduction, resulting in anesthetic and potentially long-lasting analgesic properties. Having both anesthetic and analgesic properties makes Esterom extremely unique. Testing the individual components that comprise the Esterom solution, we discovered the hydroxypropyl esters of benzoylecgonine, which we named ENT-102, are very potent and comprise the active molecules in the mixture. In preclinical animal models, these molecules were shown to be 30- to 50-times more potent as analgesics than their non-ester parent compounds, and 5-times more potent than lidocaine, a commonly used anesthetic for local analgesia (pain suppression). Subsequently, we discovered a method of synthetically preparing ENT-102 and have U.S. and foreign patents pending for this method.

     Based on the discovery of ENT-102 and the preclinical research findings at Harvard and the University of Arizona using ENT-102, coupled with the results of our Phase II/III clinical study with Esterom solution, we decided to halt further development of Esterom and pursue development of ENT-102. In January 2003, these development efforts yielded a new chemical entity, ENT-103, the simplified next generation of ENT-102.

     ENT-103 is a single chemical compound that exists as a single molecular species. In contrast, ENT-102 is a single chemical compound comprised of a mixture of four chemical species. Based on the demonstrated pain reduction equivalency of ENT-103 and ENT-102 in preclinical studies, and the advantages of pursuing regulatory approval with a single molecule versus a mixture of four molecules, we elected to focus on the development of ENT-103 as a therapy for treatment of acute pain. Because ENT-103 is significantly different on a molecular level from Esterom solution, which has eighteen molecules compared to ENT-103's single molecule, we cannot use any of the Esterom clinical trial data for ENT-103.

     In February 2003, our executive management team and Board of Directors met with our key scientific advisors to review the progress of the preclinical studies. Following that meeting, we assembled a committee of independent pain experts to critique the work performed by our collaborators. The committee performed an in-depth review of the research and the preclinical studies and concluded, among other things, that ENT-103 appeared to demonstrate performance as an active pain reliever in preclinical models for post-incisional pain and neuropathic pain. Based on these conclusions, we were encouraged to continue our preclinical research with ENT-103. Accordingly, we are now actively investigating two delivery systems, injectable and topical, for administering ENT-103. A third delivery system, inhalation therapy, is under consideration. We believe that ENT-103 may be effective for treating a number of medical conditions using various delivery systems.

     In October 2003, we expanded the preclinical evaluation of ENT-103 by initiating studies at the University of Miami. These studies were undertaken as a follow-up to our previous studies performed at Harvard Medical School and the University of Arizona. The University of Miami investigators evaluated the effects of ENT-103 administered topically as well as by injection in treating inflammatory neurogenic pain. In January 2004, the Company announced that these studies demonstrated that ENT-103, when delivered by injection, exhibited analgesic (pain killing) activity for acute and neurogenic pain. By comparison, lidocaine, a widely used analgesic, was effective only on acute pain and its analgesic effects did not last as long as those exhibited by ENT-103. These studies also demonstrated that ENT-103, when formulated with a third-party excipient and administered topically, reduced the severity of pain in a dose-dependent fashion comparable to EMLA, an FDA-approved topical anesthetic.

RELATED PRODUCTS

     Our research has not only led to the discovery of ENT-103, but also to the discovery of potential new therapeutic compounds using our proprietary Structural Activity Relationship, or SAR, technology. We believe that this technology will allow us to develop new pharmaceutical compounds by treating compounds like building blocks. By combining different compounds in novel ways, new products can be developed that are safer and more effective. For example, minor chemical modifications have produced new non-steroidal anti-inflammatory compounds that have fewer gastrointestinal side effects than the existing base product currently on the market.

     Two of Entropin's issued patents describe the SAR technology that forms the basis for systematically developing New Chemical Entities, or NCEs, which may expand our product pipeline. These NCEs have the potential for different safety and efficacy profiles, as well as the potential for treating new and different disease indications as compared to ENT-103 and Esterom solution. The following table identifies existing drugs currently on the market that we believe can be combined with ENT-103 to form an NCE. We expect that the resulting NCEs will combine the pain killing properties of ENT-103 with each of these well-known anti-inflammatory compounds, resulting in potentially more potent anti-inflammatory/analgesic products:

                    GENERIC COMPOUND NAME         TRADE NAME
                    ---------------------         ----------

                    Acetylsalicylic acid          Aspirin

                    Ibuprofen                     Advil

                    Piroxicam                     Feldene

                    Naproxen                      Naprosyn

                    Indomethacin                  Indocin

                    Fenoprofen                    Nalfon

                    Acetaminophen                 Excedrin

                    Mefenamic acid                Ponstel

     We have no commercial relationships with the companies that currently market these products under the trade names identified above. Although we have not commenced any preclinical or clinical trials testing the safety or efficacy of these NCEs, we believe that the clinical properties of the component parts will not be adversely affected by combining the generic anti-inflammatory / analgesic product with ENT-103. Because all of these compounds are generic and are not protected by third party patents, we can produce and market ENT-103 variants of these compounds without any need for third party consents or licenses.

SCIENTIFIC OVERVIEW

     When BME (cocaine) is mixed with a pharmaceutical solvent called propylene glycol and heated under defined conditions, the addictive potential of the BME is essentially eliminated. In our clinical studies using the Esterom solution prepared in this manner, there was no evidence of any of the physiological effects associated with the use of BME.

     Our preclinical studies have shown that the removal of the chemical structure called methyl from benzoylMETHYLecgonine and the substitution of a propylene structure to give HYDROXYPROPYL benzoylecgonine, results in the generation of a potent anesthetic/analgesic. As noted above, both our clinical studies with Esterom solution and a study` performed by our collaborators at Research Triangle Institute indicate that little, if any, HYDROXYPROPYLbenzoylecgonine is likely to pass into the brain.

     There are two forms of propylene glycol - 1,2 and 1,3 propylene glycol - that can be used to prepare HYDROXYPROPYLbenzoylecgonine. We have called the drug prepared using 1,2 propylene glycol ENT-102; drug prepared with 1,3 propylene glycol is called ENT-103. Both of these chemicals have been shown to be active in preclinical testing in models for pain and both are potent anesthetics/analgesics. The difference between the two compounds has to do with the chemical structures and how they react with benzoylecgonine to form the HYDROXYPROPYLbenzoylecgonine. Figure 1 below depicts the structure of ENT-102 and Figure 2 below depicts ENT-103. We believe that the relative chemical simplicity of ENT-103 will make it easier to obtain regulatory approval of the compound.

                                    FIGURE 1

                                     ENT-102

                       [graphics of compounds shown here]

                                    FIGURE 2

                                     ENT-103

                       [graphics of compounds shown here]

     In February 2003, we met with our key scientific advisors to review the progress of the preclinical studies being performed at Harvard Medical School and the University of Arizona. These preclinical studies indicate that ENT-103 performs as an active pain reliever in preclinical models for post-incisional pain and neuropathic pain. Demonstrating preclinical pharmacology is the essential first step in the development of a drug and the data reviewed at this recent meeting continues to support the activity of ENT-103 as a potential new pain therapeutic. In the studies at Harvard and the University of Miami, side effects observed in animals injected with ENT-103 included skin irritation and hyperalgesia (pain sensitivity). The key scientific observations from our review of these preclinical studies include:

          o    ENT-103 is effective in acute pain states;

          o ENT-103 is effective against the consequences of acute inflammatory pain;

          o    ENT-103 is effective against experimental neuropathic pain; and

          o ENT-103 suppresses the abnormal pain to tactile stimulation that occurs after an incision.

     Preclinical research conducted at the University of Arizona evaluated the effects of ENT-103 in three pain models: (1) acute pain representative of post-operative pain; (2) pain associated with acute and chronic inflammatory pain; and (3) neuropathic pain. This preclinical research indicates that ENT-103 is an active compound that is effective in acute pain states, acute inflammatory pain, and neuropathic pain, but does not alter chronic inflammatory pain at the dose tested. Assuming the use of a delivery system that will effectively get the drug to the site of action, ENT-103 has demonstrated efficacy in the treatment of pain.

     Research conducted at Harvard Medical School expanded studies of ENT-103 to treat the elevated pain, or hyperalgesia, which follows a surgical incision. These preclinical studies indicated that ENT-103 demonstrates complete anesthesia of the skin for up to two hours after injection.

     Our preclinical studies also revealed that ENT-103 has at least a 3-fold greater safety profile for cardiotoxic reactions over bupivacaine and that ENT-103 was approximately 4-fold safer than bupivacaine with regard to neurotoxicity. Additionally, through IN SILICO (computerized prediction of chemical activity) modeling, we have concluded that ENT-103 is expected to have little blood-brain barrier penetration potential, suggesting that ENT-103 is unlikely to pass from the bloodstream into the brain in any significant amount.


PRODUCT DEVELOPMENT STATUS

     We have yet to commence human clinical studies with ENT-103. We expect to complete our ENT-103 preclinical research and toxicology studies and begin human trials in early 2005. In anticipation of the commencement of human clinical studies, we have conducted and will continue to conduct preclinical testing as required by the FDA. These studies include additional assessment of pharmacologic activity, assessment of cardiotoxic and neurotoxic potential, as well as other potential toxicology studies required by the FDA, and studies to address the absorption, distribution, metabolism and elimination of ENT-103 in a variety of formulations. See, "Risk Factors - If we fail to obtain regulatory approval to commercialize ENT-103, or if approval is delayed, it will increase the cost of development, and will likely prevent or delay our ability to sell ENT-103 and generate revenue."

PRODUCTION PROCESS

     The ENT series of compounds are manufactured from a readily available source, pharmaceutical-grade cocaine. We obtain the starting material from our manufacturing partner, Macfarlan Smith of Edinburgh, Scotland. Macfarlan Smith is a 100+ year old company recognized as one of the premier active pharmaceutical ingredient manufacturers and they are regarded as particularly expert at the production of narcotic substances. We believe that we would be able to obtain, on commercially reasonable terms, adequate supplies of the ENT series compounds from another supplier if there was any significant disruption of our supply relationship with Macfarlan Smith. See, "Risk Factors - We are dependent on contract manufacturers for the production of ENT-103 and our failure to obtain or retain these contract manufacturers would negatively impact our business and results of operations."

MARKET OVERVIEW

     Pain is common to nearly all medical conditions. The type and severity of the pain determines the treatment. For this reason, the pharmaceutical market for pain is divided into two main categories, acute and chronic pain, and then further segregated by the underlying disease causing the pain.

     The characteristics of the pain market have been defined by Frontline Strategic Management in a 2001 study entitled, "Pain Management: A Strategic Market Analysis." The key market characteristics identified are:

          o Total sales worldwide in 2000 for prescription drugs to treat pain - $21.6 billion;

          o U.S. prevalence (total number of patients with the medical problem) of chronic pain - 85.1 million; and

          o U.S. incidence (total number of occurrences of a medical problem) of acute pain - 192.7 million.

     There are two major classes of compounds to treat pain: non-steroidal anti-inflammatory drugs (NSAIDs) and narcotics. According to Frontline, these two classes of pain relievers had sales of more than $10 billion in the U.S. alone in 2000. These drugs, however, often have significant side effects associated with their use. A new product for the treatment of pain that does not have the associated side effects could be expected to capture a significant segment of this very large market.

     We retained MEDACorp, a division of the investment bank Leerink Swan, to identify the segments of the pain market with major unmet needs. MEDACorp's medical consultants concluded that a product with the characteristics of ENT-103 has the potential to become a significant new medical product in the treatment of a variety of significant indications, including the following:

         o  Herpes zoster (shingles);      o  Herpes simplex virus II;

         o  Post-operative pain;           o  Minor dermatological procedures;

         o  Lower-back pain;               o  Trigeminal neuralgia;

         o  Fibromyalgia;                  o  Nerve entrapment syndromes;

         o  Sprains and strains;           o  Intra-muscular injections;

         o  Atopic dermatitis;             o  Oral & esophageal candidiasis; and

         o  Mucositis;                     o  Phelbotomy and IV placement.

     We believe that the market for pharmaceutical products to treat pain has substantial unmet needs and presents a substantial opportunity for Entropin. Because ENT-103 can be formulated for topical and injectable delivery, we believe our compound has the potential to address many unmet needs in this market, such as an injected product for the treatment of post-operative pain and a topical product for the treatment of a variety of localized painful conditions including Herpes zoster (shingles), dermatologic/cosmetic procedures, and Herpes simplex type II. Additionally, we have begun investigation into an inhalable formulation of ENT-103 that may have use for the treatment of chronic pain. Each of these indications represent large markets in the U.S. and abroad and we believe that ENT-103 and related products discovered through our SAR technology potentially represent significant advances in the treatment of patients in each market.

COMPETITION

     The pharmaceutical industry is characterized by rapidly evolving technology and intense competition. Many companies of all sizes, including major pharmaceutical companies and specialized biotechnology companies, may currently be engaged in activities similar to our activities. Many of our competitors have substantially greater financial and other resources and larger research and development and clinical and regulatory affairs staffs. In addition, colleges, universities, governmental agencies and other public and private research organizations continue to conduct research and are becoming more active in seeking patent protection and licensing arrangements to collect royalties for use of technologies that they have developed, some of which may be in direct competition with our proposed products. We also must compete with these institutions in recruiting highly qualified scientific personnel. We do not have the resources to compete with major pharmaceutical companies on a wide-scale basis in the areas of preclinical and clinical testing, regulatory approvals, manufacturing and marketing. In addition, many of our competitors have significantly greater experience in testing new or improved therapeutic products and obtaining regulatory approval of products. Accordingly, our competitors may succeed in obtaining regulatory approval for their products more rapidly than we are able to obtain approval for ENT-103.

     The PhRMA "2003 Survey: Medicines In Development For Older Americans" lists 29 products in various stages of development for the treatment of pain. The products under development include new chemical entities as well as product line extensions of existing products. The existing products that we would principally compete with today include injectable pain relievers based on lidocaine and bupivacaine that are marketed under various trade names by AstraZeneca, Endo Pharmaceuticals and Abbott Laboratories, among others, a topical pain reliever based on lidocaine and prilocaine marketed by AstraZeneca, and a topical lidocaine patch marketed by Endo Pharmaceuticals. Based on the preclinical studies we have conducted to date, we believe that ENT-103 may have a competive advantage over these existing products in that ENT-103 has demonstrated both anesthetic and analgesic properties and appears to act longer and more quickly than lidocaine-based products. However, ENT-103 may exhibit side effects in clinical trials, including toxicity to humans, and, because ENT-103 is derived from cocaine and thus is a Schedule II drug that is subject to stricter regulatory control, we believe that ENT-103 will not be available without a prescription and may trigger false positive results in drug tests, both of which are competitive disadvantages. Because we have only undertaken preclinical development efforts to date for ENT-103, our understanding of the competitive advantages and disadvantages of the compound may change and competitors may develop new products that reduce the potential market for ENT-103.


     Both large and small biotechnology and pharmaceutical companies are supporting development of pain products. To the best of our knowledge, none of these companies are developing products based upon cocaine. In light of our patent portfolio, the tight import controls and regulatory restrictions on cocaine and coca leaves (from which cocaine is derived), and the fact that the active compound in cocaine cannot be synthesized in the laboratory, we believe that there is a relatively small risk that another pharmaceutical company will be able to successfully develop a pain product derived from cocaine, although we do expect our competitors to continue developing competing products derived from other sources. See, "Risk Factors - The pharmaceutical industry is highly competitive and most of our competitors are larger and have more experience, as well as greater technical and financial resources."


INTELLECTUAL PROPERTY

     Our policy is to file patent applications to protect technology, inventions and improvements to our inventions that are considered important to the development of our business. In general, our patents relate to novel, active ingredients that are useful in preventing and treating a number of important diseases and disorders. These include immunoregulatory disorders, neuromuscular disorders, joint disorders (including arthritis, osteoarthritis and related inflammatory disorders), connective tissue disorders, circulatory disorders and pain indications. We also have issued patents covering processes for producing these compounds and for methods of treating or preventing multiple diseases and disorders using these compounds.

     As described in our patent portfolio table set forth below, we currently hold 63 issued and pending patent applications worldwide, including seven issued U.S. patents and 44 issued foreign patents; we have four patents pending in the U.S. The expiration dates for our key patents range from 2012 to 2016. Four non-key patents which relate to the use of Esterom solution for the treatment of rheumatoid arthritis, will expire in 2004.

                                                                            Patents and Patent Applications

                                                                         United States               Foreign

     Description                                                     Issued       Pending       Issued     Pending
     -----------                                                     ------       -------       ------     -------
     Benzoylecgonine and Benzoylnorecgonine for
     Treatment of Rheumatoid Arthritis                                 --            --             4         --

     Novel Benzoylecgonine, Ecgonine and Ecgonidine Derivatives         3            --            30         --

     Covalently Coupled Benzoylecgonine, Ecgonine and Ecgonidine
     Derivatives                                                        4             1            10          5

     Methods For Producing 1,2-Hydroxyalkyl Tropane Esters
     (Esterom)                                                         --             1            --          1

     Methods for Producing Hydroxyalkyl Tropane Esters                 --             1            --          2

     Novel 1,3-Propanediol Tropane Esters and Related Compounds        --             1            --         --

     TOTALS                                                             7             4            44          8

     The issued U.S. patents include two composition-of-matter patents covering the molecules contained in Esterom solution (including ENT-102) that expire in 2012 and 2013, respectively. We have also filed a patent application with the United States Patent Office along with international counterparts that describes a method for the enrichment of the compounds covered in our composition of matter patents that will extend the protection of ENT-102. This patent application describes a method for the production of Esterom solution and its components, including ENT-102.

     In August 2002, we filed a patent describing the manufacturing process for ENT-102. This application describes the preparation of commercial quantities of ENT-102 and other related compounds (including ENT-103). The patent application is currently in the process of being filed abroad. In December 2002, we filed a composition of matter patent application for ENT-103. We believe that composition-of-matter patents provide the strongest protection available.

     Our new patent application claims composition of matter containing ENT-103 and also provides the potential for the development of a number of additional new chemical entities. We believe our other patents also provide the foundational framework for the discovery of additional new chemical entities using our SAR technology, resulting in new and different products.

     We also rely on trade secret protection of our intellectual property. We regularly enter into confidentiality agreements with third parties, employees and consultants. We believe that these agreements generally protect our intellectual property rights by providing assignment of interests in patents and other intellectual property to Entropin arising from work done and restricting the disclosure and misuse of confidential information. However, trade secrets may be lawfully reverse-engineered by competitors and generally provide less protection than patents.

BUSINESS ORGANIZATION

     We maintain a limited management team and support structure comprised of three full-time employees and have historically contracted with professional organizations and third parties who have provided services and expertise in areas such as research and development, preclinical and toxicology studies, clinical trial organization and management, regulatory matters, clinical supply and manufacturing of our products, product packaging, and enhanced drug formulation.

     We have employed this virtual outsourcing business model since the late eighties. This model has effectively kept costs low and allowed us to maximize our limited resources. Outsourcing allows us to secure the most qualified individuals and institutions without encumbering us with heavy fixed costs. By employing this business model, we believe that we can more effectively control the cost of bringing a drug to market. It is estimated that major pharmaceutical companies spend more than $800 million dollars to secure FDA approval and bring a new product to market. We estimate we can bring ENT-103 to market for less than $100 million, assuming that the compound proves to be safe and effective in clinical trials.


     The primary organizations and third party providers with whom we have contracted, and intend to contract with in the future, for professional services are identified below along with the services they have provided. Although each of these relationships is important to us, we believe that we would be able to arrange for another party to provide similar services on substantially the same economic terms if we were to lose any of these relationships. However, this may delay our operations and cause us to incur additional costs. See, "Risk Factors - We rely on third parties to test, research, develop and manufacture ENT-103 and those third parties may not perform successfully, which could harm our business, financial condition and results of operations."


     PARTY                       RELATIONSHIP
     Macfarlan Smith             Macfarlan Smith, a wholly owned subsidiary of Johnson Matthey plc, manufactures active pharmaceutical ingredients and initially manufactured the Esterom solution used in our clinical trials. Subsequently, their scientists have developed a method for manufacturing scale-up of ENT-103.

     RTI International           RTI International, a research institute affiliated with Research Triangle Park (a collaboration among North Carolina State University, Duke University and the
                                 University of North Carolina at Chapel Hill), prepared as analytical reference standards each of the components in the Esterom solution, providing us with the tool to determine the active ingredient and proceed with the development of
                                 ENT-103.  We expect that we will continue to collaborate with researchers at RTI on the development of additional compounds using SAR technology.

                                       24




     Brigham & Women's           In 2001, we entered into a collaboration with Gary Strichartz, Ph.D., Professor of
     Hospital, Harvard           Anesthesiology and Director of the Pain Research Center to study the effects of
     Medical School              Esterom Solution and its components in various preclinical pain models.  Through this work we identified ENT-102/103 as the active component. We expect that we will continue to collaborate with researchers at Harvard Medical School on future development of ENT-103.

     University of               To expand and corroborate the work done by Dr. Strichartz, we entered into a
     Arizona School of           collaboration with Frank Porreca, Ph.D., Professor of Pharmacology, University of
     Medicine                    Arizona School of Medicine to evaluate the effects of Esterom and its various components in preclinical models of inflammatory and neuropathic pain. We expect that we will continue to collaborate with researchers at the University of Arizona
                                 School of Medicine on the future development of ENT-103.

     The Miami Project to        We have commenced additional preclinical pharmacology and the evaluation of new
     Cure Paralysis,             formulations of ENT-103 in a collaboration with Jacqueline Sagen, Ph.D. Dr. Sagen
     University of Miami         has tested injectable and topical formulations of ENT-103 in an inflammatory
     School of Medicine          neurogenic pain model. We expect that we will continue to collaborate with researchers at the University of Miami School of Medicine on the future development of ENT-103.

We have also entered into an agreement with a specialty pharmaceutical company pursuant to which we will attempt to combine ENT-103 with its proprietary excipient to create a topical formulation. We expect that any new formulations will be tested by our paid researches at Harvard Medical School, the University of Arizona or other academic institutions as deemed appropriate.

GOVERNMENT REGULATION

     We are subject to two principal areas of governmental regulation, as described below.

     U.S. FOOD AND DRUG ADMINISTRATION

     The research, development, testing, manufacturing, promotion, marketing and distribution of drug products are extensively regulated by government authorities in the United States and other countries. Drugs are subject to rigorous regulation by the Food and Drug Administration, or FDA, in the United States and similar regulatory bodies in other countries. The steps ordinarily required before a new drug may be marketed in the United States, which are similar to steps required in most other countries, include:

          o    preclinical safety studies in animals and formulation studies;

          o submission to the FDA of an Investigational New Drug, or IND, application, approval of which must be received prior to commencing human clinical studies with a new drug;

          o adequate and well-controlled clinical trials to establish the safety and efficacy of the drug for each medical indication;

          o    submission of a New Drug Application, or NDA, to the FDA; and

          o    FDA review and approval of the NDA.

     Preclinical animal tests include laboratory evaluation of product chemistry, stability, pharmaceutical properties and formulation, as well as studies to prove the product is safe in animals. The results of preclinical testing are submitted to the FDA for review prior to submission of an IND; the FDA can prevent us from commencing human clinical studies should it find these studies inadequate. The FDA may halt proposed or ongoing clinical trials at any time and/or allow the trials to continue under specified terms.

     Clinical trials to support new drug applications are typically conducted in three sequential phases. During Phase I safety studies, the initial introduction of the drug to healthy human subjects, the drug is tested to assess how it is handled in the body and to measure the level of the drug in the body over time, as well as any side effects associated with increasing doses.

     Phase II usually involves studies in a limited patient population to: (1) assess the efficacy of the drug in specific, targeted indications; (2) assess dosage tolerance and optimal dosage; and/or (3) identify possible adverse effects and safety risks.

     If a compound is found to be potentially effective and to have an acceptable safety profile in Phase II evaluations, Phase III trials (also called pivotal studies, major studies or advanced clinical trials) are undertaken to further demonstrate clinical efficacy and further test for safety of the product within an expanded patient population at geographically dispersed clinical study sites.

     After successful completion of the required clinical testing, the NDA is generally submitted. The FDA may request additional information before accepting the NDA for filing, in which case the application must be resubmitted with the additional information. Once the submission has been accepted for filing, the FDA has 180 days to review the application and respond to the applicant. The review process is often significantly extended by FDA requests for additional information or clarification. The FDA may refer the new drug application to an appropriate advisory committee for review, evaluation and recommendation as to whether the application should be approved, but the FDA is not bound by the recommendation of an advisory committee.

     If FDA evaluations of the new drug application, or NDA, and the manufacturing facilities are favorable, the FDA may issue either an approval letter or an approvable letter. An approvable letter will usually contain a number of conditions that must be met in order to secure final approval of the NDA and authorization of commercial marketing of the drug for certain indications. The FDA may refuse to approve the NDA or issue a not approvable letter, outlining the deficiencies in the submission and often requiring additional testing or information.

     The manufacturers of approved products and their manufacturing facilities are subject to continual review and periodic inspections. Because we intend to contract with third parties for manufacturing our product, our control over compliance with FDA requirements will be more complicated. In addition, identification of certain side effects or the occurrence of manufacturing problems after any of our drugs are on the market could cause subsequent withdrawal of approval, reformulation of the drug, additional clinical trials, and changes in labeling of the product.

     Outside the United States, our ability to market our products will also be contingent upon receiving marketing authorizations from the appropriate regulatory authorities. Although the requirements governing the conduct of clinical trials and marketing authorization vary widely from country to country, the foreign regulatory approval process includes all of the risks associated with the FDA approval set forth above. At present, foreign marketing authorizations are applied for at a national level, although within Europe procedures are available to companies wishing to market a product in more than one European Union member state.

     We will choose the appropriate route of European regulatory filing to accomplish the most rapid regulatory approvals. However, the regulatory strategy may not secure regulatory approvals or approvals of the chosen product indications. We intend to contract with an experienced third party to assist with our European clinical development and regulatory approvals.

     U.S. DRUG ENFORCEMENT ADMINISTRATION

     The DEA has designated Esterom solution as a Schedule II controlled substance. Because ENT-103 is a derivative component of Esterom solution, and also contains benzoylecgonine; this compound is also considered a
     Schedule II controlled substance. The manufacture, storage, shipment and use of a Schedule II controlled substance are subject to stringent government regulations.

                                LEGAL PROCEEDINGS


     On January 28, 2003, a complaint was filed in the superior court of the state of California against us and two of our directors, Messrs. Tachovsky and Bailey, seeking unspecified damages. The lawsuit alleges that the defendants violated Sections 25400/25403/25500 of the California General Corporation Law, as well as Section 11 of the Securities Act of 1933 by making false and misleading statements in publicly disseminated press releases, registration statements and other filings with the Securities and Exchange Commission. The plaintiffs also allege that one of our directors, Mr. Bailey, sold stock for personal gain in violation of federal and state securities laws. The suit alleges that defendants failed to disclose negative clinical trial data and failed to perform certain studies prior our March 2000 public offering of common stock and warrants. We believe the claims are without merit and have filed a motion for summary judgment with the court. Although we believe the claims are without substance, there can be no assurance that we will succeed in defending or settling this action. Additionally, it is possible that this lawsuit will harm our business and/or financial position. See, "Risk Factors - We are a defendant in a lawsuit, which if determined adversely, could harm our business, results of operations and financial condition."


                                   FACILITIES

     We sublease 800 square feet of office space in Indio, California from one of our principal stockholders, Thomas T. Anderson, for a monthly rent of $800 on a month-to-month basis. We believe this lease is at or below market prices for comparable office space. We believe that our current space is adequate for our current and identified future needs.

                                    EMPLOYEES

     We have two full-time executive officers, Thomas G. Tachovsky, President and Chief Executive Officer and Patricia G. Kriss, Chief Financial Officer, Vice President of Finance and Administration, and Secretary/Treasurer, and one full-time administrative employee. The core management team is augmented by Higgins D. Bailey, Chairman of the Board, and Joseph R. Ianelli, Vice Chairman of the Board. The members of our Board of Directors, including the Chairman and the Vice Chairman, are compensated with stock options rather than cash salaries.

                                   MANAGEMENT

     The names, ages and current positions of our Directors and Executive Officers are as follows:

     Name                               Age       Position
     ----                               ---       --------
     Higgins D. Bailey. Ed.D.           73        Chairman of the Board and Director

     Joseph R. Ianelli, M.B.A.          64        Vice Chairman of the Board and Director

     Thomas G. Tachovsky, Ph.D.         56        President, Chief Executive Officer and Director

     Patricia G. Kriss, M.B.A.          53        Chief Financial Officer, Vice President of Finance &
                                                  Administration and Secretary/Treasurer

     Randall L. Carpenter, M.D.         50        Director

     Paul V. Maier, M.B.A.              55        Director

     Bruce R. Manning R.Ph.             60        Director

     Dennis K. Metzler, J.D.            63        Director

     Set forth below is biographical information for each of our Executive Officers and each member of our Board of Directors.

     HIGGINS D. BAILEY, ED.D., joined us as an officer and director in July 1992 and is currently our Chairman of the Board. From July 1995 to December 1996, Dr. Bailey was President and Chief Executive Officer for the Pharmaceutical Educational and Development Foundation at the Medical University of South Carolina, Charleston, South Carolina, which formulates and manufactures pharmaceutical products. Since 1991, he has served as the business manager for Thomas T. Anderson Law Firm, Indio, California. Thomas
     T. Anderson is one of our principal stockholders. Dr. Bailey currently serves as Chairman of the Board for Criticare Systems, Inc., a public company that manufacturers and sells vital signs medical monitoring equipment. Dr. Bailey received a B.A. degree in biology from Eastern Washington University, an M.S. degree in program planning and personnel and an Ed.D. degree in administration and management from the University of California, Berkeley, California.

     JOSEPH R. IANELLI, M.B.A., joined us as a director in February 2000. Since June 2002 he has been Vice President of Licensing for Paratek Pharmaceuticals. From August 2000 to June 2002, Mr. Ianelli owned and operated Ianelli Associates, LLP, a consulting firm focused on serving the pharmaceutical, biotechnology and medical device industries. From 1999 through 2000 he was the President and Chief Executive Officer of PharmaConnect, Inc. responsible for design and development of an Internet website for physicians. From 1999 through 2000 he also served as the President and Chief Executive Officer of Renaissance Pharmaceuticals, Inc., a development stage company involved in drug delivery technologies. From 1983 to January 1999 he served as the Senior Vice President of Business Development for Astra USA, Inc. where he was responsible for acquisitions and licensing. At Astra, he served on the Executive Committee and was a member of the Management Advisory Board. Mr. Ianelli currently serves as a director of Bioject Medical Technologies, Inc. a leading developer of needle-free drug delivery systems. Mr. Ianelli received a B.A. degree in Biology from Marist College, an M.A. degree in Biology from the State University of New York and an M.B.A. degree from Iona College.

     THOMAS G. TACHOVSKY, PH.D., joined us as a director, President and Chief Executive Officer in November 1999. Since June 1997 he has held a series of interim senior management positions in development stage bio-pharmaceutical companies including Redox Pharmaceuticals Corporation, Novavax, Inc. and Paracelsian, Inc. From June 1995 to November 1997, he was a director and executive vice-president of Protyde Pharmaceuticals, Inc. From June 1991 to February 1998, he was general partner of MATCO & Associates, a bio-pharmaceutical industry consulting firm for corporate partnering, technology assessment and market valuation. He has held business development positions with Cytogen Corporation and Creative Biomolecules and was a research and development manager with Johnson & Johnson. Dr. Tachovsky received a B.S. degree in biology from Gonzaga University; a M.S. degree in management from Lesley College; and a Ph.D. degree in microbiology from the University of Rochester School of Medicine.

     PATRICIA G. KRISS, M.B.A., joined us in January of 2000 from Kendall-Jackson Winery, where she was employed since January 1995, serving initially as Director of Finance and since 1997, as Corporate Treasurer. From 1984 to 1994, she was employed by Bay View Federal Bank where she held a number of increasingly responsible management positions, ultimately becoming Senior Vice President of Finance. Earlier in her career, Ms. Kriss served as Chief Financial Officer of Atlantex Industries, a manufacturing, sales and distribution company located in New Jersey, and Vice President of Harris, Bretall & McEldowney, Inc., an investment management firm located in San Francisco. Ms. Kriss received a B.S. degree in Business from the University of Missouri and an M.B.A. degree in finance from the College of Notre Dame.

     RANDALL L. CARPENTER, M.D., joined us as a director in January 2001. Since 2001 he has been the Chief Executive Officer and a member of the Board of Directors for Sention, Inc., a pharmaceutical development company focused on the discovery and development of drugs to treat memory impairment and other central nervous system disorders. From 1998 though 2000, Dr. Carpenter served as Vice President, Clinical Research & Development for Adolor Corporation, a publicly held biopharmaceutical company. Dr. Carpenter was the Director, 1998, and Associate Director, 1997 of Astra USA, and Astra Pain Control, now AstraZeneca, an international research based pharmaceutical company engaged in the development, manufacture and marketing of prescription pharmaceutical products. He has also served as an adjunct Associate Professor in the Department of Anesthesiology at Duke University Medical Center since 1998. From 1994 to 1997, he was an Associate Professor in the Department of Anesthesia at the Bowman Gray School of Medicine of Wake Forest University. Dr. Carpenter received his M.D. degree from the University of Michigan Medical School.

     PAUL V. MAIER, M.B.A., joined us as a director in July 2000. Since 1992 he has been the Senior Vice President and Chief Financial Officer of Ligand Pharmaceuticals, Inc., a specialty pharmaceutical company, and has been a director and Chief Executive Officer of several of its subsidiaries. Mr. Maier also served as a Director, Vice Chairman and Treasurer of The Wellness Community in San Diego, California from 1993 until April 2003. Mr. Maier received a B.S. degree in Business Logistics from Pennsylvania State University and an M.B.A. degree from Harvard University.

     BRUCE R. MANNING, R.PH., joined us as a director in July 2001. Mr. Manning is the president of New England Biomedical Research, Inc., or NEBR, a consulting firm organized to provide regulatory affairs and product development services to the pharmaceutical, medical device and biotechnology industries. Prior to founding NEBR in 1990, he was vice president of regulatory affairs and product development for Astra Pharmaceutical Products. During his 20-year career with Astra, he was part of teams responsible for development and obtaining regulatory approval for over 150 medical products. Mr. Manning's extensive experience with the FDA began early in his career when he was employed by the agency as a reviewer. He is a registered pharmacist with a B.S. degree in Pharmacy from the Massachusetts College of Pharmacy in Boston.

     DENNIS K. METZLER joined us as a director in January 2002. Mr. Metzler is an attorney and entrepreneur with over 30 years of business experience. Since 1989 Mr. Metzler has been President of Metzler Enterprises, Inc., a firm that engages in real estate development and various investment activities. From 1977 to 1989 Mr. Metzler was Chief Executive Officer and co-owner of his family's diversified and integrated farming business, H.P. Metzler & Sons, based in Fresno, California. Prior to that Mr. Metzler practiced law in Los Angeles for twelve years with the law firm of Shutan and Trost (now Sidley, Austin, Brown & Wood). He received his J.D. degree from the University of Southern California Law School.

     All members of our Board hold office until the election and qualification of their successors, or until death, resignation or removal. Randall L. Carpenter, Joseph R. Ianelli, Paul V. Maier, Bruce R. Manning and Dennis K. Metzler are independent directors. Officers serve at the discretion of our Board of Directors.

BOARD COMMITTEES

     We have five standing committees: the executive committee, the audit committee, the compensation & benefits committee, the scientific committee and the legal & insurance committee.

     EXECUTIVE COMMITTEE

     Our Executive Committee was formed to attend to and report to our Board of Directors on day-to-day operating, financial, regulatory and other matters. The committee consists of Higgins D. Bailey, Joseph R. Ianelli and Thomas
     G. Tachovsky. Patricia G. Kriss also participates in the committee as a member of management. The duties of the Executive Committee members are in addition to their duties as executive officers and/or members of our Board of Directors.

     AUDIT COMMITTEE

     Our audit committee attends to and reports to our board of directors with respect to matters regarding our independent public accountants, including, without limitation: annual review of its charter; approving the firm to be engaged as our independent public accountants for the next fiscal year; reviewing with our independent public accountants the scope and results of its audit and any related management letter; consulting with our independent public accountants and our management with regard to our accounting methods and adequacy of our internal accounting controls; approving the professional services rendered by our independent public accountants; reviewing the independence, management consulting services and fees of our independent public accountants; inquiring about significant risks or exposures and methods to minimize such risk; ensuring effective use of audit resources, and preparing and supervising the Securities and Exchange Commission reporting requirements. Our audit committee currently consists of Paul V. Maier, Bruce R. Manning and Joseph R. Ianelli, who are all independent directors. Our audit committee is required to meet at least four times in each fiscal year.

     COMPENSATION & BENEFITS COMMITTEE

     Our Compensation & Benefits committee was formed to attend to and report to our board of directors with respect to the appropriate compensation of our directors and executive officers and is responsible for administering all of our employee benefit plans. The Compensation & Benefits Committee currently consists of Joseph R. Ianelli, Bruce R. Manning and Dennis K. Metzler.

     NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

     Our Nominating and Corporate Governance Committee, which was previously our Legal and Insurance Committee, was formed to attend to and report to our Board of Directors with respect to establishing criteria for the selection and selecting individuals qualified to become directors, developing corporate governance principles and reviewing the Company's Directors' and Officers' Liability insurance coverage. The Nominating and Corporate Governance Committee currently has no policies or procedures regarding the consideration of director nominees received from our security holders. The Nominating and Corporate Governance Committee is also responsible for reviewing and recommending appropriate coverage levels for the Company's directors and officers liability insurance. The Nominating and Corporate Governance Committee currently consists of Dennis K. Metzler, Paul V. Maier and Joseph R. Ianelli. The Nominating and Corporate Governance Committee held three meetings during 2002.

     SCIENTIFIC COMMITTEE

     The scientific committee was formed by the board of directors to attend to and report to the board of directors with respect to clinical trials and scientific issues. The scientific committee currently consists of Thomas G. Tachovsky, Randall L. Carpenter and Bruce R. Manning. The Board may establish other committees to facilitate the management of our business.

     As of August 15, 2003, the Board has determined that a majority of the members of the Board are "independent" within the meaning of the rules and regulations of the SEC. In addition, the audit committee has determined that Paul V. Maier qualifies as an audit committee finance expert within the meaning of the rules and regulations of the SEC.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

         SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table provides certain summary information concerning compensation paid to our chief executive officer and our chief financial officer for the calendar years 2000, 2001 and 2002. The listed individuals shall be referred to herein as the "Named Executive Officers."

         SUMMARY COMPENSATION TABLE
                                                                                  Long-term
                                                                             Compensation Awards
                                                                             -------------------

                                                                 Annual          Securities
                                                               Compensation      Underlying
                                                                                   Options
Name and Position                                   Year         Salary($)        (# shares)
-----------------                                   ----         ---------        ----------
 Thomas G. Tachovsky,                               2002         $242,000           42,000
 President and Chief Executive Officer              2001         $220,000          123,200
                                                    2000         $200,000              -0-

 Patricia G. Kriss, (1)                             2002         $151,250            13,750
 Chief Financial Officer, Vice President of         2001         $137,500           109,500
 Finance & Administration, Secretary/Treasurer      2000         $100,000            20,000
_____________________

(1) Options granted in 2001 include options to purchase 70,000 shares of common stock that become exercisable upon the achievement specific performance objectives.


        STOCK OPTION GRANTS

     In 2002, the Named Executive Officers were granted a total of 55,750 options to purchase our common stock. Of these options, 35,750 represent performance bonuses, and are exercisable at $2.05 per share for a period of five years and were fully vested as of June 14, 2002. The remaining 20,000 of these options were granted to Dr. Tachovsky to replace 20,000 options he assigned to Ms. Kriss in 2000 and are exercisable at $3.05 per share

     The following table sets forth certain information regarding grants of stock options to the Named Executive Officers during 2002. The market price of our common stock on the date of grant for each of these options was $3.05.

                                                                                            Potential Realizable
                                                                                          Value at Assumed Rate of
                                                                                           Stock Appreciation for
                                                                                                 Option Term
                                Underlying     Granted to       Exercise
                                 Options      Employees in      Price(s)     Expiration
     Name                        Granted       Fiscal Year     ($/share)        Date          5%           10%
     ----                        -------       -----------     ---------        ----          --           ---
     Thomas G. Tachovsky          22,000         39.47%          $ 2.05       6/14/07      $ 40,538      $ 62,965
                                  20,000         35.87%          $ 3.05       6/14/07      $ 36,853      $ 57,241

     Patricia G. Kriss            13,750         24.67%          $ 2.05       6/14/07      $ 25,337      $ 39,353

     AGGREGATED OPTIONS EXERCISED DURING LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

     The following table sets forth information concerning the number and intrinsic value of stock options held by the Named Executive Officers on December 31, 2002. Year-end values are based on the fair market value of $0.31 per share as of December 31, 2002, as reported on the OTC Bulletin Board. They do not reflect the actual amounts, if any, that may be realized upon the future exercise of remaining stock options and should not be considered indicative of future stock performance. No Named Executive Officer exercised any options during 2002.

                                        Number of Securities            Value of Unexercised
                                       Underlying Unexercised               In-the-Money
                                     Options at Fiscal Year-end       Options at Fiscal Year-end
                                     --------------------------       --------------------------
    Thomas G. Tachovsky                245,200       300,000          $    -0-        $    -0-
    Patricia G. Kriss                   73,250        70,000          $    -0-        $    -0-

        DIRECTOR COMPENSATION

     Our non-employee directors receive $1,000 for each meeting of our Board of Directors they attend in person, $500 for each meeting of our Board of Directors they participate in by telephone conference and $500 for each committee meeting they participate in, either in person or by telephone conference. We also reimburse our directors for out-of-pocket expenses incurred to attend meetings of the Board of Directors or its committees. In addition, on April 1, 2002, each of our directors other than Dr. Tachovsky received options to purchase 20,000 shares of our common stock. Such options were fully vested as of March 31, 2003, remain exercisable for a period of five years after the date of grant and have an exercise price of $3.85 per share. In addition, on January 1, 2002, our Chairman, Dr. Bailey, and our Vice Chairman, Mr. Ianelli, received options to purchase 40,000 and 30,000 shares of our common stock, respectively. Such options were fully vested as of December 31, 2002, remain exercisable for a period of five years after the date of grant and have an exercise price of $1.05 per share.

         EXECUTIVE EMPLOYMENT AGREEMENTS

     We entered into an employment agreement with Dr. Tachovsky on December 1, 1999, under which Dr. Tachovsky serves as our President and Chief Executive Officer. Dr. Tachovsky was granted options in conjunction with his employment agreement to purchase up to 400,000 shares of common stock at a purchase price of $5.00 per share. These shares vest over time based on the achievement of specified performance objectives. If the performance objectives are not met, Dr. Tachovsky will not be eligible to vest in these performance vesting shares. Dr. Tachovsky assigned options to purchase 20,000 shares of our common stock to Patricia G. Kriss, our Chief Financial Officer. In the event of a change of control, merger or consolidation, all unvested options shall become fully vested at the effective date of such merger, consolidation or change of control. Dr. Tachovsky's employment agreement may be terminated by either party at any time, with or without cause, by providing written notice and is not for any specific period of time. In the event of termination of the employment agreement, all non-vested options will also terminate.

EQUITY COMPENSATION PLANS

     The following table provides information as of December 31, 2002 with respect to the shares of our common stock that may be issued under our existing equity compensation plans:

                                                                                            NUMBER OF SECURITIES
                                                                                           REMAINING AVAILABLE FOR
                               NUMBER OF SECURITIES TO BE    WEIGHTED-AVERAGE EXERCISE      FUTURE ISSUANCE UNDER
                                ISSUED UPON EXERCISE OF        PRICE OF OUTSTANDING       EQUITY COMPENSATION PLANS
                              OPTIONS, WARRANTS AND RIGHTS     OPTIONS, WARRANTS AND        (EXCLUDING SECURITIES
                                                                      RIGHTS              REFLECTED IN COLUMN (A))
          PLAN CATEGORY                   (a)                           (b)                         (c)
     ------------------------ ----------------------------- ---------------------------- ----------------------------
     Equity compensation
     plans approved by our                 --                           --                         393,780
     stockholders(1)
     Equity compensation               1,455,119                       $3.34                          0
     plans not approved by
     our stockholders(2)
     Total                             1,455,119                       $3.34                       393,780
     ------------------------ ----------------------------- ---------------------------- ----------------------------

(1)  Consists solely of the 1998 Compensatory Stock Plan.

(2) Consists of option grants to officers, directors and employees pursuant to individual non-qualified stock option agreements. These option grants have exercise prices ranging from $1.00 per share to $6.00 per share. Each option generally vests in installments over the optionee's period of service, although some options vest upon the achievement of certain milestones related to the development of our products and some options are fully vested on the date of grant. The options will vest on an accelerated basis in the case of any merger or consolidation of the Company with or into another corporation or any other type of reorganization which results in a change of control whereby the Company's board of directors prior to the reorganization represents less than a majority of the Company's board of directors after the reorganization. Each option generally has a maximum term of five to ten years. In addition, upon the death of an optionee, any options that the optionee was entitled to exercise on the date of death will be exercisable until the stated expiration date of the optionee's option by the person or persons to whom the optionee's rights pass under a will or by the laws of descent and distribution. All of the options are non-statutory options under the Federal tax laws.

PRINCIPAL STOCKHOLDERS

     The following table sets forth information known to us with respect to the beneficial ownership of our common stock as of December 10, 2003, by:

          o each person known by us to own beneficially 5% or more of our common stock,

          o    each of our executive officers and directors, and

          o    all of our executive officers and directors as a group.

     The beneficial ownership is determined in accordance with the rules of SEC and generally includes voting or investment power with respect to securities. Shares of common stock issuable on exercise of currently exercisable or convertible securities or securities exercisable or convertible within 60 days after the anticipated closing of this offering (February 13, 2004) are deemed beneficially owned and outstanding for computing the percentage owned by the person holding such securities, but are not considered outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons or entities named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The address of each person below is 45926 Oasis Street, Indio, California 92201.


                                                     NUMBER OF                            PERCENTAGE
                                                       SHARES          NUMBER OF          OF SHARES
                                                    BENEFICIALLY      EXERCISABLE        BENEFICIALLY
NAME OF BENEFICIAL OWNERS                              OWNED            OPTIONS              OWNED
-------------------------                              -----            -------              -----
5% STOCKHOLDERS
---------------

Thomas T. Anderson............................      1,394,093                  -             12.07%

DIRECTORS AND EXECUTIVE OFFICERS
--------------------------------

Higgins D. Bailey.............................      1,301,316 (1)        405,834             14.28%

Randall L. Carpenter..........................          1,334             40,000                 *

Joseph R. Ianelli.............................             --            123,334              1.06%

Patricia G. Kriss.............................         10,250 (2)         73,250                 *

Paul V. Maier.................................          6,003             40,000                 *

Bruce R. Manning..............................             --             36,667                 *

Dennis K. Metzler.............................          5,000             25,000                 *

Thomas G. Tachovsky...........................         19,000 (3)        245,200              2.24%

All directors and executive officers as
  a group (8 persons).........................      1,342,903            989,285             19.63%
__________________________

     *    Less than 1%

     (1) Includes shares owned in joint tenancy with Shirley A. Bailey, the spouse of Dr. Bailey.

     (2) Includes shares owned jointly by Patricia G. Kriss and Ronald F. Kriss and shares held by Ronald F. Kriss, spouse of Ms. Kriss.

     (3)  Includes shares held jointly with Lynn Baird, spouse of Dr. Tachovsky.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We sublease approximately 800 square feet of office space from Thomas T. Anderson, one of our principal stockholders. The rent on the sublease is $800 per month. We believe this is a competitive lease rate for similar real estate in the area where the office is located. All ongoing and future affiliated transactions will be made or entered into on terms that are no less favorable to us than those we could obtain from unaffiliated third parties and all such transactions, and any forgiveness of loans, will be approved by a majority of our independent, disinterested directors.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Our certification of incorporation and bylaws require us to indemnify our directors and officers, to the fullest extent authorized or permitted by applicable law, in any suit or proceeding, whether civil, criminal, administrative or investigative, relating to that person's service as a director or officer of the Company. Additionally, we may have certain obligations under state law to indemnify its employees, including its officers, for actions taken in their capacity as an employee of the Company. Insofar as indemnification for liabilities arising under the Securities Act of 1933, or the "Act," may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                            DESCRIPTION OF SECURITIES

     Our authorized capital stock consists of 70,000,000 shares of capital stock, divided into the following classes: (i) 50,000,000 shares of common stock, $0.0001 par value per share, and (ii) 20,000,000 shares of preferred stock, $0.0001 par value per share.

     The following summary is qualified in its entirety by reference to our certificate of incorporation, certificate of designation of Series A' Preferred stock, and bylaws, copies of which are filed as exhibits to our previous filings with the SEC and incorporated herein by reference.

COMMON STOCK

     As of September 30, 2003, there were 11,545,341 shares of common stock outstanding, 2,396,619 shares of common stock issuable upon exercise of outstanding options and 3,283,500 shares of common stock issuable upon exercise of outstanding warrants. Upon completion of this offering there will be 31,545,341 shares of common stock outstanding assuming the sale of 20,000,000 shares.

     Subject to the preferences that may be applicable to any preferred stock outstanding at the time, the holders of common stock are entitled to the following:

     Voting. The holders of shares of our common stock are entitled to one vote for each share on all matters on which the holders of common stock are entitled to vote. There is no cumulative voting for the election of directors.

     Dividends. Holders of common stock are entitled to receive dividends out of assets legally available for the payment of dividends at the times and in the amounts as the Board from time to time may determine.

     Liquidation. Holders of the common stock are entitled to share ratably in our net assets upon liquidation or dissolution after payment or provision for the liquidation preferences of our preferred stock and all other liabilities.

     Each outstanding share of common stock is, and all shares of common stock to be outstanding upon completion of this offering will be, upon payment therefore, duly and validly issued, fully-paid and non-assessable.

PREFERRED STOCK

     Our Board is authorized, without action by our stockholders, to designate and issue up to 20,000,000 shares of preferred stock in one or more series. Our Board can also fix the rights, preferences and privileges of the shares of each series of preferred stock, and any qualifications, limitations and restrictions on these shares. The Board has designated 3,210,487 shares as Series A' Preferred and, as of September 30, 2003, 3,210,487 shares of Series A' Preferred stock were issued and outstanding. No other shares of preferred stock were outstanding as of that date.

         SERIES A' PREFERRED STOCK

     The holders of Series A' Preferred stock are entitled to the following:

     Voting. The holders of our shares of Series A' Preferred stock are not entitled to vote upon matters submitted to our stockholders.

     Dividends. The holders of our shares of Series A' Preferred stock are entitled to receive an annual dividend equal to eight percent of the value of each share, which value has been set at $1.00 per share. This dividend is non-cumulative. These dividends are only payable from earnings.

     Redemption. The Series A' Preferred stock is to remain issued and outstanding until no later than January 16, 2015 (the "Series A Redemption/Cancellation Period"), at which time the Series A' Preferred stock shall have been redeemed in whole or in part from "designated available earnings" as determined by the Board of Directors, or cancelled.

     All outstanding shares of Series A' Preferred stock are subject to mandatory redemption by us each fiscal year during the Series A Redemption/Cancellation Period. Each stockholder holding Series A' Preferred stock is entitled to participate on a pro rata basis in any mandatory redemption. This redemption right is non-cumulative. The total number of shares of Series A' Preferred stock to be redeemed in each fiscal year during the Series A Redemption/Cancellation Period is determined by dividing: (x) the "designated available funds" amount for that fiscal year; by (y) the number of issued and outstanding shares of Series A' Preferred stock as of the last day of such fiscal year. "Designated available funds" are determined by our Board of Directors and are an amount designated by our Board of Directors out of funds, if any, equal to more than 20% but less than 50% of our "earnings" and in no event in excess of "net cash flow from operating activities," as such terms are defined under GAAP.

     In addition, we may from time to time at our option redeem or otherwise acquire any or all outstanding shares of Series A' Preferred stock for cash of $1.00 per share on a pro rata basis.

     Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of our affairs during the Series A Redemption/Cancellation Period, after payment or provision for payment of our debts and other liabilities, the holders of Series A' Preferred stock are entitled to receive, prior and in preference to any distribution of any of our assets or surplus funds to the holders of our common stock or other preferred stock, by reason of their ownership thereof, an amount equal to $1.00 for each share, as appropriately adjusted to reflect any stock split, stock dividend, combination, recapitalization and the like.

     All preferential amounts to be paid to the holders of the Series A' Preferred stock are to be paid or set apart for payment before the payment or setting apart for payment of any amount for (or the distribution of any of our assets to) the holders of other preferred stock or common stock, and the holders of such other preferred stock or common stock shall share ratably all of our remaining assets with no further right of participation accruing to any holder of Series A' Preferred stock. If the assets or surplus funds to be distributed to the holders of the Series A' Preferred stock are insufficient to permit the payment to such holders of their full preferential amount in the event of a liquidation, dissolution or winding up of our affairs, the assets and surplus funds legally available for distribution are to be distributed ratably among the holders of the Series A' Preferred stock in proportion to the full preferential amount each such holder would otherwise be entitled to receive.

OPTIONS

     As of September 30, 2003, options to purchase up to 2,766,619 shares of our common stock, at an average exercise price of $2.44 per share, were outstanding and 2,396,619 were exercisable. The following table provides a summary of our outstanding options.


                                                                                 Wtd. average
                                                                                  remaining
                    Option                     Number           Options          contractual
           exercise price per share          of shares        exercisable       life in years
           ------------------------          ---------        -----------       -------------
                    $0.75                      50,000            50,000              2.42
                    $1.00                     177,700           177,700              3.01
                    $1.50                      65,000            65,000              3.02
                    $2.00                     147,169           147,169              2.71
                    $2.05                     230,750           160,750              3.54
                    $3.00                     625,000           625,000              2.92
                    $3.05                      20,000            20,000              3.96
                    $3.85                     140,000           140,000              3.76
                    $4.00                     811,000           811,000              0.54
                    $5.00                     460,000           160,000              2.08
                    $6.00                      40,000            40,000              2.59
                   -------                 -----------       -----------            ------
                    $2.44                   2,766,619         2,396,619              2.14
                   =======                 ===========       ===========            ======

WARRANTS

     As of September 30, 2003, warrants to purchase up to 3,283,500 shares of our common stock, at an average exercise price of $8.63 per share, were outstanding and exercisable. The following table provides a summary of our outstanding warrants.

                                                                                 Wtd. average
                                                                                  remaining
                   Warrant                     Number          Warrants          contractual
           exercise price per share          of shares        exercisable       life in years
           ------------------------          ---------        -----------       -------------
                    $3.00                      700,000           700,000             1.40
                    $4.00                       83,500            83,500             1.42
                    $8.75                      200,000           200,000             2.22
                   $10.50                    2,300,000         2,300,000             2.22
                   -------                  -----------       -----------           ------
                    $8.63                    3,283,500         3,283,500             2.02
                   =======                  ===========       ===========           ======

     At September 30, 2003, holders of outstanding options and warrants representing the right to purchase a total of 3,588,500 shares of common stock have certain registration rights, and options and warrants representing the right to purchase a total of 6,015,119 shares of common stock contain certain cashless exercise provisions.

                        INVESTOR SUITABILITY REQUIREMENTS

GEOGRAPHIC REQUIREMENTS

     This offering is limited to investors located in the states identified below. Additionally, we are limiting this offering in certain states to only "accredited investors," who are high net worth and/or sophisticated investors, as more fully described below.


      o Arizona * ++      o Indiana *      o Mississippi *      o Pennsylvania
      o California *      o Iowa *         o New Jersey         o Texas **
      o Colorado          o Maryland       o Nevada             o Virginia
      o Connecticut       o Michigan *     o Oklahoma *
      o Illinois
      ______________

          *    Offering limited to "accredited investors."
          ** Investors in Texas must meet certain separate accreditation standard described below.
          ++ Investors in Arizona must meet certain additional accreditation standards described below.


ACCREDITATION REQUIREMENTS

     Investors located in Arizona, California, Indiana, Iowa, Michigan, Mississippi and Oklahoma must be accredited to participate in this offering. An investor is an "accredited investor" only if such investor meets one or more of the following:

     (i) the investor is a natural person who has net worth, or joint net worth with that person's spouse exceeding $1,000,000 at the time of purchase;

     (ii) the investor is a natural person who individually had income in excess of $200,000 in each of the two most recent years, or joint income with that person's spouse in excess of $300,000 in each of those years, and who reasonably expects income in excess of those levels in the current year;

     (iii) the investor is a director or executive officer of the Company;

     (iv) the investor is either (a) a bank as defined in Section 3(a)(2) of the Securities Act , or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act , whether acting in its individual or fiduciary capacity; (b) any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 as amended;
     (c) an insurance company as defined in Section 2(13) of the Securities Act;
     (d) an investment company registered under the Investment Company Securities Act of 1940 or a business development company as defined in
     Section 2(a)(48) of such Securities Act; (e) a Small Business Investment Company licensed by the United States Small Business Administration under
     Section 301(c) or (d) of the Small Business Investment Securities Act of 1958; (f) a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $7,000,000; (g) an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended, if the investment decision is made by a plan fiduciary, which is either a bank, a savings and loan association, insurance company, or registered investment advisor, or if the plan has assets in excess of $7,000,000, or if a self-directed plan, with the investment decisions made solely by persons that are accredited investors;

     (v) the investor is a private business development company under Section 202(a)(22) of the Investment Advisers Securities Act of 1940;

     (vi) the investor is any organization described in Section 501(c)(3) of the Internal Revenue Code and certain other corporations, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $7,000,000;

     (vii) the investor in any trust with total assets in excess of $7,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as defined in Section
     230. 506(b)(2)(ii) of Regulation D promulgated under the Securities Act; or

     (viii) the investor is any entity in which all of the equity owners are accredited investors.

     In the case of a husband and wife subscribing jointly, satisfaction of the net worth standards must be determined by aggregating their net worth and satisfaction of the income standards must be determined by joint or individual tax returns, as the case may be. Any other persons subscribing for shares jointly, including members of partnerships formed for the purpose of purchasing shares, must each satisfy the applicable net worth and income standards without regard to the other joint purchasers. In the case of a subscriber that is itself a partnership (other than a partnership formed for the purpose of purchasing shares) or a trust, the applicable net worth and income standards must be satisfied by the entity. In the case of a subscriber purchasing as custodian for a minor, the applicable net worth and income standards must be satisfied by the custodian.

     Each subscriber will be required to satisfy the investor suitability standards set forth above. An investment in the shares is only suitable for those investors who have adequate means to provide for their current needs and personal contingencies and who have no need for liquidity in this investment. Furthermore, investors must demonstrate an appropriate level of financial sophistication. Investors should recognize that the suitability standards set forth above are minimum requirements and that the satisfaction of these standards does not necessarily mean that investment in the shares is suitable for an investor meeting these standards. We reserve the right to reject any subscription for any reason whatsoever.

     We will require each investor to make representations and warranties relating to the suitability of an investment in the shares for each investor as set forth in the form of subscription agreement attached as Annex A to this prospectus. We may also make or cause to be made such further inquiry as we deem appropriate. We may, in our absolute discretion, reject subscriptions, in whole or in part, or allot to a particular investor fewer than the number of shares for which the investor subscribed. We reserve the right to modify or increase the suitability standards with respect to certain investors, in order to comply with any applicable state or local laws, rules or regulations or otherwise.

REQUIREMENTS FOR INVESTORS IN ARIZONA

     In addition to satisfying the investor suitability standards described above, investors in Arizona must have either: (i) a gross income of at least $150,000 individually (or $200,000 with the investor's spouse) in the prior year and a reasonable expectation of such income in the current year; or (ii) a net worth of at least $350,000 (or $400,000 with the investor's spouse) excluding the investor's home, home furnishings and automobiles, and the investment must not exceed 10% of the investor's net worth (combined with the investor's spouse, if applicable).


REQUIREMENTS FOR INVESTORS IN TEXAS

     Investors in Texas must have either: (i) a gross income of at least $65,000 in the prior year and a reasonable expectation of such income in the current year and a net worth of at least $65,000, excluding the investor's home, home furnishings and automobiles; or (ii) a net worth of at least $150,000, excluding the investor's home, home furnishings and automobiles.


     INVESTOR SUITABILITY STANDARDS REPRESENT MINIMUM REQUIREMENTS FOR INVESTORS AND THE SATISFACTION OF THESE STANDARDS DOES NOT NECESSARILY MEAN THE SHARES ARE A SUITABLE INVESTMENT FOR ANY INVESTOR.

     Each prospective investor should consult with his, her or its own attorney, accountant and/or financial advisor to discuss the implications of the information contained herein and the merits and risks of an investment in the shares. WE reserve the right to make OUR own DETERMINATION, in OUR sole discretion, as to whether any prospective investor meets the above suitability standards.

                              PLAN OF DISTRIBUTION

THE OFFERING


     We are offering for sale through our placement agent, InvestLinc Securities, LLC, a minimum of $750,000 in shares and a maximum of $3,500,000 in shares, excluding the over-allotment option described below. This is a best efforts offering and is being made only to "accredited investors," as described under the heading "Investor Suitability Requirements." The minimum purchase is $1,000, unless a prospective investor asks the Company to agree to a smaller minimum purchase and the Company, in its sole discretion, agrees to this request. All proceeds from subscriptions will be held in an escrow account pending acceptance of at least the minimum offering amount of $750,000. Our officers and directors and other affiliates may participate in the offering, although the amount and timing of participation is not known at this time, and they may purchase shares in the offering to meet the minimum purchase requirements. The offering period will expire on the earliest of the following (the "Termination Date"):

          o    the sale of all shares offered under this prospectus;

          o    as agreed between us and the placement agent; and

          o    February 13, 2004.


     If the Minimum Offering has been completed on or before the Termination Date, then the Termination Date may, at our discretion, be extended for up to 60 days in order to complete up to the Maximum Offering of $3,500,000. If the Minimum Offering has not been completed and we have not received the sale proceeds by the Termination Date, the escrow agent will promptly return all amounts, with any interest earned, previously placed in escrow. See "Escrow of Funds" below.

     We have paid the placement agent a retainer of $15,000 and 28,571 unregistered, restricted shares of our common stock. The placement agent will also receive a commission equal to 8% of the gross proceeds from shares sold to investors and a five-year warrant to purchase up to 7% of the number of shares they sell in this offering at a price per share equal to the price of the shares sold in this offering. In addition, we have agreed to indemnify the placement agent and various other persons against certain liabilities in connection with this offering, including liabilities arising under the Securities Act.

ESCROW OF FUNDS

     All proceeds with respect to subscriptions for the shares will be deposited in an escrow account to be established with a bank or other financial institution that is not affiliated with us, our officers or directors or our placement agent. The escrow of the funds will continue until the earlier to occur of: (A) the deposit and acceptance by us of subscriptions of at least $750,000, or (B) the termination of this offering. All subscriptions held in escrow are irrevocable by the subscriber. If circumstances result in the termination of this offering (including due to a failure to reach the Minimum Condition by the Termination Date), all escrowed funds will be returned to the subscribers and without deduction for expenses. Funds placed in the escrow account will not be subject to claims of our creditors, placement agent or affiliates unless and until the proceeds are released to us.

OVER-ALLOTMENT OPTION

     As part of our agreement with InvestLinc Securities, we have agreed to sell up to an additional $350,000 of common stock under this prospectus for up to 30 days after the offering is completed, but only if the Maximum Offering has been reached. If the offering ends without reaching the Maximum Offering, we will not sell any additional shares under the over-allotment option.


SUBSCRIPTION AGREEMENT AND PROCEDURES

     All subscriptions must be made by the execution and delivery of a subscription agreement, a form of which is attached to this prospectus as Annex A. By executing the subscription agreement, each purchaser will agree to pay the purchase price of the shares subscribed for at the closing at which such subscription is accepted. We have the right to revoke any offers made under this prospectus and to refuse to sell shares to a particular subscriber if the subscriber does not promptly supply all information we request or if we disapprove the sale. Subscriptions are not binding until accepted. We will refuse any subscription by giving written notice to the subscriber by personal delivery or first-class mail. We may reject any subscription at any time prior to acceptance, in whole or in part, in our sole discretion.

     In order to subscribe for shares, a prospective investor must deliver the following documents to the placement agent:

     1. a complete and executed subscription agreement, in the form attached to this prospectus as Annex A;

     2. a complete and executed investor suitability questionnaire, in the form provided by the Company; and

     3. The full amount of the subscription price paid in United States dollars in cash or by check, bank draft or money order made payable to the escrow agent.

                                  LEGAL MATTERS

     The validity of the shares of common stock offered hereby will be passed upon for us by Heller Ehrman White & McAuliffe LLP, San Diego, California.

                                     EXPERTS

     The balance sheets of the Company as of December 31, 2001 and 2002, and the related statements of operations, changes in stockholders' equity (deficit), and cash flows for the years then ended, and for the period from August 27, 1984 (inception) through December 31, 2002, except for the statements of operations, changes in stockholders' equity (deficit), and cash flows of the Company for the period from August 27, 1984 (inception) through December 31, 1999, included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern). The statements of operations, changes in stockholders' equity (deficit), and cash flows of the Company for the period from August 27, 1984 (inception) through December 31, 1999 (not presented separately herein) have been audited by Causey Demgen & Moore Inc., independent auditors, as stated in their report included herein. Such financial statements of the Company are included herein in reliance upon the respective reports of such firms given upon their authority as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, including exhibits, schedules and amendments, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all the information included in the registration statement. For further information about us and the shares of our common stock to be sold in this offering, please refer to this registration statement. Complete exhibits have been filed with our registration statement on Form SB-2.

     You may read and copy any contract, agreement or other document referred to in this prospectus and any portion of our registration statement or any other information from our filings at the Securities and Exchange Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the Securities and Exchange Commission. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information about the public reference rooms. Our filings with the Securities and Exchange Commission, including our registration statement, are also available to you on the Securities and Exchange Commission's Web site, http://www.sec.gov.

     We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, and file and furnish to our stockholders annual reports containing financial statements audited by our independent auditors, make available to our stockholders quarterly reports containing unaudited financial data for the first three quarters of each fiscal year, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information on file at the public reference rooms.

     You can also request copies of these documents, for a copying fee, by writing to the Commission.

                          INDEX TO FINANCIAL STATEMENTS

                                                                            PAGE
                                                                            ----

YEARS ENDED DECEMBER 31, 2001 AND 2002
--------------------------------------

Independent Auditors' Report.................................................F-2

Report of Independent Certified Public Accountants...........................F-3

Balance Sheets...............................................................F-4

Statements of Operations.....................................................F-5

Statements of Changes in Stockholders' Equity (Deficit)......................F-6

Statements of Cash Flows.....................................................F-9

Notes to Financial Statements...............................................F-11

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2003
-------------------------------------------------------

Balance Sheets (unaudited)..................................................F-23

Statements of Operations (unaudited)........................................F-24

Statements of Changes in Stockholders' Equity (Deficit) (unaudited).........F-26

Statements of Cash Flows (unaudited)........................................F-27

Notes to Financial Statements (unaudited)...................................F-29

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Entropin, Inc.

We have audited the accompanying balance sheets of Entropin, Inc. (a development stage company) as of December 31, 2001 and 2002, and the related statements of operations, changes in stockholders' equity (deficit), and cash flows for the years then ended, and for the period from August 27, 1984 (inception) through December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The Company's financial statements for the period from August 27, 1984 (inception) through December 31, 1999 were audited by other auditors whose report, dated February 4, 2000, expressed an unqualified opinion on those statements. The financial statements for the period from August 27, 1984 (inception) through December 31, 1999 reflect a net loss applicable to common stockholders of $14,993,971 of the related total. The other auditors' report has been furnished to us, and our opinion, insofar as it relates to the amounts included for such prior period, is based solely on the report of such other auditors.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of other auditors, such financial statements present fairly, in all material respects, the financial position of Entropin, Inc. as of December 31, 2001 and 2002, and the results of its operations and its cash flows for the years then ended and for the period from August 27, 1984 (inception) through December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements for the year ended December 31, 2002 have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company's recurring losses from operations and requirement for additional funding raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ DELOITTE & TOUCHE LLP

San Diego, California
March 4, 2003

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors and Stockholders
of Entropin, Inc.

We have audited the statements of operations, changes in stockholders' equity (deficit) and cash flows for the period from August 27, 1984 (inception) through December 31, 1999 of Entropin, Inc. (a development stage company) none of which are presented separately herein. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations of Entropin, Inc. and its cash flows for the period from August 27, 1984 (inception) through December 31, 1999, in conformity with accounting principles generally accepted in the United States of America.

/s/ CAUSEY DEMGEN & MOORE INC.

Denver, Colorado
February 4, 2000

                                          ENTROPIN, INC.
                                  (A DEVELOPMENT STAGE COMPANY)
                                          BALANCE SHEETS
                                   December 31, 2001 and 2002

ASSETS                                                                 2001              2002
------                                                            -------------     -------------
Current assets:
    Cash and cash equivalents                                     $  4,609,562      $  2,906,853
    Short-term investments                                           4,098,692           990,000
    Accrued interest receivable                                         33,327             5,954
                                                                  -------------     -------------
       Total current assets                                          8,741,581         3,902,807

Patent costs, less accumulated amortization of
    $132,997 (2001) and $155,428 (2002)                                329,035           410,641
Property and equipment, net                                             11,197            12,210
Prepaid assets and deposits                                             40,954             3,126
                                                                  -------------     -------------

Total assets                                                      $  9,122,767      $  4,328,784
                                                                  =============     =============

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Current liabilities:
    Accounts payable                                              $    142,986      $     62,450

Series A redeemable preferred stock, $.001 (2001) and $.0001
    (2002) par value, 3,210,487 shares authorized, issued and
    outstanding, $1.00 per share redemption value                    3,210,487         3,210,487

Series B redeemable convertible preferred stock, $.001 (2001)
    and $.0001 (2002) par value, 400,000 shares authorized,
    168,500 (2001) and 143,500 (2002) shares issued and
    outstanding, $5.00 per share redemption value                      825,049           712,547

Commitments and contingencies (Note 6)

Stockholders' equity:
    Common stock, $.001 (2001) and $.0001 (2002) par value,
       50,000,000 shares authorized, 9,798,480 (2001) and
       9,912,587 (2002) shares issued and outstanding                    9,798               991
    Additional paid-in capital                                      29,037,558        29,801,165
    Unearned stock compensation                                        (62,780)          (72,479)
    Deficit accumulated during the development stage               (24,040,331)      (29,386,377)
                                                                  -------------     -------------
       Total stockholders' equity                                    4,944,245           343,300
                                                                  -------------     -------------

Total liabilities and stockholders' equity                        $  9,122,767      $  4,328,784
                                                                  =============     =============

                        See accompanying notes to financial statements.

                                               F-4

                                           ENTROPIN, INC.
                                    (A DEVELOPMENT STAGE COMPANY)
                                      STATEMENTS OF OPERATIONS
                           For the Years Ended December 31, 2001 and 2002
            and for the Period from August 27, 1984 (Inception) Through December 31, 2002

                                                                                   Inception through
                                                    2001               2002         December 31, 2002
                                                -------------     -------------     -----------------
Costs and expenses:
   Research and development                     $  2,315,076      $  3,048,063         $ 14,693,578
   General and administrative                      1,973,401         2,403,835           14,892,366
                                                -------------     -------------        -------------

     Operating loss                               (4,288,477)       (5,451,898)         (29,585,944)
                                                -------------     -------------        -------------

Other income (expense):
   Interest income                                   497,462           190,102            1,466,128
   Interest expense                                       --                --             (242,811)
                                                -------------     -------------        -------------

     Total other income, net                         497,462           190,102            1,223,317
                                                -------------     -------------        -------------

Net loss                                          (3,791,015)       (5,261,796)         (28,362,627)

Dividends applicable to Series B
   preferred stockholders                            (96,384)          (91,033)          (1,068,145)
                                                -------------     -------------        -------------
Net loss applicable to common stockholders      $ (3,887,399)     $ (5,352,829)        $(29,430,772)
                                                =============     =============        =============

Basic and diluted net loss per common share     $       (.40)     $       (.54)        $      (4.86)
                                                =============     =============        =============

Weighted average common shares outstanding         9,739,000         9,874,000            6,057,000
                                                =============     =============        =============

                             See accompanying notes to financial statements.

                                                 F-5

                                                           ENTROPIN, INC.
                                                    (A DEVELOPMENT STAGE COMPANY)
                                       STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                                           For the Years Ended December 31, 2001 and 2002
                            and for the Period from August 27, 1984 (Inception) Through December 31, 2000
                                                                                                          Deficit
                                                                                                        accumulated        Total
                                                             Additional                  Unearned       during the     stockholders'
                                         Common stock         paid-in        Stock         stock        development        equity
                                        Shares    Amount      capital    subscriptions  compensation       stage         (deficit)
                                     -----------  -------   ------------   ----------   ------------   -------------   -------------
Balance, August 27, 1984
  (inception)                                --   $   --   $         --    $      --    $        --    $         --    $         --

   Cash contribution from
     stockholder                             --       --         50,000           --             --              --          50,000

   Cash received for common
     stock subscription                      --       --             --      150,000             --             --         150,000

   Stock contributions from
     stockholders                            --       --        927,000           --             --              --         927,000

   Shares issued pursuant to
     recapitalization                   480,051      480        219,620           --             --              --         220,100

   Shares issued pursuant to
     private placements               1,508,700    1,509      4,163,931           --             --              --       4,165,440

   Shares and warrants issued
     pursuant to secondary
     offering                         2,180,000    2,180     13,678,154           --             --              --      13,680,334

   Conversion of promissory
     notes to common stock              100,831      101        201,561           --             --              --         201,662

   Unearned stock compensation
     pursuant to issuance of
     common stock options                    --       --      7,734,722           --     (7,734,722)             --              --

   Amortization and valuation
     adjustment of unearned
     stock compensation                      --       --             --           --      7,647,286              --       7,647,286

   Shares issued from exercise
     of common stock options
     and warrants                        72,986       73         79,927           --             --              --          80,000

   Common stock warrants canceled
     in exchange for cash                    --       --       (330,000)          --             --              --        (330,000)

   Shares issued for cash             1,252,802    1,253        303,747     (150,000)            --              --         155,000

   Shares issued for services         3,990,954    3,989        140,723           --             --              --         144,712

   Issuance of Series B preferred
     stock with a beneficial
     conversion feature                      --       --        613,750           --             --        (613,750)             --

   Shares issued for Series B
     preferred stock dividend            47,100       48        235,452           --             --        (235,500)             --

   Conversion of Series B
    preferred stock to common
    stock                                55,000       55        264,649           --             --              --         264,704

   Accretion to mandatory
     redemption amount for
     Series B preferred stock                --       --        (41,571)          --             --              --         (41,571)

   Net loss for the period from
     August 27, 1984 (inception)
     through December 31, 2000               --       --             --           --             --     (19,309,816)    (19,309,816)
                                     -----------  -------   ------------   ----------   ------------   -------------   -------------
Balance, December 31, 2000            9,688,424    9,688     28,241,665           --        (87,436)    (20,159,066)      8,004,851

                                                   (Continued on following page)
                                          See accompanying notes to financial statements.

                                                                F-6


                                                     ENTROPIN, INC.
                                             (A DEVELOPMENT STAGE COMPANY)
                                STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                              For the Years Ended December 31, 2001 and December 31, 2002
                     and for the Period from August 27, 1984 (Inception) Through December 31, 2000
                                             (Continued from preceding page)

                                                                                           Deficit
                                                                                          accumulated        Total
                                                             Additional    Unearned       during the      stockholders'
                                         Common stock         paid-in        stock        development        equity
                                        Shares    Amount      capital     compensation       stage         (deficit)
                                     -----------  -------   ------------  ------------   -------------   -------------
   Unearned stock compensation
     pursuant to issuance of
     common stock options                    --       --        435,322      (435,322)             --              --

   Amortization and valuation
     adjustment of unearned
     stock compensation                      --       --             --       459,978              --         459,978

   Shares issued from exercise
     of common stock options                195       --            292            --              --             292

   Shares issued for services            69,811       70        175,500            --              --         175,570

   Conversion of Series B
    preferred stock to common
    stock                                22,000       22        106,181            --              --         106,203

   Shares issued for Series B
     preferred stock dividend            18,050       18         90,232            --         (90,250)             --

   Accretion to mandatory
     redemption amount for
     Series B preferred stock                --       --        (11,634)           --              --         (11,634)

   Net loss for the year                     --       --             --            --      (3,791,015)     (3,791,015)
                                     -----------  -------   ------------  ------------   -------------   -------------
Balance, December 31, 2001            9,978,480    9,797     29,037,558       (62,780)    (24,040,331)      4,944,245

                                                   (Continued on following page)
                                          See accompanying notes to financial statements.

                                                                F-7

                                                     ENTROPIN, INC.
                                             (A DEVELOPMENT STAGE COMPANY)
                                STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                              For the Years Ended December 31, 2001 and December 31, 2002
                     and for the Period from August 27, 1984 (Inception) Through December 31, 2000
                                             (Continued from preceding page)
                                                                                             Deficit
                                                                                           accumulated        Total
                                                             Additional      Unearned      during the     stockholders'
                                         Common stock         paid-in         stock        development        equity
                                        Shares    Amount      capital      compensation       stage         (deficit)
                                     -----------  -------   ------------   ------------   -------------   -------------
   Change in par value of
     common stock in connection
     with reincorporation in
     Delaware                                --   (8,878)         8,878             --              --              --

   Unearned stock compensation
     pursuant to issuance of
     common stock options                    --       --        539,962       (539,962)             --              --

   Amortization and valuation
     adjustment of unearned
     stock compensation                      --       --             --        530,263              --         530,263

   Shares issued from exercise
     of common stock options             59,604       60            (60)            --              --              --

   Shares issued for services            12,653        7         18,080             --              --          18,087

   Conversion of Series B
    preferred stock to common
    stock                                25,000        3        122,407             --              --         122,410

   Accretion to mandatory
     redemption amount for
     Series B preferred stock                --       --         (9,908)            --              --          (9,908)

   Net loss for the year                     --       --             --             --      (5,261,796)     (5,261,796)
                                     -----------  -------   ------------   ------------   -------------   -------------
Balance, December 31, 2002            9,912,587   $  991    $29,801,165    $   (72,479)   $(29,386,377)   $    343,301
                                     ===========  =======   ============   ============   =============   =============

                                          See accompanying notes to financial statements.

                                                                F-8

                                                        ENTROPIN, INC.
                                                 (A DEVELOPMENT STAGE COMPANY)
                                                   STATEMENTS OF CASH FLOWS
                                        For the Years Ended December 31, 2001 and 2002
                         and for the Period From August 27, 1984 (Inception) Through December 31, 2002

                                                                                                              Inception through
                                                                         2001                  2002           December 31, 2002
                                                                     ------------          ------------       -----------------
Cash flows from operating activities:
   Net loss                                                          $(3,791,015)          $(5,261,796)          $(28,362,627)
   Adjustments to reconcile net loss to net
     cash used in operating activities:
       Depreciation and amortization                                      30,761                28,115                223,380
       Loss on disposal of assets                                             --                 1,837                  1,837
       Services received in exchange for stock,
         stock options and warrants                                      596,990               548,350              9,864,338
       Services received in exchange for
         compensation agreements                                              --                    --              2,231,678
       Decrease (increase) in accrued interest receivable                198,312                27,373                 (5,954)
       (Decrease) increase in accounts payable                           (89,491)              (80,536)               270,147
       Other                                                             (37,955)               47,736                 55,487
                                                                     ------------          ------------          -------------
       Net cash used in operating activities                          (3,092,398)           (4,688,921)           (15,721,714)
                                                                     ------------          ------------          -------------

Cash flows from investing activities:
   Maturities (purchases) of short-term investments, net               1,722,377             3,108,692               (990,000)
   Patent costs                                                          (30,866)             (112,478)              (574,510)
   Purchase of property and equipment                                     (8,030)              (10,002)              (130,516)
                                                                     ------------          ------------          -------------
       Net cash provided by (used in) investing activities             1,683,481             2,986,212             (1,695,026)
                                                                     ------------          ------------          -------------

Cash flows from financing activities:
   Proceeds from shares issued pursuant to recapitalization                   --                    --                220,100
   Proceeds from issuance of common stock and warrants                       292                    --             18,281,066
   Proceeds from issuance of preferred stock                                  --                    --              1,142,750
   Proceeds from stockholder loans                                            --                    --                809,677
   Proceeds from stockholder advances                                         --                    --                 98,873
   Repayments of stockholder advances                                         --                    --                (98,873)
   Payment for cancellation of common stock warrant                           --                    --               (330,000)
   Proceeds from convertible notes payable                                    --                    --                200,000
                                                                     ------------          ------------          -------------
       Net cash provided by financing activities                             292                    --             20,323,593
                                                                     ------------          ------------          -------------
Net (decrease) increase in cash                                       (1,408,625)           (1,702,709)             2,906,853

Cash and cash equivalents at beginning of period                       6,018,187             4,609,562                     --
                                                                     ------------          ------------          -------------
Cash and cash equivalents at end of period                           $ 4,609,562           $ 2,906,853           $  2,906,853
                                                                     ============          ============          =============

                                                   (Continued on following page)
                                          See accompanying notes to financial statements.

                                                             F-9

                                 ENTROPIN, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS
                 For the Years Ended December 31, 2001 and 2002
  and for the Period From August 27, 1984 (Inception) Through December 31, 2002
                         (Continued from preceding page)

Supplemental disclosure of cash flow information:

                                                               Inception through
                                2001            2002           December 31, 2002
                                ----            ----           -----------------

     Cash paid for interest     $ -             $ -               $ 242,811

Supplemental disclosure of non-cash investing and financing activities:

     During the year ended December 31, 1998, the Company issued 3,210,487 shares of Series A preferred stock in exchange for an aggregate $1,710,487 of notes payable to stockholders plus accrued interest and a $1,500,000 compensation agreement.

     During the year ended December 31, 1999, the Company converted promissory notes payable with outstanding principal and interest balances totaling $201,662 into 100,831 shares of common stock.

     During the years ended December 31, 2001 and 2002 and the period from August 27, 1984 (inception) through December 31, 2002, the Company issued 69,811, 12,653 and 4,073,418 shares of common stock for services totaling $175,570, $18,087 and $338,369, respectively.

     During the years ended December 31, 2001 and 2002 and the period from August 27, 1984 (inception) through December 31, 2002, the Company issued 18,050, 16,850 and 82,000 shares, respectively, of common stock at $5.00 per share as payment of accrued dividends on Series B preferred stock.

     During the years ended December 31, 2001 and 2002 and the period from August 27, 1984 (inception) through December 31, 2002, the Company issued 22,000, 25,000 and 102,000 shares of common stock for conversion of an equal number of shares of Series B preferred stock totaling $106,203, $122,410 and $493,317, respectively.

                 See accompanying notes to financial statements.

                                 ENTROPIN, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

1. Organization and summary of significant accounting policies
--------------------------------------------------------------

     Organization and basis of presentation:

     Entropin, Inc. (the "Company"), a Delaware corporation, was organized as a California corporation in August 1984. The Company is a pharmaceutical research and development company focused on the development of its proprietary compound ENT-103(R) as a potent therapy for pain. Activities from inception include research and development, seeking the U.S. Food and Drug Administration, or FDA, approval for its proprietary compounds, including its current drug, ENT-103, as well as fund raising.

     The Company's financial statements have been presented on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is in the development stage and has been primarily involved in research and development activities. This has resulted in significant operating losses and an accumulated deficit at December 31, 2002 of $29,386,377. Management anticipates additional operating losses for the foreseeable future. In addition, if the Company's outstanding Series B preferred shares have not been converted to shares of common stock prior to their July 15, 2003 mandatory redemption date, the Company will be required to redeem them at an approximate cost of $717,500. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time. The financial statements do not include any adjustments related to the recoverability of recorded asset amounts that may be necessary should the Company be unable to continue as a going concern. The Company will need to raise significant additional funds to continue its planned development activities. In the absence of positive cash flows from operations, the Company is highly dependent on its ability to secure additional funding through the issuance of debt or equity instruments or corporate partnering arrangements. If adequate funds are not available, the Company may be forced to significantly curtail its operations or to obtain funds through entering into collaborative agreements or other arrangements that may be on unfavorable terms. The Company's failure to raise sufficient additional funds on favorable terms, or at all, would have a material adverse effect on its business, results of operations and financial position. The Company's ultimate continued

     existence is currently dependent on its ability to complete development of, obtain approval for, and successfully market its proprietary compound ENT-103.

     Because the Company has not yet completed product development, obtained regulatory approval, or verified the market acceptance and demand for any products it may develop, its activities have been accounted for as those of a "development stage enterprise" as set forth in Statement of Financial Accounting Standards No. 7, "Accounting and Reporting by Development Stage Enterprises".

     During 1998, the Company consummated an agreement and plan of merger with Vanden Capital Group, Inc. ("Vanden"), a Colorado corporation, under which Vanden acquired all of the issued and outstanding common shares of the Company (see Note 5). The Company was merged into Vanden, and Vanden changed its name to Entropin, Inc. For accounting purposes, the acquisition has been treated as a recapitalization of the Company, based upon historical cost, and a reverse acquisition with the Company as the acquirer.

     The Company completed the recapitalization during 1998. The Company also completed private offerings of 245,500 shares of Series B convertible preferred stock for gross proceeds of $1,227,500, $200,000 of convertible notes payable, and 1,508,700 shares of common stock for gross proceeds of $4,664,800. In addition, the Company raised approximately $13,700,000 through a secondary offering and sale of the underwriter's over-allotment during the first half of 2000.

     Use of estimates:

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Income taxes:

     The Company provides for income taxes utilizing the asset and liability approach under which deferred income taxes are recognized based upon currently enacted tax laws and rates applicable to the periods in which the taxes are expected to become payable. A valuation allowance is established for deferred income tax assets when their realization is not reasonably assured.

     Property and equipment:

     Office furniture and equipment is recorded at cost. Depreciation commences as items are placed in service and is computed using the straight-line method over their estimated useful lives of three years.

     Leasehold improvements are recorded at cost and amortized using the straight-line method over the shorter of their estimated useful life or the related lease term.

     Research and development costs:

     Research and development costs are expensed as incurred.

     Patents:

     Patents are stated at cost less accumulated amortization which is calculated on a straight-line basis over their useful lives, estimated by management to average 16 years. Costs associated with internally developed patents (with the exception of legal costs) are expensed in the period incurred.

     The Company currently holds fifty six issued and pending patent applications worldwide, including seven issued U.S. patents and 37 foreign patents and has three patents pending. The issued patents include two material composition patents covering the molecules contained in Esterom(R) solution (including ENT-102) which expire in 2012 and 2013. The Company has also filed a patent application with the United States Patent Office along with international counterparts that describes a method for the enrichment of the compounds covered in our composition of matter patents. This patent application describes a method for the production of Esterom(R) solution and its components, including ENT-102

     In August 2002, the Company filed a patent describing the manufacturing process for ENT-102. This patent application describes the preparation of commercial quantities of ENT-102 and other related compounds. In December 2002, the Company filed a composition of matter patent application for ENT-103.

     Impairment of long-lived assets:

     The Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets or intangibles may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

     Cash equivalents and short-term investments:

     The Company considers cash equivalents to include only highly liquid securities with an original maturity of three months or less. Investments with an original maturity of more than three months are considered short-term investments and have been classified by management as held-to-maturity. At December 31, 2002, the Company's short-term investments consisted entirely of certificates of deposit that are carried at amortized cost with an average remaining maturity period of 64 days.

     Concentrations of credit risk:

     The Company invests its excess cash principally in certificates of deposit. The Company has established guidelines relative to diversification and maturities that maintain safety and liquidity. These guidelines are periodically reviewed and modified to take advantage of trends in yields and interest rates. The Company has not experienced any losses on its cash equivalents or short-term investments.

     Stock-based compensation:

     The Company follows the fair value method of accounting for employee stock based compensation provided for in Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation". Compensation cost for stock option grants is measured as the fair value of the options using the Black-Scholes option pricing model. Amounts recorded for options granted to non-employees are determined in accordance with Statement of Financial Accounting Standards No. 123 and EITF 96-18 based on the fair value of the consideration or the fair value of the equity instruments issued, whichever is more reliably measured. Deferred charges related to options granted to non-employees are periodically remeasured as the underlying options vest and are included as unearned stock compensation in the stockholders' equity section of the balance sheet.

     Fair value of financial instruments:

     The carrying amounts of cash, cash equivalents, short-term investments, receivables and accounts payable are considered to be representative of their respective fair values because of their short-term nature. The Company believes that it is not practical to estimate the fair market value of its Series A and Series B preferred stock because of the numerous features unique to these securities, as described in Note 4, without incurring excessive costs.

     Loss per share:

     Net loss per common share is computed using the weighted average number of common shares outstanding. Basic and diluted net loss per common share amounts are equivalent for the periods presented as the inclusion of common stock equivalents in the number of shares used for the diluted computation would be anti-dilutive. Dividends on preferred stock, consisting of 10% cumulative dividends and deemed dividends related to the beneficial conversion feature and mandatory redemption accretion of Series B preferred stock, are added to net loss for the purpose of determining net loss and net loss per share amounts applicable to common stockholders.

     Segment reporting:

     The Company currently operates in a single segment. In addition, financial results are prepared and reviewed by management as a single operating segment. The Company continually evaluates its operating activities and the method utilized by management to evaluate such activities and will report on a segment basis when appropriate to do so.

     Recent accounting pronouncements:

     In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations". SFAS No. 141 requires the use of the purchase method of accounting for all business combinations initiated after June 30, 2001 and eliminates the pooling-of-interests method. The adoption of SFAS No. 141 did not have a material effect on the Company's results of operations or financial position.

     In June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets". SFAS No. 142 requires that goodwill and other intangible assets with indefinite lives no longer be amortized, but instead tested for impairment at least annually. In addition, the standard addresses how intangible assets that are acquired individually or with a group of other assets, other than as part of a business combination, should be accounted for upon their acquisition. The adoption of SFAS No. 142 effective January 1, 2002 did not have a material effect on the Company's results of operations or financial position.

     In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement supersedes FASB Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of a Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions", for the disposal of a segment of a business (as previously defined in that Opinion). The adoption of SFAS No. 144 effective January 1, 2002 did not have a material effect on the Company's results of operations or financial position.

     In November 2002, the FASB issued FASB Interpretation No. 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others". FIN 45 requires that a liability be recorded in the guarantor's balance sheet upon issuance of a guarantee. In addition, FIN 45 requires certain disclosures about each of the entity's guarantees. The disclosure provisions of FIN 45 are effective for annual and interim periods that end after December 15, 2002. The recognition provisions of FIN 45 are applicable prospectively to guarantees entered after December 31, 2002. The Company does not believe that the adoption of FIN 45 will have a material effect on its results of operations or financial position.

2. Related party transactions
-----------------------------

     Lease agreement:

     The Company subleases on a month-to-month basis approximately 800 square feet of office space from a principal stockholder, at $800 per month. Rent expense related to the sublease was $9,600, $9,600 and $47,114 for the years ended December 31, 2001 and 2002 and for the period from August 27, 1984 (inception) through December 31, 2002, respectively.

     Conversion of long-term debt - stockholders:

     During January 1998, the Company converted $1,710,487 of long-term debt and accrued interest, incurred for cash advances and past services associated with research and development, into 1,710,487 shares of 8% non-voting, non-cumulative Series A preferred stock at $1.00 per share (see Note 4). The debt was owed to significant stockholders.

3. Income taxes
---------------

     The Company has not recorded income tax expense or benefit for the years ended December 31, 2001 and 2002 and the period from August 27, 1984 (inception) through December 31, 2002. This differs from the income tax benefit that would result from applying the federal statutory rate of 34% to net loss for these periods primarily as a result of a valuation allowance provided for deferred income tax assets and losses incurred through 1998 while the Company was reporting as an S Corporation for income tax purposes.

     At December 31, 2002, the Company has net operating loss carry-forwards of approximately $15,482,000 for federal purposes and $13,612,000 for state purposes. The federal and state net operating loss carry-forwards begin to expire in 2018 and 2004, respectively. At December 31, 2001 and 2002, deferred income tax balances and the related valuation allowance are as follows:

                                                              2001            2002
                                                           ------------   ------------
Deferred income tax assets (liabilities) resulting from:

  Net operating loss carry-forwards                        $ 4,397,000    $ 6,034,000

  Research and development credit carry-forwards               583,000        457,000

  Basis difference in patent costs and
    property and equipment                                    (117,000)      (152,000)

  Accrual to cash basis adjustments                             11,000         21,000

  Unearned stock compensation                                3,473,000      3,454,000

  Capital loss contribution                                     28,000             --

  Capitalized research and development costs                        --         49,000
                                                           ------------   ------------
          Total                                              8,375,000      9,863,000

   Less valuation allowance                                 (8,375,000)    (9,863,000)
                                                           ------------   ------------
                                                           $        --    $        --
                                                           ============   ============

     A full valuation allowance has been established for deferred income tax assets, as utilization of the loss carry-forwards and realization of other deferred income tax assets is not reasonably assured.

4. Redeemable preferred stock
-----------------------------

     In December 1997, the Board of Directors approved an amendment to the Company's articles of incorporation to authorize the issuance of 10,000,000 shares of $.001 par value preferred stock in various series. In June 2002, the Company reincorporated in Delaware and changed the par value of its preferred stock from $.001 to $.0001 per share.

     In January 1998, the Company issued 3,210,487 shares of its Series A redeemable, non-voting, non-cumulative 8% preferred stock in exchange for an aggregate $1,710,487 of notes payable to stockholders, accrued interest, and a $1,500,000 compensation agreement. The annual 8% dividend is based upon a $1.00 per share value and is only payable out of earnings. The Series A preferred stock is redeemable from 20% to 50% of annual earnings, as long as redemption amounts do not exceed net cash flow from operating activities. Prior to February 14, 2003, the Series A preferred stock agreement required any redemption by the Company to be in the form of cash at a value of $1.00 per share and was to be automatically cancelled on January 16, 2005. On February 14, 2003, the Company entered into separate agreements with each of the holders of its Series A preferred stock, in which these stockholders agreed to exchange each outstanding share of Series A preferred stock for one share of Series A' preferred stock. The terms of the Series A' preferred stock are the same as the terms of the Series A preferred stock except the redemption provision of the Series A' preferred stock allows us to redeem the Series A' preferred stock in cash, common stock or any combination thereof and extends the redemption period to January 15, 2015. Because the Company can redeem the Series A' preferred stock with common stock at its discretion, the Company can include the outstanding Series A' preferred stock balance in the Company's stockholders' equity effective February 14, 2003. Had the exchange been completed effective as of December 31, 2002, the resulting inclusion of the outstanding Series A' preferred stock balance in the Company's stockholders' equity would have increased total stockholders' equity as of December 31, 2002 to $3,553,787.

     In July 1998, the Company completed a private placement of 245,500 shares of Series B preferred stock at $5.00 per share, for total net proceeds of $1,142,750. The Series B preferred stock is designated as redeemable 10% cumulative non-voting convertible preferred stock with $.0001 par value. The shares are convertible on a one-for-one basis into common stock. The $613,750 intrinsic value of this beneficial conversion feature was recorded by allocating this portion of the total net proceeds to additional paid-in capital, with an equal amount treated as an immediate deemed dividend to the preferred stockholders. The dividends accrue at the rate of $.50 per share per annum and are paid annually commencing July 15, 1999. At the Company's election, annual dividends were paid in shares of the Company's common stock at $5.00 per share at July 15, 1999, 2000, 2001 and 2002. A total of 102,000 Series B preferred shares have been converted as of December 31, 2002. All unconverted shares are subject to mandatory redemption at $5.00 per share on or before July 15, 2003. As of December 31, 2002, 143,500 shares of Series B preferred stock remained outstanding. If these shares have not been converted to shares of common stock prior to the mandatory redemption date, we will be required to redeem them at a cost of approximately $717,500. The Company is accreting its Series B preferred stock up to the mandatory redemption amount. Such accretion amounts are treated as deemed dividends to preferred stockholders.

5. Stockholders' equity
-----------------------

     Recapitalization:

     In December 1997, the Company entered into an agreement and plan of merger with Vanden to exchange all of the issued and outstanding common shares of the Company, in exchange for 5,220,000 shares of Vanden's $.001 par value common stock, in a reverse acquisition.

     Pursuant to the agreement, Vanden agreed to have cash of $220,000 and no unpaid liabilities at the effective date of the transaction. The exchange was consummated during January 1998 and is presented on the statement of changes in stockholders' equity as an issuance of 480,051 shares of common stock for cash proceeds of $220,100 pursuant to recapitalization. In connection with the recapitalization, the Company issued options to purchase 180,001 shares of its $.001 par value common stock for cash of $100 and options to purchase an additional 180,001 shares of common stock for $2.80 per share, as required by a management advisory services contract as compensation for arranging the merger. The difference between the fair value of the stock, estimated by the Company to be $2.75 per share, and the purchase price for the initial 180,001 shares was treated as additional cost of the merger and charged to capital, consistent with accounting for the reverse acquisition as a recapitalization. The net effect of this transaction was to record an increase and related decrease to additional paid-in capital of $495,000. The remaining options to acquire 180,001 shares were exercisable for a five-year period and expired in October 2002.

     Following the exchange, the Company's stockholders owned approximately 95% of the outstanding common stock of Vanden. The reverse acquisition has been accounted for as a recapitalization of the Company based upon historical cost. Accordingly, the common stock and additional paid-in capital amounts have been restated on the statements of changes in stockholders' equity to give retroactive effect to the recapitalization.

     Reincorporation:

     In June 2002, the Company changed its state of incorporation from Colorado to Delaware. The reincorporation was approved by the holders of a majority of its outstanding shares. The reincorporation was accomplished by merging with and into Entropin, Inc., a Delaware corporation and our formerly wholly-owned subsidiary. Each share of common stock of the Colorado corporation was converted into one share of common stock of the Delaware corporation. Each share of Series A preferred stock of the Colorado corporation was converted into one share of Series A preferred stock of the Delaware corporation. Each share of Series B preferred stock of the Colorado corporation was converted into one share of Series B preferred stock of the Delaware corporation.

     Private placements:

     In January 1998, the Company completed a private placement of 300,000 shares of its common stock at $2.75 per share for proceeds of $825,000.

     In April 1999, the Company completed a private placement of 497,500 shares of its common stock at $2.00 per share for proceeds of $995,000.

     In June 1999, the Company completed a private placement of 304,750 shares of its common stock at $4.00 per share for proceeds of $1,219,000.

     In September 1999, the Company completed a private placement of 406,450 shares of its common stock at $4.00 per share for proceeds of $1,625,800.

     Secondary public offering:

     On March 20, 2000, the Company completed a secondary public offering. The Company received net proceeds of approximately $12,500,000 (net of offering costs of approximately $2,000,000) from the sale of 2,000,000 shares of common stock and 2,000,000 redeemable common stock purchase warrants. The warrants are exercisable at $10.50 per share at any time until March 14, 2005. After March 14, 2001, under certain conditions, the Company may redeem the warrants at $.25 per warrant. The Company also issued to the underwriter warrants to purchase up to 200,000 shares at an exercise price of $8.25 per share and an option to purchase up to 200,000 warrants to purchase 200,000 shares at $.30 per warrant. On May 1, 2000, the Company received net proceeds of $1,185,000 from the over-allotment sale of 180,000 shares of common stock and 300,000 warrants. The warrants carry the same terms as those sold in the public offering.

     Stock options and warrants:

     In 2000, the Company provided stock option agreements to two directors to purchase 20,000 shares of the Company's common stock exercisable for five years at $6.00 per share. The options vested ratably on a monthly basis commencing February 1, 2000, and ending on February 1, 2001.

     In 1998, the Company provided a stock option agreement to purchase 450,000 shares of the Company's common stock at $1.50 per share to an organization retained to provide assistance in taking Esterom(R) through the clinical trial and NDA approval process. In July 2000, upon completion of enrollment in the initial Phase III clinical trial, the Company terminated its agreements with this organization. The termination agreement allowed the organization to retain fully vested options to purchase 75,000 shares of the Company's common stock at $1.50 per share and options to purchase 15,195 shares at $1.50 that the organization had previously assigned to its employees and advisors. In addition, the Company granted the organization fully vested options to purchase 90,000 shares at $2.50 per share. The Company canceled previously issued options to purchase 359,805 shares of its common stock at $1.50 per share. The organization invoked its cashless exercise provision to exercise its option to purchase 75,000 shares at $1.50 in January 2001.

     In 2000, the Board of Directors approved a compensation plan for members of the Company's Scientific and Medical Advisory Board, which included stock options aggregating 8,000 shares in exchange for services. The options are exercisable at $2.00 per share and vested in equal portions in December 2001 and 2002. The options expire five years from the dates they became exercisable.

     In 2001, the Company provided stock option agreements to each of its directors to purchase 1,666.67 shares of its common stock for each month of service as a director exercisable until February 1, 2006, at $2.00 per share. The options vest ratably on a monthly basis commencing February 1, April 1, or July 1, 2001, based on each director's service period, and ending upon the earlier of April 1, 2002 or the termination of the recipient's term as a director.

     In 2001, the Board of Directors approved a compensation plan for the Chairman and Vice Chairman of the Board for services provided to the Company, to be paid in stock options with market values of $40,000 and $30,000, respectively. The options are exercisable until January 1, 2006, at $1.00 per share and vest ratably over a twelve month period.

     In 2001, the Company provided a stock option agreement to purchase 100,000 shares of common stock to its president and chief operating officer at an exercise price of $2.05 per share. The options vest upon completion of specific performance milestones and expire five years from the date they become exercisable.

     In 2001, the Company provided a stock option agreement to purchase 95,000 shares of common stock to its vice president and chief financial officer at an exercise price of $2.05 per share. The options vest upon completion of specific milestones and expire five years from the date they become exercisable.

     In 2001, the Company provided a stock option agreement to purchase 23,200 shares of common stock to its president and chief operating officer exercisable at $1.00 per share for a period of five years.

     In 2001, the Company provided a stock option agreement to purchase 14,500 shares of common stock to its vice president and chief financial officer exercisable at $1.00 per share for a period of five years.

     In 2001, the Company provided a stock option agreement to a new director to purchase 1,666.67 shares of its common stock for each month of service as a director, exercisable until February 1, 2006, at $2.00 per share. The options vested and became exercisable ratably on a monthly basis from January 1, 2002 to April 1, 2002.

     In 2002, the Board of Directors approved a compensation plan for the Chairman and Vice Chairman of the Board for services provided to the Company, to be paid in stock options with market values of $40,000 and $30,000, respectively. The options are exercisable until January 1, 2007, at $1.05 per share and vest ratably over a twelve month period.

     In 2002, the Company provided stock option agreements to each of its directors (except the Company's president and chief executive officer) to purchase 1,666.67 shares of its common stock for each month of service (20,000 shares per each year of service) as a director exercisable until April 1, 2007, at $3.85 per share. The options vest ratably on a monthly basis commencing April 1, 2002, and ending upon the earlier of April 1, 2003 or the termination of the recipient's term as a director.

     In 2002, the Company provided a stock option agreement to purchase 40,000 shares of common stock to its president and chief executive officer for services provided to the Company. The 40,000 options were fully vested at grant and exercisable for a period of five years with 20,000 exercisable at $2.05 per share and 20,000 exercisable at $3.05 per share.

     In 2002, the Company provided a stock option agreement to purchase 13,750 shares of common stock to its vice president and chief financial officer for services provided to the Company. The options were fully vested at grant and exercisable at $2.05 per share for a period of five years.
     In December 2002, the Company granted options to acquire 100,000 shares of the Company's common stock to a consulting organization retained to provide investor relations services to the Company. The options were fully vested at grant with 50,000 options exercisable at $0.75 per share and 50,000 options exercisable at $1.50 per share until December 1, 2005.

     The following is a summary of stock option activity:

                                                                                            Options Exercisable
                                                                                            -------------------
                                                         Option            Wtd avg.                        Wtd avg.
                                         Number          price per         exercise        Number          exercise
                                       of shares          share             price         of shares         price
                                       ---------          -----             -----         ---------         -----
   Balance, December 31, 1997
   Granted                              1,505,002     $.001 to $4.00        $2.26
   Canceled                              (180,001)        $0.001            $0.001
                                      ------------                         -------
   Balance, December 31, 1998           1,325,001                           $2.56           713,528          $3.31
   Granted                              1,371,000     $3.00 to $5.00        $4.07
   Exercised                              (20,000)        $4.00             $4.00
   Canceled                               (55,000)    $3.00 to $4.00        $3.36
                                      ------------                         -------
   Balance, December 31, 1999           2,621,001                           $3.43         1,647,669          $3.52
   Granted                                138,000     $2.00 to $6.00        $3.49
   Exercised                              (95,000)        $4.00             $4.00
   Canceled                              (359,805)        $1.50             $1.50
                                      ------------                         -------
   Balance, December 31, 2000           2,304,196                           $3.14         1,849,335          $3.44
   Granted                                441,869     $1.00 to $2.05        $1.78
   Exercised                                 (195)        $1.50             $1.50
                                      ------------                         -------
   Balance, December 31, 2001           2,745,870                           $2.96         2,210,859          $3.32
   Granted                                365,750     $1.00 to $3.85        $2.34
   Exercised                             (165,000)    $1.50 to $2.50        $2.05
   Expired                               (180,001)        $2.80             $2.80
                                      ------------                         -------
   Balance, December 31, 2002           2,766,619                           $2.90         2,356,619          $3.20
                                      ============

     The following is a summary of stock warrant activity:

                                                                                       Wtd avg.
                                                      Number        Warrant price      exercise
                                                    of shares         per share          price
                                                    ---------         ---------          -----
             Balance, December 31, 1998                     --
             Granted                                 1,200,181      $3.00 to $4.00       $3.17
             Canceled                                 (205,000)     $3.00 to $4.00       $3.02
                                                    -----------                         -------
             Balance, December 31, 1999                995,181                           $3.20

             Granted                                 2,500,000      $8.75 to $10.50     $10.36
             Exercised                                 (10,000)         $4.00            $4.00
             Canceled                                 (101,681)         $4.00            $4.00
                                                    -----------                         -------
             Balance, December 31, 2000              3,383,500                           $8.46
             Canceled                                 (100,000)         $3.00            $3.00
                                                    -----------                         -------
             Balance, December 31, 2001
             and December 31, 2002                   3,283,500                           $8.63
                                                    ===========

     The following is additional information with respect to those options and warrants outstanding at December 31, 2002:

                                                                                   Wtd avg.
                                                                                  remaining
                    Option                     Number           Options          contractual
           exercise price per share          of shares        exercisable       life in years
           ------------------------          ---------        -----------       -------------
                    $0.75                      50,000            50,000              2.92
                    $1.00                     177,700           137,700              3.50
                    $1.50                      65,000            65,000              3.51
                    $2.00                     147,169           142,169              3.21
                    $2.05                     230,750           160,750              3.21
                    $3.00                     625,000           625,000              3.41
                    $3.05                      20,000            20,000              4.45
                    $3.85                     140,000           105,000              4.25
                    $4.00                     811,000           811,000              1.04
                    $5.00                     460,000           160,000              2.57
                    $6.00                      40,000            40,000              3.09
                                           ----------        ----------             -----
                                            2,766,619         2,356,619              2.61
                                           ==========        ==========

                                                                                   Wtd avg.
                                                                                  remaining
                   Warrant                     Number          Warrants          contractual
           exercise price per share          of shares        exercisable       life in years
           ------------------------          ---------        -----------       -------------
                    $3.00                      700,000           700,000            1.40
                    $4.00                       83,500            83,500            1.42
                    $8.75                      200,000           200,000            2.22
                    $10.50                   2,300,000         2,300,000            2.22
                                            ----------        ----------
                                             3,283,500         3,283,500            2.02
                                            ==========        ==========

     At December 31, 2002, outstanding options and warrants aggregating 3,588,500 shares have certain registration rights and options and warrants aggregating 6,010,119 shares contain certain cashless exercise provisions. The fair value of issued but unearned options has been recorded as additional paid-in capital and unearned stock compensation. Unearned stock compensation was amortized to research and development and general and administrative expense over the term of the related agreements, as follows:

                                              Year ended December 31,      Inception through
                                                2001         2002          December 31, 2002
                                                ----         ----          -----------------
     Research and development                 $  15,597     $   2,866         $   897,765
     General and administrative                 444,381       527,397           7,739,762
                                              ---------     ---------         -----------
                                              $ 459,978     $ 530,263         $ 8,637,527
                                              =========     =========         ===========

6. Commitments and contingencies
--------------------------------

     Compensation agreements:

     In 1993, the Company entered into a thirty-year compensation agreement with certain limited partners owning 64.28% of the I.B.C. Limited Partnership ("I.B.C."). The limited partnership participated in the early development of Esterom(R) and owned the rights to three patents and certain intellectual property rights. Under the terms of the agreement, the Company acquired these patents and intellectual property rights in exchange for certain compensation to the limited partners, which is dependent upon the Company's receipt of a marketing partner's technological access fee and royalty payments. The limited partnership was subsequently dissolved. Compensation under the agreement includes a bonus payment of $96,420 to be paid at the time the Company is reimbursed by a pharmaceutical company for past expenses paid for development of Esterom(R) and/or products derived from the acquired patents and developed by the Company, as well as 64.28% of a decreasing payment rate (3% to 1%) on cumulative annual royalties received by the Company. As of December 31, 2002, no amounts have been earned or accrued with respect to this agreement.

     In a separate agreement with certain former I.B.C. limited partners, the Company has agreed to pay the partners 35.72% of a decreasing earned payment (3% to 1% on cumulative annual sales of Esterom(R) and/or products derived from the acquired patents and developed by the Company) until October 10, 2004. From October 10, 2004 until October 10, 2014, the Company will pay the partners 17.87% of the earned payment. In accordance with the agreement, the Company has agreed to pay these former limited partners the amount of $40,000 and a minimum earned payment of $3,572 per calendar quarter beginning on December 1, 1989. Such minimum payment is only payable when the Company is either reimbursed for expenditures for the development of Esterom(R) and/or products derived from the acquired patents and developed by the Company, or from the first revenue received by the Company from net sales of Esterom(R) and/or products derived from the acquired patents and developed by the Company. The quarterly payments are to be applied against the earned payment due the limited partners. The Company will receive a credit against the earned payments of 50% of monies expended in connection with preparing, filing, obtaining, and maintaining patents involved with the acquired rights.

     Development and supply agreements:

     In July 2000, the Company entered into an agreement with a clinical research organization to assist in the clinical and regulatory processes for the preparation, submission, filing and approval of a NDA. The Company agreed to compensate the organization on an hourly basis at pre-approved consulting rates, plus reasonable and necessary expenses. The agreement may be terminated at any time by mutual written consent of the parties.

     In addition, the Company contracts with various organizations to provide research, development, manufacturing and packaging services on an as needed basis.

     Litigation:

     In February 2003, a complaint was filed in the Superior Court of the State of California against the Company and certain of its executive officers seeking unspecified damages and alleging that the defendants violated federal and state securities laws. The Company believes the claims are without merit and intends to defend the action vigorously. However, there can be no assurance that the Company will succeed in defending or settling this action. Additionally, there can be no assurance that the action will not have a material adverse effect on the Company's business. As of the date of this report, the Company is not a party to any other material legal proceedings.


                                                ENTROPIN, INC.
                                         (A DEVELOPMENT STAGE COMPANY)
                                               BALANCE SHEETS
                                          September 30, 2002 and 2003
                                                 (Unaudited)
                                                                               September 30,     September 30,
ASSETS                                                                             2002               2003
------                                                                         -------------     -------------
Current assets:
    Cash and cash equivalents                                                  $  3,203,767      $  1,547,051
    Short-term investments                                                        1,469,808                --
    Accrued interest receivable                                                      17,987                --
    Prepaid insurance                                                                60,625                --
                                                                               -------------     -------------
      Total current assets                                                        4,752,187         1,547,051

Patent costs, less accumulated amortization of
    $147,398 (2002) and $190,724 (2003)                                             394,988           444,739
Property and equipment, net                                                          15,337             7,551
                                                                               -------------     -------------

Total assets                                                                   $  5,162,512      $  1,999,341
                                                                               =============     =============

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Current liabilities:
    Accounts payable                                                           $    131,850      $     53,831

Series A redeemable preferred stock, $.0001 par value;
    3,210,487 shares authorized, 3,210,487 (2002) and none (2003)
    shares issued and outstanding, $1.00 per share redemption value               3,210,487                --

Series B redeemable convertible preferred stock, $.0001 par value; 400,000 shares authorized, 168,500 (2002) and none (2003) shares issued and
    outstanding, $5.00 per share redemption value                                   825,049                --

Contingencies (Note 2)


Stockholders' equity:
    Series A' redeemable preferred stock, $.0001 par value;
      3,210,487 shares authorized, issued and outstanding,
      $1.00 per share redemption value                                                   --         3,210,487
    Common stock, $.0001 par value; 50,000,000 shares
      authorized, 9,880,770 (2002) and 11,545,341 (2003)
      shares issued and outstanding                                                     988             1,155
    Additional paid-in capital                                                   29,643,053        30,871,699
    Unearned stock compensation                                                    (169,290)             (115)
    Deficit accumulated during the development stage                            (28,479,625)      (32,137,716)
                                                                               -------------     -------------
      Total stockholders' equity                                                    995,126         1,945,510
                                                                               -------------     -------------


Total liabilities and stockholders' equity                                     $  5,162,512      $  1,999,341
                                                                               =============     =============

                               See accompanying notes to financial statements.

                                                      F-23



                                         ENTROPIN, INC.
                                 (A DEVELOPMENT STAGE COMPANY)
                                    STATEMENTS OF OPERATIONS
                     For the Three Months Ended September 30, 2002 and 2003
                                           (Unaudited)

                                                                   2002            2003
                                                                   ----            ----
Costs and expenses:
   Research and development                                   $    755,977    $     43,599
   General and administrative                                      563,271         632,350
                                                              -------------   -------------

     Operating loss                                             (1,319,248)       (675,949)
                                                              -------------   -------------

Other income (expense):
   Interest income                                                  67,389           3,719
   Series B preferred stock redemption conversion incentive             --        (126,310)
                                                              -------------   -------------
     Total other income (expense), net                              67,389        (122,591)
                                                              -------------   -------------

Net loss                                                        (1,251,859)       (798,540)

Dividends applicable to Series B
   preferred stockholders                                          (21,063)         (2,289)
                                                              -------------   -------------

Net loss applicable to common stockholders                    $ (1,272,922)   $   (800,829)
                                                              =============   =============

Basic and diluted net loss per common share                   $       (.13)   $       (.07)
                                                              =============   =============

Weighted average common shares outstanding                       9,878,000      10,928,000
                                                              =============   =============

                               See accompanying notes to financial statements.

                                               F-24



                                                    ENTROPIN, INC.
                                             (A DEVELOPMENT STAGE COMPANY)
                                               STATEMENTS OF OPERATIONS
                                  For the Nine Months Ended September 30, 2002 and 2003
                                                     (Unaudited)

                                                                          September 30,             Inception through
                                                                     2002              2003         September 30, 2003
                                                                     ----              ----         ------------------
Costs and expenses:
   Research and development                                     $  2,650,072      $    548,066      $      15,241,644
   General and administrative                                      1,880,547         2,033,255             16,925,621
                                                                -------------     -------------     ------------------

     Operating loss                                               (4,530,619)       (2,581,321)           (32,167,265)
                                                                -------------     -------------     ------------------

Other income (expense):
   Interest income                                                   175,575            20,542              1,486,670
   Interest expense                                                       --                --               (242,811)
   Series B preferred stock redemption conversion incentive               --          (126,310)              (126,310)
                                                                -------------     -------------     ------------------

     Total other income (expense), net                               175,575          (105,768)             1,117,549
                                                                -------------     -------------     ------------------

Net loss                                                          (4,355,044)       (2,687,089)           (31,049,716)

Dividends applicable to Series B
   preferred stockholders                                            (63,188)          (35,039)            (1,103,184)
                                                                -------------     -------------     ------------------

Net loss applicable to common stockholders                      $ (4,418,232)     $ (2,722,128)     $     (32,152,900)
                                                                =============     =============     ==================

Basic and diluted net loss per common share                     $       (.45)     $       (.26)     $           (5.16)
                                                                =============     =============     ==================

Weighted average common shares outstanding                         9,860,000        10,410,000              6,227,000
                                                                =============     =============     ==================

                                     See accompanying notes to financial statements.

                                                          F-25



                                                           ENTROPIN, INC.
                                                    (A DEVELOPMENT STAGE COMPANY)
                                            STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                                            For the Nine Months Ended September 30, 2003
                                                            (Unaudited)

                                                                                                           Deficit
                                                                                              Unearned   accumulated
                                  Series A' redeemable                           Additional    stock      during the       Total
                                    preferred stock          Common stock         paid-in      compen-    development  stockholders'
                                  Shares       Amount       Shares    Amount      capital      sation        stage         equity
                                  ------       ------       ------    ------      -------      ------        -----         ------
Balance, January 1, 2003               --   $       --    9,912,587   $  991   $ 29,801,165   $(72,479)  $(29,386,377)  $   343,300

  Conversion of Series A
    preferred stock to
    Series A' preferred
    stock                       3,210,487    3,210,487           --       --             --         --             --     3,210,487

  Amortization and valuation
    adjustment of unearned
    stock compensation                 --           --           --       --            230     72,364             --        72,594

  Shares issued for Series B
    preferred stock dividend           --           --       12,850        1         64,249         --        (64,250)           --

  Shares issued for services           --           --      384,571       39        167,321         --             --       167,360

  Conversion of Series B
    preferred stock to
    common stock                       --           --    1,235,333      124        843,169         --             --       843,293

  Accretion to mandatory
    redemption amount for
    Series B preferred stock           --           --           --       --         (4,435)        --             --        (4,435)

  Net loss for the period              --           --           --       --             --         --     (2,687,089)   (2,687,089)
                                ----------  -----------  -----------  -------  -------------  ---------  -------------  ------------

Balance, September 30, 2003     3,210,487   $3,210,487   11,545,341   $1,155   $ 30,871,699   $   (115)  $(32,137,716)  $ 1,945,510
                                ==========  ===========  ===========  =======  =============  =========  =============  ============

                                              See accompanying notes to financial statements.

                                                                 F-26



                                                       ENTROPIN, INC.
                                               (A DEVELOPMENT STAGE COMPANY)
                                                  STATEMENTS OF CASH FLOWS
                                   For the Nine Months Ended September 30, 2002 and 2003
                      and for the Period From August 27, 1984 (Inception) Through September 30, 2003
                                                         (Unaudited)

                                                                             September 30,               Inception through
                                                                          2002              2003         September 30, 2003
                                                                          ----              ----         ------------------
Cash flows from operating activities:
    Net loss                                                         $ (4,355,044)     $ (2,687,089)     $     (31,049,716)
    Adjustments to reconcile net loss to net
      cash used in operating activities:
        Depreciation and amortization                                      27,667            31,515                254,895
        Series B preferred stock redemption conversion incentive               --           126,310                126,310
        Loss on disposal of assets                                             --                --                  1,837
        Services received in exchange for stock,
          stock options and warrants                                      405,925           239,954             10,104,292
        Services received in exchange for
          compensation agreements                                              --                --              2,231,678
        Decrease in accrued interest receivable                            15,340             5,954                     --
        (Decrease) increase in accounts payable                           (11,136)           (8,619)               261,528
        Other                                                             (22,797)            3,126                 58,615
                                                                     -------------     -------------     ------------------

        Net cash used in operating activities                          (3,940,045)       (2,288,849)           (18,010,561)
                                                                     -------------     -------------     ------------------

Cash flows from investing activities:
    Maturities of short-term investments, net                           2,628,884           990,000                     --
    Patent costs                                                          (88,384)          (60,953)              (635,463)
    Purchase of property and equipment                                     (6,251)               --               (130,517)
                                                                     -------------     -------------     ------------------

        Net cash provided by (used in) investing activities             2,534,249           929,047               (765,980)
                                                                     -------------     -------------     ------------------

Cash flows from financing activities:
    Proceeds from shares issued pursuant to recapitalization                   --                --                220,100
    Proceeds from issuance of common stock and warrants                        --                --             18,281,066
    Proceeds from issuance of preferred stock                                  --                --              1,142,750
    Proceeds from stockholder loans                                            --                --                809,676
    Proceeds from stockholder advances                                         --                --                 98,873
    Repayments of stockholder advances                                         --                --                (98,873)
    Payment for cancellation of common stock warrant                           --                --               (330,000)
    Proceeds from convertible notes payable                                    --                --                200,000
                                                                     -------------     -------------     ------------------

        Net cash provided by financing activities                              --                --             20,323,592
                                                                     -------------     -------------     ------------------

Net (decrease) increase in cash and cash equivalents                   (1,405,796)       (1,359,802)             1,547,051

Cash and cash equivalents at beginning of period                        4,609,562         2,906,853                     --
                                                                     -------------     -------------     ------------------

Cash and cash equivalents at end of period                           $  3,203,766      $  1,547,051      $       1,547,051
                                                                     =============     =============     ==================

                                                  (Continued on following page)
                                         See accompanying notes to financial statements.

                                                             F-27


                                 ENTROPIN, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS
              For the Nine Months Ended September 30, 2002 and 2003
 and for the Period From August 27, 1984 (Inception) Through September 30, 2003
                                   (Unaudited)
                         (Continued from preceding page)

Supplemental disclosure of cash flow information:


                                         Nine Months Ended September 30,     Inception through
                                              2002            2003           September 30, 2003
                                              ----            ----           ------------------
         Cash paid for interest
           during the period              $      --        $      --         $         242,811

Supplemental disclosure of non-cash investing and financing activities:

     During the period from August 27, 1984 (inception) through September 30, 2003, the Company issued 3,210,487 shares of Series A preferred stock in exchange for an aggregate $1,710,487 of notes payable to stockholders plus accrued interest and a $1,500,000 compensation agreement.

     During the period from August 27, 1984 (inception) through September 30, 2003, the Company converted promissory notes payable with outstanding principal and interest balances totaling $201,662 into 100,831 shares of common stock.

     During the nine months ended September 30, 2002 and 2003, and the period from August 27, 1984 (inception) through September 30, 2003, the Company issued 16,850, 12,850, and 94,850 shares of common stock at $5.00 per share as payment of accrued dividends on Series B preferred stock.

     During the nine months ended September 30, 2002 and 2003, and the period from August 27, 1984 (inception) through September 30, 2003, the Company issued none, 1,235,333 and 1,337,333 shares of common stock totaling $0, $843,293 and $1,336,610, respectively, for conversion of shares of Series B preferred stock.

                See accompanying notes to financial statements.

                                 ENTROPIN, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                  (Unaudited)

The accompanying financial statements of Entropin, Inc. (the "Company") have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") for interim financial information and with the instructions to Form 10-QSB and Item 310(b) of Regulation S-B. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted under such rules and regulations. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, the financial statements reflect all adjustments considered necessary for a fair presentation. The results of operations for the nine months ended September 30, 2002 and 2003 are not necessarily indicative of the results to be expected for the full year. For further information, refer to the financial statements and footnotes thereto included in our annual report on Form 10-KSB/A for the year ended December 31, 2002 as filed with the Securities and Exchange Commission on April 30, 2003.

1. Organization and selected accounting policies
------------------------------------------------

     Organization and basis of presentation:

     The Company, a Delaware corporation, was organized as a California corporation in August 1984. The Company is a pharmaceutical research and development company focused on the development of its proprietary compound, ENT-103, as a pain therapy. Activities from inception include research and development, seeking the U.S. Food and Drug Administration, or FDA, approval for its proprietary compounds, including its current drug candidate, ENT-103, as well as fundraising.

     The Company's financial statements have been presented on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is in the development stage and has been primarily involved in research and development activities. This has resulted in significant operating losses and an accumulated deficit at September 30, 2003 of $32.1 million. Management anticipates additional operating losses for the foreseeable future. These factors, among others, may indicate that the Company will be unable to continue as a going concern for a reasonable period of time. The financial statements do not include any adjustments related to the recoverability of recorded asset amounts that may be necessary should the Company be unable to continue as a going concern. The Company will need to raise significant additional funds to continue its planned development activities. In the absence of positive cash flows from operations which the Company expects will not be possible for several years, if at all, the Company is and will remain highly dependent on its ability to secure additional funding through the issuance of debt or equity instruments or corporate partnering arrangements. If adequate funds are not available, the Company may be forced to significantly curtail or terminate its operations or to obtain funds through entering into collaborative agreements or other arrangements that may be on unfavorable terms. The Company's failure to raise sufficient additional funds on favorable terms, or at all, would have a material adverse effect on its business, results of operations and financial position. The Company's continued existence is currently dependent on its ability to successfully raise additional capital and complete development of, obtain approval for, and successfully market its proprietary compound ENT-103.

     On October 31, 2003, the Company filed a registration statement with the Securities and Exchange Commission ("SEC") on Form SB-2 registering 20 million shares of common stock for sale in a registered offering. The Company cannot guarantee that this offering will be successful or that it will be able to raise the needed capital.

     Because the Company has not yet completed product development, obtained regulatory approval, or verified the market acceptance and demand for any products it may develop, its activities have been accounted for as those of a "development stage enterprise" as set forth in Statement of Financial Accounting Standards No. 7, "Accounting and Reporting by Development Stage Enterprises".

     During 1998, the Company consummated an agreement and plan of merger with Vanden Capital Group, Inc. ("Vanden"), a Colorado corporation, under which Vanden acquired all of the issued and outstanding common shares of the Company. The Company was merged into Vanden, and Vanden changed its name to Entropin, Inc. For accounting purposes, the acquisition has been treated as a recapitalization of the Company, based upon historical cost, and a reverse acquisition with the Company as the acquirer.

     During 1998, the Company also completed private offerings of 245,500 shares of Series B convertible preferred stock for gross proceeds of $1,227,500, $200,000 of convertible notes payable, and 1,508,700 shares of common stock for gross proceeds of $4,664,800. During the first half of 2000, the Company raised approximately $13,700,000 through a secondary offering.

     Stockholders' equity:

     On July 15, 2003, all outstanding shares of our Series B preferred stock were subject to redemption at the original purchase price of $5.00 per share, along with all accrued and unpaid dividends. As of August 11, 2003, the holders of all outstanding shares of Series B preferred stock exchanged their shares of Series B preferred stock for common stock at a ratio of
     9.4967 shares of common stock issued for each share of Series B preferred stock tendered, pursuant to a recapitalization agreement with the Company. Accordingly, the Company issued 1,220,333 shares of common stock at a market price of $0.63 and recorded a redemption conversion incentive of $126,310 reflecting the excess of the value of the common stock issued over the redemption obligation. There are no longer any shares of Series B preferred stock outstanding as of August 11, 2003, and the Company's redemption obligation to the prior holders of Series B preferred stock has terminated.

     In February 2003, the Company's Board of Directors approved and authorized a Certificate of Designations of Series A' preferred stock. The Company subsequently entered into separate agreements with each of the holders of its Series A preferred stock, in which these stockholders agreed to exchange each outstanding share of Series A preferred stock for one share of Series A' preferred stock. The terms of the Series A' preferred stock are the same as the terms of the Series A preferred stock, except the redemption provision of the Series A' preferred stock allows the Company to redeem the Series A' preferred stock in cash, common stock or any combination thereof and extends the redemption period to January 15, 2015. Adding the option to redeem these preferred shares in common stock allowed the Company to include the Series A' preferred stock in stockholders' equity.

     Use of estimates:

     The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Patents:

     The Company believes that patents and other proprietary rights are important to its business. It is the Company's policy to file patent applications to protect its technology, inventions and improvements to inventions that are considered important to the development of its business. Patents are amortized on a straight-line basis over an estimated useful life of 17 years.

     Stock-based compensation:

     The Company follows the fair value method of accounting for employee stock-based compensation provided for in Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation". Compensation cost for stock option grants is measured as the fair value of the options using the Black-Scholes option pricing model. Amounts recorded for options granted to non-employees are determined in accordance with Statement of Financial Accounting Standards No. 123 and EITF 96-18 based on the fair value of the consideration or the fair value of the equity instruments issued, whichever is more reliably measured. Deferred charges related to options granted to non-employees are periodically remeasured as the underlying options vest and are included as unearned stock compensation in the stockholders' equity section of the balance sheet.

     Loss per share:

     Net loss per common share is computed using the weighted average number of common shares outstanding. Basic and diluted net loss per common share amounts are equivalent for the periods presented as the inclusion of common stock equivalents in the number of shares used for the diluted computation would be anti-dilutive. Dividends on preferred stock, consisting of 10% cumulative dividends and deemed dividends related to the beneficial conversion feature and mandatory redemption accretion of Series B preferred stock, are added to net loss for the purpose of determining net loss and net loss per share amounts applicable to common stockholders.

     Segment reporting:

     The Company currently operates in a single segment. In addition, financial results are prepared and reviewed by management as a single operating segment. The Company continually evaluates its operating activities and the method utilized by management to evaluate such activities and will report on a segment basis when appropriate to do so.

     Recent accounting pronouncements:

     In November 2002, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" ("FIN 45"). FIN 45 requires that a liability be recorded for the fair value of the obligation in the guarantor's balance sheet upon issuance of a guarantee. In addition, FIN 45 requires certain disclosures about each of the entity's guarantees. The disclosure provisions of FIN 45 are effective for annual and interim periods that end after December 15, 2002. The recognition provisions of FIN 45 are applicable prospectively to guarantees entered after December 31, 2002. The adoption of FIN 45 effective January 1, 2003 did not have a material effect on the Company's results of operations or financial position.

     In December 2002, the FASB issued Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation, Transition and Disclosure" ("SFAS No. 148"). SFAS No. 148 provides alternative methods of transition for those entities that elect to voluntarily adopt the fair value accounting provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"). SFAS No. 148 also requires more prominent disclosures of the pro forma effect of using the fair value method of accounting for stock-based employee compensation as well as pro forma disclosure of the effect in interim financial statements. The transition and annual disclosure provisions of SFAS No. 148 are effective for fiscal years ending after December 15, 2002. The interim disclosure requirements are effective for the first interim period ending after December 15, 2002. The Company had previously adopted the fair value accounting provisions of SFAS No. 123 and therefore the adoption of SFAS No. 148 did not have a material effect on the Company's results of operations or financial position.

     In May 2003, the FASB issued Statement of Financial Accounting Standards No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity" ("SFAS No. 150"). This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective for the first interim period beginning after June 15, 2003, with certain exceptions. The adoption of SFAS No. 150, effective July 1, 2003, did not have a material effect on the Company's results of operations or financial position.

2. Litigation
-------------

     In February 2003, a complaint was filed in the Superior Court of the State of California the Company and certain of its officers seeking unspecified damages. The suit alleges that the Company and certain of its officers made false and misleading statements in publicly disseminated press releases, registration statements and other filings with the SEC and that one of its directors sold stock for personal gain in violation of federal and state securities laws. The Company believes the claims are without merit and has filed a motion for summary judgment with the court. As of the date of this report, the Company is not a party to any other material legal proceedings.

3. Nasdaq Delisting
-------------------

     Effective June 26, 2003, the Company's common stock and warrants were delisted from the Nasdaq SmallCap Market for failure to comply with the $1.00 minimum bid price requirement. The Company's common stock and warrants now trade on the OTC Bulletin Board under the symbols "ETOP" and "ETOPW," respectively. Trading on the OTC Bulletin Board could result in a less liquid market available for existing and potential investors to trade shares of the Company's common stock and warrants and could ultimately further depress the trading price of the Company's common stock and warrants. In addition, the Company may have more difficulty in raising necessary additional funds as a result of not trading on the Nasdaq SmallCap Market.

                                     ANNEX A

                   FORM OF COMMON STOCK SUBSCRIPTION AGREEMENT

Entropin, Inc.
45926 Oasis Street
Indio, CA  92201

Ladies and Gentlemen:


This subscription agreement relates to the offer made by Entropin, Inc., a Delaware corporation (the "Company"), to sell between $750,000 (the "Minimum Offering") and $3,500,000 (the "Maximum Offering") in shares of Company common stock, par value, $.0001 per share (the "Shares"), pursuant to the prospectus filed with the SEC under Rule 424(b)(3) on _______ __, 2004, and as same may be amended or supplemented from time to time (the "Prospectus"). The undersigned has received a copy of the Prospectus and wishes to purchase Shares on the terms, and subject to the conditions, set forth below and in the Prospectus. If the Maximum Offering is reached, then for a period of 30 days from completion of the offering, the Company may sell up to an additional $350,000 in shares of Company common stock pursuant to an over-allotment option contained in the Company's agreement with InvestLinc Securities LLC, the Company's placement agent.


1. Subscription.

         1.1 The undersigned hereby irrevocably subscribes, in accordance with the terms and conditions of this Subscription Agreement (the "Agreement"), for the purchase of the number of Shares, at the price per Share, set forth on the signature page to the Agreement. The undersigned hereby delivers to the Company
(i) an executed copy of this Agreement, (ii) an executed copy of the Investor Suitability Questionnaire, and (iii) personal, bank, cashier's check or wire transfer for the aggregate purchase price, as reflected on the signature page to this Agreement (the "Purchase Price") payable to "LaSalle Bank National Association, Escrow Agent, for Entropin, Inc., as Escrow agent", as follows:


         LaSalle Bank N.A.
         ABA # 071000505
         For Credit to:  Trust GL 2090067
         For Further Credit to:  Trust No. 62-9387-70-5
         Entropin, Inc.
         Attn:  Stacy M. Coleman x42936


         1.2 The Purchase Price and the executed Agreement will be held for the benefit of the undersigned until accepted by the Company pursuant to Section 2 below. If the Agreement is not accepted by February 13, 2004 in accordance with
Section 2 of this Agreement (the "Termination Date"), then the Purchase Price will be promptly returned to the undersigned.

         1.3 After a determination has been made, based upon the undersigned's representations herein and the Investor Suitability Questionnaire, that the undersigned is a suitable purchaser of the Shares and the conditions set forth in Section 2 are met, the Company will accept this Agreement and the Escrow Agent will deliver the Purchase Price to the Company. Following delivery of the Purchase Price, the Company shall promptly deliver to the undersigned a stock certificate representing the number of Shares for which the undersigned hereby subscribes (or, if the subscription is accepted for less than all the Shares requested, a certificate representing the number of allotted Shares and a pro rata refund of a portion of the Purchase Price).

2. Acceptance of Agreement. It is understood and agreed that the Company shall have the right to accept or reject this Agreement, in whole or in part, for any reason whatsoever upon receiving notice from the Escrow Agent that it has received aggregate subscriptions for Shares in an amount that equals or exceeds the Minimum Offering. If the Escrow Agent has not received subscriptions totaling at least the Minimum Offering by the Termination Date, then the Company will instruct the Escrow Agent to promptly return the Purchase Price to the undersigned. If the Company has received subscriptions for at least the Minimum Offering by the Termination Date, then it may extend the offering period for up to an additional 60 days, or until it has received subscriptions totaling the Maximum Offering.

3. Representations and Warranties of Subscriber. The undersigned hereby represents and warrants to the Company (knowing that the Company will be relying on these matters to determine the undersigned's suitability as an investor and the availability of securities law exemptions) that:

         3.1 The undersigned has received the Prospectus. Additionally, the Company has afforded the undersigned or the undersigned's representative with access to and an opportunity to obtain other information regarding the Company requested by the undersigned. The undersigned has not relied on any oral representations of any kind.

         3.2 The undersigned is an "accredited investor" as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933 (the "Securities Act"), meaning that the undersigned has either (i) an individual net worth or joint net worth with the undersigned's spouse in excess of $1,000,000, or (ii) an individual annual income in excess of $200,000 in each of the two most recent years or a joint income with the undersigned's spouse in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year, or (iii) if a corporation, trust or partnership not formed for the specific purpose of the investment in the Shares, total assets in excess of $7,000,000. All statements made by the undersigned in the Investor Suitability Questionnaire are true, complete and correct.

         3.3 Immediately prior to the undersigned's execution of this Agreement, the undersigned had such knowledge and experience in financial and business matters (including experience with investments of a similar nature), that the undersigned was capable of evaluating the merits and risks of an investment in the Shares.

         3.4 The undersigned recognizes that the purchase of the Shares is a speculative investment that involves a high degree of risk, including but not limited to those risks referred to in the Prospectus, and is suitable only for persons with the financial capability of making and holding long-term investments not readily reducible to cash.

         3.5 The undersigned, if not an individual investor, is empowered and duly authorized to enter into this Agreement under its governing document, trust instrument, pension plan, charter, certificate of incorporation, bylaw provision and the like.

     3.6 The type of ownership in which the undersigned is applying to purchase Shares is as follows: (Check One)

______   INDIVIDUAL OWNERSHIP (One signature required)

______   JOINT TENANTS WITH RIGHT OF SURVIVORSHIP (Both parties must sign)

______   TRUST (Please include name of trustee, date trust was formed and a copy of the Trust Agreement or other authorization)

______   CORPORATION (Please include Certified Corporate Resolution authorizing signature)

______   PARTNERSHIP (Please include a copy of the Statement of Partnership or
Partnership Agreement authorizing signature)

______   COMMUNITY PROPERTY (Two signatures required)

______   TENANTS-IN-COMMON (Both parties must sign)

4. Continuing Obligation to Furnish Information. These representations and warranties are true, complete and accurate as of the date hereof and shall be true, complete and accurate as of the date of delivery of the Purchase Price to the Company and shall survive such delivery. If, in any respect, such representations and warranties shall not be true and accurate prior to receipt of notice of acceptance of this Agreement, the undersigned shall give written notice of such fact to the Company, specifying which representations and warranties are not true and accurate and the reasons therefore.

5. Miscellaneous.

         5.1 Survival. The representations and warranties made herein shall survive the consummation of the transaction contemplated hereby.

         5.2 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California, without regard to principles of conflicts of laws.

         5.3 Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all other written or oral agreements, understandings and negotiations. This Agreement may not be amended except by a writing signed by both the Company and the undersigned.

         5.4 Attorneys' Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of the Transaction Agreements, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

         5.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the ___ day of _______________, 200__.

__________________________________            __________________________________
Print Name
                                              __________________________________
__________________________________            Address
Signature

__________________________________            __________________________________
Title (if applicable)                         Taxpayer ID Number

                            SUBSCRIPTION INFORMATION

__________________________________            __________________________________
Number of Shares Purchased                    Price Per Share

__________________________________
Aggregate Purchase Price

SUBSCRIPTION ACCEPTED:

Entropin, Inc.,
a Delaware corporation

By: ______________________________
Name: ____________________________
Title: ___________________________

Date: ____________________________

                   [SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT]

                 PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article 5 of the registrant's Certificate of Incorporation (the "Certificate") provides that, except to the extent prohibited by the Delaware General Corporation Law (the "DGCL"), no director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

         Article 8 of the Certificate provides that the Company shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Company and shall inure to the benefit of his or her heirs, executors and personal or legal representatives; PROVIDED, HOWEVER, that, except for proceedings to enforce rights to indemnification, the Company shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by Article 8 includes the right to have paid by the Company the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition. The Company may also, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Company similar to those conferred in
Article 8 to the Company's directors and officers.

         The Company's bylaws contain the following provisions regarding the indemnification of the Company's officers and directors:

     (A) The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the administrative or investigative (other than an action by or in the right of the Company)) by reason of the fact that such person is or was a director or officer of the Company, or is or was a director or officer of the Company serving at the request of the Company as a director of officer, employee or agent of another Company, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

     (B) The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Company, or is or was a director or officer of the Company serving at the request of the Company as a director, officer, employee or agent of another Company, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (C) Any indemnification under the Company's bylaws (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth above in paragraph (A) or (B), as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or
     (iv) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Company. To the extent, however, that a present or former director of officer of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

     Additionally, certain provisions of the California Labor Code (the "Labor Code") require an employer to indemnify its employees in certain circumstances. These statutory obligations may require the registrant to indemnify its officers and other employees as set forth in the Labor Code.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The expenses to be paid by the registrant are as follows. All amounts other than the SEC registration fee are estimates.

                                                               AMOUNT TO BE
                                                                   PAID
                                                               ------------
     SEC registration fee.................................     $       324
     Blue sky fees........................................           5,000
     Legal fees and expenses..............................          75,000
     Accounting fees and expenses.........................           5,000
     Printing and engraving...............................          25,000
     Transfer agent fees..................................           5,000
     Miscellaneous........................................          10,000
                                                               -----------
              Total.......................................     $   125,324
                                                               ===========

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

         Since October 1, 2000, the registrant has sold the following securities in transactions that were not registered under the Securities Act of 1933:

         o In April 2003, the registrant issued 225,000 shares of common stock to Mirador Consulting in partial consideration for investor relations services to be provided by Mirador. This issuance was deemed to be exempt from registration under the Act in reliance upon the exemption provided by Section 4(2) of the Act and/or Regulation D promulgated under the Act. This issuance was made without general solicitation or advertising. The recipient was a sophisticated investor and had adequate access to information about the registrant. No underwriters or broker-dealers were involved in connection with the issuances of these securities.

         o In August 2003, the registrant issued 28,571 shares of common stock to InvestLinc Capital Services LLC as partial consideration for its services as placement agent in this offering. This issuance was deemed to be exempt from registration under the Act in reliance upon the exemption provided by Section 4(2) of the Act and/or Regulation D promulgated under the Act. This issuance was made without general solicitation or advertising. The recipient was a sophisticated investor and had adequate access to information about the registrant. No underwriters or broker-dealers were involved in connection with the issuances of these securities.

         o In August 2003, the registrant issued 1,220,333 shares of common stock upon conversion of outstanding shares of the registrant's Series B Preferred Stock. This issuance was deemed to be exempt from registration under Section 3(a)(9) of the Securities Act of 1933.

ITEM 27. EXHIBITS

  EXHIBIT       DESCRIPTION
------------    -------------------------------------------------------------

    1.1 Amended and Restated Investment Banking Agreement, dated as of December 11, 2003, between Entropin, Inc. and InvestLinc Securities LLC*

    3.1         Certificate of Incorporation of Entropin, Inc. (2)

    3.2         Bylaws of Entropin, Inc. (2)

    3.3 Certificate of Designations of Series A' Preferred Stock of Entropin, Inc. (1)

    5.1         Opinion of Heller Ehrman White & McAuliffe LLP *

    10.1 Lease Agreement, dated February 1, 1998, between the Registrant and Thomas T. Anderson (4)

    10.2        Stock Option Plan (3)

    10.3        1998 Compensatory Stock Plan (5)

    10.4 Form of Common Stock Subscription Agreement (attached to prospectus as Annex A)

    10.5 Escrow Agreement, dated December 15, 2003, between Entropin, Inc. and LaSalle Bank National Association, a national banking association, as escrow agent.*

    10.6 Employment Agreement, dated December 1, 1999, between Entropin, Inc. and Thomas Tachovsky*

    23.1        Consent of Heller Ehrman White & McAuliffe LLP (contained in
                Exhibit 5.1) *

    23.2        Consent of Deloitte & Touche LLP

    23.3        Consent of Causey Demgen & Moore Inc.

    24.1        Power of Attorney *
__________________

*    Previously filed.

(1) Incorporated by reference from the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 2002.

(2) Incorporated by reference from the like numbered exhibits as filed with Registrant's Current Report on Form 8-K on June 26, 2002.

(3) Incorporated by reference from the like numbered exhibits filed with the Registrant's Registration Statement on Form S-1, No. 33-23693 effective October 21, 1989.

(4) Incorporated by reference from the like numbered exhibits filed with the Registrant's Annual Report on Form 10-KSB, dated April 15, 1998, as amended.

(5) Incorporated by reference from the like numbered exhibit as filed with the Registrant's Registration Statement on Form S-8 as filed on December 30, 1998.

ITEM 28. UNDERTAKINGS

The registrant hereby undertakes that it will:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing,, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     The undersigned registrant hereby undertakes to provide to the Placement Agent at the closing specified in the Placement Agent agreement, certificates in such denominations and registered in such names as required by the Placement Agent to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933 the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424 (b)(1) or
     (4), or 497(h) under the Securities Act of 1933, shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933 each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                      ***

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933 the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Indio, California on this 15th day of January, 2004.


                                    ENTROPIN, INC.

                                    By: /s/ Thomas G. Tachovsky
                                        ----------------------------------------
                                    Name:   Thomas G. Tachovsky
                                    Title: President and Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed by the following persons in the capacities indicated on January 15, 2004:


SIGNATURE                       TITLE(S)
---------                       --------

/s/ Thomas G. Tachovsky         President, Chief Executive Officer and Director
---------------------------     (principal executive officer)
Thomas G. Tachovsky

/s/ Patricia G. Kriss           Chief Financial Officer, Vice President of
---------------------------     Finance & Administration and Secretary/Treasurer
Patricia G. Kriss               (principal financial and accounting officer)

         *                      Chairman of the Board, Director
---------------------------
Higgins D. Bailey

         *                      Vice Chairman of the Board, Director
---------------------------
Joseph R. Ianelli

         *                      Director
---------------------------
Randall L. Carpenter

         *                      Director
---------------------------
Paul V. Maier

         *                      Director
---------------------------
Bruce R. Manning

         *                      Director
---------------------------
Dennis K. Metzler

* By: /s/ Patricia G. Kriss
      ------------------------------
      Patricia G. Kriss
      Attorney-in-Fact

                                       vi